NI 43-101 Preliminary Economic Assessment

of the

PAN GOLD PROJECT

White Pine County, Nevada

PREPARED for: MIDWAY GOLD CORP.

MIDWAY GOLD CORP.

Dated: July 20, 2010

Prepared by

William J. Crowl, R.G.

Donald E. Hulse, P.E.

Terre A. Lane

GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

Table of Contents

List of Figures

Figure **Page**

List of Tables

Table **Page**

1.0 SUMMARY

Gustavson Associates, LLC (Gustavson) has been retained by MGC Resources, Inc. (MGC) to provide an independent review of the MGC resource estimate, and to conduct a Preliminary Economic Assessment (PEA) of the Pan Project (Project). This work included preparation of this NI 43-101 compliant Technical Report.

1.1 Introduction

The Pan gold deposit is a bulk tonnage epithermal Carlin type gold deposit found in Devonian-Mississippian marine siltstones and limestones of the Battlemountain Trend. MGC, a wholly-owned subsidiary of Midway Gold Corp. (Midway) has conducted exploration drilling, sampling, and mapping since acquiring the project in 2007. MGC prepared a NI 43-101 resource estimate dated December 1, 2009. Gustavson has independently audited the MGC resource estimate.

Mine Development Associates (MDA) conducted an independent mineral resource estimate of the Pan deposit in 2005. Since the MDA resource estimate, Castleworth/Pan-Nevada completed 40,730 feet of drilling in 205 holes (2005-2006) and MGC completed an additional 61,495 feet of drilling in 162 holes (2007-2008). This NI 43-101 compliant Preliminary Economic Assessment incorporates this data, the corresponding MGC Resource Estimate, and several mine production scenarios to develop a Mineral Reserve and Economic Model for each mine production scenario. Portions of the December, 2009 MGC Technical Report have been repeated in this Technical Report for completeness.

1.2 Property Location and History

The Pan property is located in White Pine County, Nevada, approximately 22 miles southeast of Eureka, Nevada and 50 miles west of Ely, Nevada. MGC controls 9,791 acres on 518 contiguous unpatented lode claims.

The deposit was discovered by Mr. Lyle Campbell in 1978 through surface prospecting. The property has been explored by several exploration/mining companies, including Amselco Minerals, Hecla Mining Company, Homestake Mining, Echo Bay Exploration Inc., Alta Gold Company, Southwest Gold Inc., Latitude Minerals Corporation, Castleworth Ventures Inc., Pan-Nevada Gold Corporation, and MGC. Exploration and development work since 1978 has included geologic mapping, geochemical sampling, reverse circulation and core drilling, geophysical surveys, and metallurgical testing. There has been no historical gold production from the Pan property.

1.3 Geology and Mineralization

The gold deposit at Pan is located in rolling hills within the core of the Pancake Range. Gold mineralization outcrops throughout the deposit, including exposures at North Pan, South Pan, Nana, Wendy, and Barite.

The Pan gold deposit is hosted in Devonian-Mississippian aged marine limestone and siltstone of the Devils Gate and Pilot Formations. The main deposit is aligned along the north-south trending Pan Fault which is a steeply dipping, normal fault. Smaller zones of mineralization have been identified outlying from the main fault, along large scale northwest trending normal faults.

Drilling has defined four zones of mineralization, South Pan, North Pan, Nana, and Black Stallion. South Pan, which includes Wendy and Barite, is approximately 5,100 feet by 600 feet. North Pan, which includes Syncline and Boulders, is approximately 4,940 feet by 950 feet. Nana and Black Stallion are smaller zones of mineralization away from the Pan Fault and are both approximately 1,200 feet by 500 feet. Known mineralization remains open to the north at North Pan and east and south of South Pan and to depth in both resource areas. Mineralization outcrops in several areas of each pit and has been drilled to 845 feet. All known mineralization is oxide.

Gold mineralization is hosted in gently folded Pilot and Devils Gate Formations, and occurs as sub-microscopic particles disseminated within the limestones and siltstones. Clay and silica alteration are the dominant styles in this typical Carlin system. Age of mineralization is unknown at this time.

1.4 Infrastructure and Power

Currently there is no infrastructure or power at the Pan site. A relatively low voltage distribution line crosses the valley floor near a local ranch. A higher voltage transmission line, with capacity suitable for mining and processing operations is located approximately 14 miles from the project site, six miles north of US 50.

1.5 Exploration

MGC has conducted a comprehensive program of geological mapping, geophysical surveys and surface geochemical sampling on the property. This program has helped to define the geology of the Pan gold resource as well as highlight additional exploration targets on the property.

1.6 Drilling

A total of 235,745 feet of drilling in 864 holes has been completed in nine drilling campaigns in the Pan Resource area. Geologic and assay records have been located for eight of the drill campaigns. No information was located for the 1992 Alta Gold effort (17 holes, 3,593 feet), or the 5 core holes completed by Echo Bay (825 feet) in 1987, and these are not included in the resource evaluation. A total of 846 holes (232,558 feet) were drilled using reverse circulation (RC) and rotary drilling methods and 18 holes totalling 3,187 feet were drilled using diamond core drilling methods.

Sampling from RC and core drilling at Pan has been carried out using industry standard practices and procedures since the 2003 drilling season.

Logging procedures conform to industry standard practices and are adequate to model the geology of the subsurface. Over the nine drilling programs there was good consistency in logging lithology. However, there was some difficulty in recognizing various formations noted in the project. During 2007, the historical logging was standardized to the surface geology map, so that various formations could be modeled accurately. Alteration types have not been logged consistently over the life time of the project, and no alteration model has been completed at this time.

Collar and down-hole surveys were completed using industry standard tools and are well documented since 2003. All collar locations have been located by a licensed surveyor, since that time period. Prior to 2003, collars appear to have been located by a surveyor, but no description of methodology could be located. Down hole surveys on the project are limited to the 2008 campaign and a handful of holes prior to 2008. There are no downhole surveys for any holes completed prior to 2008. An evaluation of the 2008 campaign revealed no serious problems with down hole deviations, especially given that the average depth drilled is 275 feet.

1.7 Sample Preparation, Analyses, and Security

The sample preparation and assay procedures employed by MGC, as well as previous operators after 2003, were generally in line with industry standard practices at the time drilling was completed The second half of the 2008 drilling program did not contain blank material to test lab sample preparation due to problems with the standard blank. No documentation for sample preparation, procedure, or security is documented prior to 2004. Assay determinations are detailed in later sections, but generally initial sample intervals were assayed by either standard fire assay (FA) on a 30 gram sub-sample with an atomic absorption spectrometry finish or by cyanide (CN) digestion on a 30g sample, with the pregnant solution gold content analyzed by Atomic Absorption (AA). 21.6 percent of the resource model database is represented by AuCN analysis, while 78.4 percent is represented by AuFA analysis.

Duplicate samples collected on the exploration drilling rig in 2007 and 2004 do not show an overall bias in grade, indicating no problems with sample collection or coarse gold.

1.8 Data Verification

Gustavson reviewed the assay database, a selected portion of the assay certificates, drill logs, and reverse circulation sample chip trays to ensure the data is accurately compiled and suitable for resource estimation. No discrepancies were found in our review.

Comprehensive reviews were completed on all pre-2005 data by MDA in 2005 and all pre-2008 data by AMEC in 2008 and by MGC in 2008. No major errors were noted, and the overall error rate is less than 1 percent.

1.9 Mineral Processing and Metallurgical Testing

Metallurgical testing at McClelland, Hazen, Dawson, Chemex, and Alta Gold Laboratories on numerous samples and composites has been completed on the project. Only cyanide leaching has been tested at the project, with gold recovery ranging from 46-95 percent. Gold recovery is variable depending upon grade, degree of silicification, and material size.

1.10 Mineral Resource Estimates

The MGC NI 43-101 compliant mineral resource estimate dated December 1, 2009, has been independently reviewed by Gustavson and forms the basis for this report. No additional drilling has been completed since the MGC mineral resource estimate was prepared. The MGC mineral resource model has been used as the basis for the current Mineral reserve estimate prepared by Gustavson.

The results of the MGC resource estimation yielded a Measured, Indicated, and Inferred Mineral Resource as reported below. MGC estimated the Pan deposit contains 41.8 million short tons grading 0.016 ounces per short ton (ozAu/st) gold containing 677,400 ounces of gold in the measured plus indicated categories. There was an additional 3.50 million short tons grading 0.014 ozAu/st containing 50,300 ounces of gold in the inferred category. These were both determined at a 0.006 ozAu/st cut-off grade. Mineral resources are summarized in Table 1-1, the base case cutoff grade is in bold. The prior MGC NI 43-101 Technical Report reported the Mineral Resource as tonnage contained within a Lerchs Grossman pit shell. Gustavson has updated the resource to be the entire resource contained within the block model. A portion of this resource is contained within the designed pits, is mineable, and reported as the mineral reserve.

Table 1-1 Pan Mineral Resource by Category

Measured Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	**3,498,080**	**0.019**	**65,775**
0.006	3,456,760	0.019	65,527
0.008	3,216,720	0.020	63,847
0.010	2,870,480	0.021	60,731
0.020	1,200,008	0.031	37,344
0.030	449,672	0.043	19,336

Indicated Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	**39,252,272**	**0.016**	**616,473**
0.006	38,341,136	0.016	611,917
0.008	34,129,040	0.017	582,433
0.010	28,528,168	0.019	532,025
0.020	8,425,104	0.030	250,582
0.030	2,687,744	0.042	112,885

Measured plus Indicated Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	**42,750,352**	**0.016**	**682,248**
0.006	41,797,896	0.016	677,444
0.008	37,345,760	0.017	646,279
0.010	31,398,648	0.019	592,755
0.020	9,625,112	0.030	287,926
0.030	3,137,416	0.042	132,221

Inferred Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	3,622,368	0.014	50,876
0.006	3,522,936	0.014	50,280
0.008	2,974,848	0.016	46,443
0.010	2,429,576	0.017	41,536
0.020	486,928	0.029	14,339
0.030	165,768	0.040	6,631

MGC utilized 20 foot down hole, composited assays for gold grade estimation within mineralized domains. An Ordinary Kriging algorithm was used within a three dimensional block model using Surpac®, a commercially available resource estimation and mine planning software package. Mineralized domains were established on cross section and transferred to 3-dimensional shapes. Assays within the domains were composited into 10-foot intervals. Search distances and directions were established using spherical variograms on the composites within the domains. A density of 13.5 cubic feet per short ton was applied to

bedrock shales and siltstones, while 12.3 cubic feet per short ton was applied to limestone. A tonnage factor of 15.0 cubic feet per ton was used for overlying, post mineral volcanic tuffs. MGC reported the mineral resource has been classified as measured, indicated, and inferred based on drill spacing and data confidence.

1.11 Mine Planning

1.11.1 Open Pit Design

Gustavson ran Surpac's Lerchs Grossman pit design optimizer on the Gustavson audited MGC Resource model utilizing gold prices from $300 to $1200 per ounce to generate pit shells of increasing total value and decreasing marginal value. Gustavson used the $800 and $825 pit shell as a basis for final pit design with haul roads. Selection of this shell gave a more economically robust pit design than the pit shell generated at higher gold prices and was selected as the basis for final design. Gustavson believes the design is prudent for this study, but recommends MGC investigate other designs and optimization of the pit and haul road configurations in the Pre-Feasibility / Feasibility study.

Gustavson designed the Pan pit haul roads with a 10 percent grade and 90 foot overall width in the Truck Haulage Scenario, and with a 12 percent grade and 60 foot width for the Conveyor Haulage Scenario. Catch benches , 22-feet wide, were designed with every third bench having a 60 degree inter-bench face angle and an overall pit slope of 50 to 55 degrees for the eastern and western pit walls, respectively.

1.11.2 Pit Sequencing

The Pan deposit has two main areas of mineralization with several smaller satellite zones that were not included in this study. The southern portion of the deposit known as South Pan was scheduled for the first production as grade is slightly higher than North Pan, and the leach characteristics and overall recovery are slightly higher than North Pan.

1.11.3 Production Schedule

Ore was scheduled at a steady state rate of 10,000 tons per day in each production Scenario. Each pit was scheduled by full bench without push backs or phasing. This resulted in slightly higher stripping ratios early in each of the pits mine life, and very low stripping ratios near the end of the pit life. Ore outcrops in each of the pit areas minimizing pre-production stripping requirements. Table 1-2 shows the production schedule for the In-pit Crush and Convey option.

Table 1-2 Production Schedule – In-pit Crush and Convey

		2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
South Pit													
	Tons Ore	-	1,554,524	3,616,259	3,446,159	1,816,714	-	-	-	-	-	-	10,433,656
	Ounces Gold	-	26,572	61,740	68,814	41,439	-	-	-	-	-	-	198,565
	Ore Grade	-	0.0171	0.0171	0.0200	0.0228	-	-	-	-	-	-	0.0190
	Tons Waste	-	3,399,746	5,756,676	6,144,451	1,643,296	-	-	-	-	-	-	16,944,169
	Recovery	0%	33%	70%	70%	73%	75%	75%	75%	75%	75%	75%	75%
	Ounces gold Recoverable	-	19,929	46,305	51,610	31,079	-	-	-	-	-	-	148,924
	Ounces Gold Produced	-	8,647	53,277	48,223	34,989	3,788	-	-	-	-	-	148,924
	SR	-	2.19	1.59	1.78	0.90	-	-	-	-	-	-	1.62
North Pit													
	Tons Ore	-	-	-	-	1,440,668	3,436,183	3,650,000	3,650,000	2,466,500	-	-	14,643,352
	Ounces Gold	-	-	-	-	26,224	65,606	61,790	58,991	41,421	-	-	254,030
	Ore Grade	-	-	-	-	0.0182	0.0191	0.0169	0.0162	0.0168	-	-	0.0173
	Tons Waste	-	-	-	-	4,240,324	6,068,804	5,131,473	3,276,760	1,038,391	-	-	19,755,752
	Recovery	0%	0%	0%	0%	42%	70%	67%	66%	67%	70%	70%	70%
	Ounces gold Recoverable	-	-	-	-	18,357	45,923	43,253	41,293	28,995	-	-	177,821
	Ounces Gold Produced	-	-	-	-	11,014	53,081	39,091	37,386	30,405	6,844	-	177,821
	SR	-	-	-	-	2.94	1.77	1.41	0.90	0.42	-	-	1.35
Total Production													
	Tons Ore	-	1,554,524	3,616,259	3,446,159	3,257,382	3,436,183	3,650,000	3,650,000	2,466,500	-	-	25,077,008
	Ounces Gold	-	26,572	61,740	68,814	67,663	65,606	61,790	58,991	41,421	-	-	452,596
	Ore Grade	-	0.0171	0.0171	0.0200	0.0208	0.0191	0.0169	0.0162	0.0168	-	-	0.0180
	Tons Waste	-	3,399,746	5,756,676	6,144,451	5,883,620	6,068,804	5,131,473	3,276,760	1,038,391	-	-	36,699,920
	Recovery	0%	33%	70%	70%	69%	73%	72%	70%	71%	72%	72%	72%
	Ounces gold Recoverable	-	19,929	46,305	51,610	49,436	45,923	43,253	41,293	28,995	-	-	326,745
	Ounces Gold Produced	-	8,647	53,277	48,223	46,002	56,869	39,091	37,386	30,405	6,844	-	326,745
	SR	-	2.19	1.59	1.78	1.81	1.77	1.41	0.90	0.42	-	-	1.46

1.12 Processing

The Pan Project is planned as a conventional heap leach with two-stage crushing of ore. Recovery of precious metals will be with carbon-in-columns (CIC) followed by carbon stripping, electrowinning and refining. Being a typical Carlin type deposit, the processing costs and associated reagent consumptions are expected to be low. This is supported by the currently available metallurgical test work.

1.13 Environmental Considerations

No project fatal flaws regarding environmental issues were identified. The project will require either an Environmental Assessment (EA) or an Environmental Impact Statement (EIS) prepared under the National Environmental Policy Act (NEPA). It is most likely that an EIS will be required, although this decision had not yet been finalized by the BLM at the time of this writing. During the permitting process there are several permit and environmental aspects that will need to be evaluated and signed off on by the BLM or other responsible agency during the normal NEPA and permitting processes. These include at a minimum, the following items:

- Water Rights
- Sensitive Species
- Historical Issues
- Visual Resources
- Closure Planning
- Geochemistry
- Air Permitting

Each of these issues is discussed in depth in Section 4.3 of the following report.

1.14 Capital and Operating Costs

Gustavson estimated the capital costs for each of the production scenarios. Sources for the cost data include: InfoMine, Stamler, Sandvic, and budgetary quotes from several conveyor and Process equipment manufactures. The In-pit Crush and Convey option has the highest capital costs, followed by the Truck Haulage Scenario. The Contractor Mining option eliminates nearly all the mine capital costs except for the mine development costs and buildings. A twenty percent contingency has been added to each scenario. The Capital Costs for each Scenario are shown in Table 1-13 below.

Table 1-3 Capital Cost Comparison

CAPITAL REQUIREMENTS IN MILLIONS			
	CONVEYOR CASE	TRUCK CASE	CONTRACTOR CASE
MINE	$22.00	$17.60	$2.80
PLANT	$8.40	$8.40	$8.40
LEACH PADS	$6.00	$6.00	$6.00
UTILITIES + FACILITIES	$9.00	$9.00	$9.00
SUBTOTAL	$45.40	$41.00	$26.20
WORKING CAPITAL			
(First fills + 2 months)	$4.90	$5.40	$7.40
CONTINGENCY @ 20 percent	$9.00	$8.20	$5.20
TOTAL CAPITAL	$59.30	$54.60	$38.80

Gustavson estimated the operating costs for each of the production scenarios. Gustavson estimated equipment productivity and manpower requirements and used InfoMine Cost data to develop the equipment cost component. A 10 percent contingency has been applied to the estimated operating costs. The In-pit Crush and Convey option has the lowest overall operating cost as shown in Table 1-4 below. Truck Haulage has the next highest operating costs, with Contractor mining having the highest operating cost.

Table 1-4 Operating Cost Comparison

Operating Cost Summary						
	Conveyor		Truck		Contractor	
	Cost/Ton Ore	Cost/Oz Au	Cost/Ton Ore	Cost/Oz Au	Cost/Ton Ore	Cost/Oz Au
Mine						
Production Equipment - Cost	$0.46	$35.19	$1.05	$80.64	$5.10	$391.31
Support Equipment - Cost	$0.23	$17.61	$0.41	$31.22	$0.01	$0.83
Materials Requirements	$0.48	$36.83	$0.50	$38.01	$0.50	$38.01
Hourly Personnel	$0.63	$48.58	$0.91	$69.73	$0.03	$2.14
Salaried Personnel	$0.22	$17.02	$0.28	$21.69	$0.12	$9.29
Total Mining	**$2.02**	**$155.24**	**$3.14**	**$241.29**	**$5.75**	**$441.59**
Leaching and Processing						
Reagents	$0.94	$72.46	$0.94	$72.49	$0.94	$72.49
Other operating costs	$0.58	$44.82	$0.58	$44.83	$0.58	$44.83
Energy	$0.43	$33.02	$0.43	$33.03	$0.43	$33.03
Hourly Personnel	$0.71	$54.40	$0.72	$55.64	$0.72	$55.64
Salaried Personnel	$0.28	$21.20	$0.28	$21.39	$0.28	$21.39
Total Leaching	**$2.94**	**$225.91**	**$2.96**	**$227.38**	**$2.96**	**$227.38**
G&A						
Salary Labor	$0.25	$19.41	$0.26	$20.03	$0.26	$20.03
Services and Supplies	$0.15	$11.33	$0.15	$11.69	$0.15	$11.69
Total G&A	**$0.40**	**$30.74**	**$0.41**	**$31.72**	**$0.41**	**$31.72**
Operating contingency	**$0.54**	**$41.19**	**$0.65**	**$50.04**	**$0.91**	**$70.07**
Total Operating cost	**$5.90**	**$453.08**	**$7.17**	**$550.42**	**$10.04**	**$770.75**

1.15 Economic Analysis

Gustavson evaluated the Economics of the Pan Project using a base case gold price of $950/oz.

The In-pit Crush and Convey scenario has a before tax Net Present Value (NPV @ 5 percent) of $49 million. This scenario yields an internal rate of return (IRR) of 23 percent, which rises to 41 percent at a gold price of $1200/oz. The project has a lifespan of nine years; two years of pre-production and nine years of mining and gold production. Approximately 453,000 ounces of gold will be mined and 327,000 ounces of gold recovered and produced for sale. An initial investment of $59 million plus 3 million operating loss the first year totalling $62 million will be required. The project will generate a 5 percent rate of return at a gold price of $750 per ounce.

The Truck Haulage scenario has a before tax Net Present Value (NPV @ 5 percent) of $24 million and an internal rate of return of 16 percent, which rises to 37 percent at a gold price of $1200/oz.

Table 1-5 below summarizes the Pan Project economics for each of the production scenarios. Figures 1-1 and 1-2 show the Cash Flow and Cumulative Cash Flow for each of the production scenarios.

Table 1-5 Economics of Production Scenarios

	CONVEYOR OPTION		TRUCK OPTION		CONTRACTOR OPTION	
PRICE OF Au	$950	$1,200	$950	$1,200	$950	$1,200
IRR	23 %	41 %	16 %	37 %	6 %	31 %
NPV @ 5 %	$49 M	$109 M	$24 M	$82 M	$2M	$60M
CAPITAL	$62 M		$59 M		$39M	

Figure 1-1 Cash Flow


@ $950/oz Gold
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
Millions Dollars
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Year
Truck
Conveyor
Contractor

Figure 1-2 Cumulative Cash Flow


@ $950/oz Gold
$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Millions Dollars
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Year
Truck
Conveyor
Contractor

1.16 Conclusions and Recommendations

MGC has identified and established that a gold resource exists at Pan. Drilling since 2005 has increased the resource by approximately 64 percent. Gustavson has independently audited this resource and this Preliminary Economic Assessment demonstrates the project is viable and robust under several production scenarios. The combined gold resources from North Pan, South Pan, and adjacent prospects such as Wendy, Black Stallion and Nana, warrant additional Exploration leading to a Pre-Feasibility or Feasibility study. Continued efforts on the project should include:

- Address issues associated with approximately 21.7 percent of the database containing a cyanide soluble assay only, with no total gold assays available.
- Address issues associated with Alta Bay Mine lab AuFA assays, which when compared with certified lab assays for twin holes are on average 14.7 percent lower grade.
- Address differences associated with Core vs. RC assay results, which demonstrate that the core assays are on average 30.5 percent higher grade then the nearest RC assays.
- Complete Additional trace element analyses and LECO to determine waste rock characterization.
- A program of collecting density measurements through the deposit should be initiated, focusing on alteration and formations.
- Additional metallurgical testing, including column leach tests and bottle rolls, focusing on grade ranges as well as average grade.
- A pre-feasibility study should be completed to further evaluate the economic potential for mining this project.
- Expand the resource along known extensions at Boulders, Wendy, Barite, and Nana to determine the total resource potential.
- Construct or improve alteration and lithology models.
- Refine and optimize resource estimation parameters.
- Optimize the mine plans and production schedules.

Table 1-6 outlines an exploration budget which incorporates the above recommendations.

Table 1-6 Recommended Exploration Program Budget for the Pan Property

Program	Cost
RC Drilling 40,000 feet	$1,058,000
Diamond Core Drilling 6,000 feet	$ 515,000
Metallurgical Test Work	$ 150,000
Sample Assays 8,000 RC	$ 97,000
Sample Assays 1,240 Diamond drilling	$ 23,000
Geotechnical work	$106,000
Drill Supervision	$ 457,000
Permitting and bonding	$ 70,000
Road Building, drill sump construction, and reclamation	$ 45,000
Waste Characterization Studies	$ 75,000
Contingency	$ 75,000
Total	**$2,671,000**

2.0 INTRODUCTION

2.1 Purpose

This report was prepared by Gustavson for Midway to fulfill the requirements of NI 43-101 Preliminary Economic Assessment.

Since the last NI 43-101 technical report was completed by MGC in 2009 no additional drilling has been completed.

The prior NI 43-101 included new drilling, updated geologic mapping, geophysics, and soil geochemical samplings to further define exploration targets on the property.

The purpose of this Technical Report is to estimate the mineable reserve and generate economic models of the Pan deposit. Gustavson has independently reviewed and audited the resource estimate by MGC, and has utilized these models as a basis for the reserve estimate.

2.2 Source of Information

Information for this technical report was generated by MGC personnel from the Pan Project office in Eureka, Nevada and by Gustavson staff in their Lakewood, Colorado Mining Centre. Much of the original data and the original geologic interpretation and conclusions were first presented in previous NI 43-101 technical reports for the Pan property (MDA, 2005); (MDA, 2004); (MGC, 2009). Internal reports generated by MGC geologists also provided background for this report. Additional studies and reports utilized in this compilation are referenced in section 21 of this report.

2.3 Qualified Persons

The qualified persons responsible for this report are Bill Crowl, M.S., Professional Geologist (P.G.) Vice President-Mining Sector, Terre Lane, Principal Mine Engineer, and Don Hulse, Principal Mine Engineer. Terre Lane acted as project manager for the Pan NI 43-101 report and Don Hulse provided the independent review of the MGC resource estimate and the statistical and geostatistical work completed by MGC.

2.4 Site Visit of Qualified Person

Terre Lane, Principal Mine Engineer visited the Pan site on May 27, 2010, and reviewed a portion of drill cuttings, drill logs, and assay certificates. A comparison between selected assay certificates and the drill database was completed and no discrepancies were found. No historical drill core was available for review.

2.5 Terms of Reference

This report was developed by Gustavson for Midway. The cut-off date for information used in this report was July 1, 2010. Unless stated otherwise, all quantities are in US Commercial

Imperial units and currencies are expressed in constant 2010 US dollars. Please refer to section 2.6.2 to covert numbers from imperial to metric.

The mineral resource estimates cited in this report were classified in conformance to CIM Definition Standards for Mineral Resources and Mineral Reserves.

2.6 Units of Measure

2.6.1 Common Units

Above mean sea level	amsl
Cubic foot	feet3
Cubic inch	in3
Cubic yard	yd3
Day	d
Degree	°
Degrees Fahrenheit	°F
Foot	feet
Gallon	gal
Gallons per minute (US)	gpm
Grams per tonne	g/t
Greater than	>
Hectare	ha
Hour	h
Inch	"
Kilo (thousand)	k
Less than	<
Micrometre (micron)	µm
Milligram	mg
Ounces per ton	oz/t
Parts per billion	ppb
Parts per million	ppm
Percent	percent
Pound(s)	lb
Short ton (2,000 lb)	st
Short ton (US)	t
Specific gravity	SG
Square foot	feet2
Square inch	in2
Yard	yd
Year (US)	yr

2.6.2 Metric Conversion Factors (divided by)

Short tons to tonnes	1.10231
Pounds to tonnes	2204.62
Ounces (Troy) to tonnes	32,150

Ounces (Troy) to kilograms	32.150
Ounces (Troy) to grams	0.03215
Ounces (Troy)/short ton to grams/tonne	0.02917
Acres to hectares	2.47105
Miles to kilometres	0.62137
Feet to metres	3.28084

2.6.3 Abbreviations

Absolute Relative Difference	ARD
Adsorption Desorption Refining	ADR
Acid Rock Drainage	ARD
American Society for Testing and Materials	ASTM
Atomic Absorption Spectrometry	AAS
Bureau of Land Management	BLM
Canadian Institute of Mining and Metallurgy	CIM
Carbon-in-Column	CIC
Diamond Drill	DD
Environmental Assessment	EA
Environmental Impact Statement	EIS
Finding of No-Significant Impact	FONSI
Fleet Performance Calculator	FPC
Global Positioning System	GPS
Gold Standard Royalty	GSR
Induced Polarization	IP
Inductively Coupled Plasma	ICP
Internal Rate of Return	IRR
Metallic Screen Fire Assay	MSFA
MGC Resources, Inc.	MGC
Mine Development Associates	MDA
Mount Diablo Base Meridian	MDBM
National Environmental Policy Act of 1969	NEPA
NI 43-101	NI 43-101
Nearest Neighbour	NN
Net Present Value	NPV
Net Smelter Royalty	NSR
Nevada Division of Wildlife	NDOW
Pan-Nevada Gold Corporation	PNV
Plan of Operations	POO
Preliminary Economic Assessment	PEA
Probability Assigned Constrained Kriging	PACK
Record of Decision	ROD
Reverse Circulation	RC/RCV
Rock Quality Designation	RQD
Selective Mining Unit	SMU
Universal Transverse Mercator	UTM

3.0 RELIANCE ON OTHER EXPERTS

The authors of the report have taken reasonable care that the information in the report is accurate and suitable for inclusion. Information regarding the land agreements, options or claims as well as accuracy of title has relied on the opinion of Mr. R.J. Smith of MGC and the authors rely on the accuracy of his statements.

4.0 PROPERTY DESCRIPTION AND LOCATION

4.1 Location

The Pan Project is located in White Pine County, Nevada, 22 miles southeast of the town of Eureka, Nevada and 50 miles west of Ely, Nevada (Figure 4-1). The Property is situated in the northern portion of the Pancake Range, approximately 5 miles south of Nevada State Highway 50. The project is accessed via an unmaintained dirt road that exits US 50 and travels through the property.

The Property is located on the USGS Ely 1:100,000 scale topographic map and the USGS Pancake Summit SW and Black Point 1:24,000 scale, 7.5 minute series quadrangle maps. It is centered at latitude 39° 17' North and longitude 115° 44' West. The principal area of known mineralization on the Pan property is located within Sections 25 and 36, Township 17 North, Range 55 East (T17N, R55E) and Section 1, Township 16 North, Range 55 East (T16N, R55E) Mount Diablo Base and Meridian (MDBM). Figure 4-1 shows the general location of the Pan property with respect to Eureka and Ely, Nevada.

Figure 4-1 **Pan Property Location Map**


Nevada
Eureka
US 50
Pan Deposit
Ely
North
6 miles

4.2 Mineral Tenure and Agreements

4.2.1 Mineral Rights

The Pan Property mining claims and mineral lease encompass an area of approximately 9,791 acres (3,962 ha) (Figure 4-2). The Property consists of 518 contiguous, active unpatented lode mining claims covering portions of Sections 12 through 15, 22 through 27, 34 through 36, T17N, R55E, portions of Sections 19, 29, 30, T17N, R56E, portions of Sections 1 through 3, 10 through 15, 22, 23, T16N, R56E, and portions of Sections 6, 7, T16N, R56E. Unpatented mining claims are kept active through payment of a maintenance fee due on 31 August of each year. A complete listing of all claims on file with the Nevada Bureau of Land Management (BLM) and White Pine County is provided in Appendix [A].

The Property is located in surveyed and un-surveyed Townships. The unpatented lode mining claims were individually surveyed at time of location and maps were filed with the BLM and White Pine County.

Figure 4-2 Pan Property Claim Map


Pan project
Land Status map – October 2009
Main areas of drill tested mineralization
Projection: UTM NAD 83 meters, Zone 11N
M.D.B.&M., White Pine County, Nevada
R 55 E
R 56 E
T 17 N
T 16 N
T 17 N
T 16 N
R 55 E
R 56 E
0
1KM 1Mi
5KM
5Mi
Legend:
Claims under lease from Gold Standard Royalty (Nevada) Inc.
Claims owned by Midway subsidiary MGC Resources Inc.
Main areas of drill tested mineralization
N

4.2.2 Agreements and Royalties

Gold Standard Royalty Agreement

Pursuant to the acquisition of Pan-Nevada Gold Corporation effective April 16, 2007, Midway acquired a 100 percent interest in the January 7, 2003 mineral lease agreement by and between Pan-Nevada Gold Corporation, formerly Castleworth Ventures, Inc. (PNV) and Gold Standard Royalty (Nevada) Inc. (GSR) (successor in interest to The Lyle F. Campbell Trust). On or before January 5 of each year, PNV must pay an advance minimum royalty of the greater of US$60,000 or the US dollar equivalent of 174 ounces of gold valued by the average of the London afternoon fixing for the third calendar quarter preceding January 1 of the year in which the payment is due. All minimum advance royalties will be creditable against a sliding scale gross production royalty of between 2.5 percent and 4 percent (see Table 4-1 below).

If the total amount of gross production royalty due GSR in any calendar year exceeds the advance minimum royalty due within that year, PNV can credit all un-credited advance minimum royalties paid in previous years against 50 percent of the gross production royalty due GSR within that calendar year. Certain claims are also subject to an overriding 1 percent Net Smelter Royalty (NSR) royalty payable to a third party.

PNV must incur a minimum of US$65,000 per year work expenditures, including claim maintenance fees, during the term of the mining lease.

Table 4-1 Pan Royalty Schedule (Source: MGC)

Price of Gold	Percentage
To and including $340.00/oz	2.5 percent
From $340.00/oz to $450.00/oz	3.0 percent
$450.00/oz and greater	4.0 percent

The original lease encompassed 98 claims and established a 1-mile area of interest, within which all new claims located by PNV or an affiliate are subject to the lease agreement. As noted, 10 PA claims are subject to the 1 percent NSR overriding royalty. PNV (or its predecessors) expanded the claim holdings within the area of interest to a total of 401 unpatented claims.

Additional Claims

Over the years, MGC has staked 117 additional unpatented claims (NC, GWEN), within and adjacent to the Pan property that are without royalty burden and are not subject to the GSR area of interest.

4.3 Environmental Liability, Permitting and Bonding

The BLM has prepared an EA for exploration activities on the Pan property (BLM, 2004). This evaluation, conducted as part of the Plan of Operations (POO) process to permit disturbance

resulting from exploration activities, resulted in a Finding of No Significant Impact (FONSI). Although the BLM found no significant environmental impact during their evaluation, the associated scoping process identified air quality, soils, vegetation, wildlife (migratory birds), grazing, wild horses, cultural resources, visual resources, and hazardous/solid wastes as disciplines to be evaluated in the document. These disciplines will be the initial focus of any NEPA process required for the development of the mine. These are primarily typical issues evaluated for the majority of mining projects.

Currently MGC through Pan-Nevada is bonded at $63,170, which allows exploratory drilling disturbance on about 22 acres within the POO boundary. A Notice of Intent (NOI) has been filed with the BLM for an additional 3 acres of access road disturbance. Approximately 12 acres have currently been disturbed for exploration activities. The disturbance and bonding level are updated annually. There are no known historical hard-rock or placer mining activities on the property.

Portions of the Pan project have been disturbed by previous exploration activity, some of which has been reclaimed, some of which has not been reclaimed. According to the BLM and SRK (2009) MGC's responsibility is limited to those areas that are currently used for exploration activities. MGC is currently responsible for the reclamation and monitoring of active drill roads and drill sites, which total approximately 12 acres.

A POO has been submitted to the BLM describing an open pit with associated heap leach facility, which triggered the NEPA process. Baseline studies have been initiated and are continuing. Discussions with the BLM indicate they have not conclusively decided whether an EA or an EIS would be required to analyze potential impacts.

Initial indications are that the following items will be addressed in the permitting of the Project:

- Acquiring water rights from existing holders and/or submitting applications for new water rights.
- Potential impacts to the sensitive species: sage grouse, white sage, and pygmy rabbits, which have potential to occur within the claim block.
    - Sage Grouse - The Pan Project area is situated where there are few or no springs and seeps and is high enough on the mountain side to not be located in primarily sage brush habitat. However, four active sage grouse sites have been identified in the area and are recognized by the BLM and Nevada Division of Wildlife (NDOW). The proposed power line route was able to be relocated to avoid one of these sites. The other three sites are sufficiently far away from proposed activities to not pose a threat to the birds well being. There may be some limitations required during construction, but normal mining activities should not be impacted.

- White Sage - White sage was listed in the exploration EA as a potential issue on site. If present, the issue would be a wildlife and cultural one as the plant is not considered endangered or sensitive. It is likely that permitting the project would not require mitigation. However, if an EIS is conducted and the plant is heavily commented upon, some form of mitigation, such as harvesting for use or replanting during reclamation, could become a requirement through the NEPA process.

- Pygmy Rabbits – No pygmy rabbit habitat has been found on site, although some roadside areas may be suitable habitat. Minor losses and loss of up to 312 acres of habitat have not been expected to contribute to a trend toward listing on other projects. A similar finding is expected for the Pan Project.

- Potential impacts to segments of the Lincoln Highway/Hamilton Stage Road, Carbonari sites, and other historic/archaeological sites

  - Lincoln Highway/Hamilton Stage Road - Through the area of the Pan Project, Highway 50 was developed over the Lincoln Highway route. The dirt road which accesses the Pan Project site and travels through the south end of the proposed North Pit, may have been an alternative route for the Lincoln Highway prior to the development of Highway 50. This has not been confirmed, but will be when the archaeology survey is conducted. The significance of the highway and potential impacts is also not yet determined. The highway as a whole is not eligible, but impacts to it would have to be mitigated.

    The Hamilton Stage Road was a Pony Express, stage and freight route between Elko and Hamilton, Nevada. It was likely constructed, or became used, in the late 1800s and was outdated by the early 1900s. The exact routing in the area of the Pan Project is unknown. It is believed to be in the Newart Valley, and not in the area of the Pan Project.

    Historic and visual impacts can generally be mitigated and aren't often considered project stopping occurrences. In this case, the historic impacts can likely be mitigated. The project site is located far enough away from Key Observation Points (KOPs), and the topography is such that visual impacts from KOPs should not be a major issue.

  - Carbonari Sites – Carbonari sites, burn piles and habitations from Swedish/Italian charcoal producers, have been reported within or near the Pan Project area. A survey would need to be conducted to identify, locate and record the findings of Carbonari sites. If found on federal (BLM) land, it is likely that they would need to be recorded prior to disturbance.

- Other Historic/Archaeological Issues

  Historic sheep grazing took place in the area around the proposed Pan Project site. Old wells and residual troughs are commonly associated with these sites. The archaeological survey should consider these types of findings. Typical mitigation is to document and assess eligibility for listing prior to any disturbance.

- Closure plan for pits, waste rock dumps and heap leach pads

  A closure and reclamation plan is required for the permitting of the site. A bond, which is jointly held by the State and the BLM, will be required to be posted prior to permit approval. Pits can sometimes be excluded from requirements to backfill and/or re-contour at closure under the Nevada mining regulations. However, if possible, backfilling some of the pits can sometimes reduce long-term liabilities.

  Bonds for reclamation can be in a number of different types of vehicles, depending on the financial arrangements and security of the proponent. The proponent is allowed to keep the interest on any cash bonds.

- Geochemistry

  The Pan gold deposit is hosted in Devonian-Mississippian aged marine limestone and siltstone of the Devils Gate and Pilot Formations. All known mineralization is oxide, and is non sulphide bearing. Gold mineralization is hosted in gently folded Pilot and Devils Gate Formations, and occurs as sub-microscopic particles disseminated within the limestones and siltstones. Clay and silica alteration are the dominant styles in this typical Carlin system.

  Given these rock types, acid rock drainage (ARD) is unlikely. However, given the importance of this issue, and regulatory requirements, geochemical evaluations of waste materials will need to be completed to rule out the potential for this occurrence.

- Air permitting

  Mercury and fugitive dust are the main issues regarding air permitting of mines in Nevada. However, there were no indications from anyone interviewed that there would be any particular difficulties to overcome in obtaining air permitting for the project.

The NEPA process, when an EIS is required, takes from 18 to 24 months to complete if a project is non-controversial, from the time all baseline studies are completed until a Record of Decision (ROD) is obtained. Some EIS's for projects of this scale have taken as little as 12 months to complete. There has been no objection to the project publically stated as of yet. Therefore, based on the above and the lack of opposition, it would appear that the NEPA process could be completed within the typical 18 to 24 months. Figure 4-3 provides a flow chart of the NEPA process:

Figure 4-3 Flow Chart for the NEPA Process


Submit Proposed Action and Reclamation Plan to Lead Agency
Preliminary Evaluation of Potential Impact
significant impact will occur EIS preparation required
impact is uncertain
no impact will occur
third party contractor selected
Notice of intent
EA preparation required
categorically excluded from documentation
public scoping
FOSI Prepare EIS
FONSI No Further Study required
evaluation of existing baseline data and applicable NEPA documents
additional baseline data gathered as required
preparation of preliminary and final "Draft EIS"
30-day public reivew of "Draft EIS"
additional data collection as required
preparation of preliminary and final "Final EIS"
30-day public review of "Final EIS"
Assessment of public comments and preparation of Record of Decision (ROD)
45-day appeal period
two to four week "cool down period"
construction begins

4.4 Exploration Permits and Jurisdictions

MGC exploration activities are permitted under a POO approved by the BLM in 2004. The POO allows for up to 22 acres of disturbance subject to annual disturbance summaries, proposed work plans for the year, and associated bonding. Currently MGC is bonded at $63,170, which allows drilling disturbance on approximately 25 acres within the POO boundary. The disturbance is updated annually and bonding level is updated every three years, as required by the BLM.

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1 Accessibility

The Pan property is situated in the Pancake Range of east-central Nevada. Access to the Pan property is via an unmaintained dirt road that intersects US Highway 50 approximately 17 miles southeast of Eureka, Nevada. It is approximately 7 miles, via road, from US 50 to the Pan deposit. The nearest town is Eureka, Nevada, which hosts a population of 650 (US Census Bureau, 2008). The greater Eureka County and White Pine County area hosts a population of 1,628 (US Census Bureau, 2008) and 9,542 respectively. Population is centered primarily in Eureka and Ely, Nevada. The nearest city is Elko, Nevada, approximately 110 miles by road to the north, which hosts a population of 18,400.

5.2 Topography, Elevation, Climate, and Vegetation

The Pan property is located within the rolling hills associated with the Pancake Range of east-central Nevada. The terrain is gentle to moderate throughout most of the project area, with no major stream drainages. Elevation at the property ranges from 6,400 to 7,500 feet above sea level. The vegetation covering the area includes areas of heavy/dense Juniper and Pinion pines, mixed with open areas of sagebrush and grasses. This vegetation is typical of northern Nevada. No known springs are present on the property.

The climate in the area is typical for the high desert of east-central Nevada and the Basin and Range province. Climate data from Eureka, Nevada averages 11.85 inches of precipitation per year, with average temperatures ranging from 17 degrees F in the winter to 86.4 degrees F in the summer. Daytime temperatures exceeding 90 degrees F during July and August are common (Western Regional Climate Center, 2008).

5.3 Infrastructure and Local Resources

The Pan Project is a bulk tonnage disseminated gold deposit, with typical heap leach open pit mineable type grades located within the Battle Mountain gold trend. This gold system is considered a Carlin type gold system. The project is located on and will be contained within MGC held land.

Electrical power is available via a power line running adjacent to US 50, approximately 6 miles north of the highway, 14 miles from the site. Water to support exploration drilling is available from nearby ranch wells, which are 3 miles west of the property. Water for mine production and process efforts will need to be identified and secured.

Logistical support is available in Eureka, Ely, and Elko, which support large open pit mining operations. Barrick Gold Corporation currently operates the Ruby Hill Mine at Eureka and the Bald Mountain Mine, approximately 50 miles north. Quadra Mining operates the Ruth Copper pit near Ely, and large scale mining by Barrick and Newmont Mining Corporation is prevalent near Elko and Carlin, Nevada to the north.

The area has a long mining history, dating back to 1876, with underground silver mining and smelting based in Eureka. It is anticipated that personnel and resources for operations at Pan would be available from Eureka, White Pine, and Elko counties.

6.0 HISTORY

6.1 Exploration History

The Pan property is located in the Pancake District of east-central Nevada. The district was first organized in 1870, when silver ore was discovered approximately 10 miles to the southwest at Pogue's Station (MDA, 2005, Smith, 1976). Occurrences of lignite near Pancake Summit were briefly exploited from 1872-1877, with only minor production. During the 1870s the Chainman Sandstone was also quarried along the west side of the property for furnace lining at the Eureka smelter (Smith, 1976). There is no historic gold or silver mining activity on the Pan property.

Mr. Lyle Campbell first discovered the Pan deposit in 1978, while prospecting the Pancake Range. Outcropping gold mineralization at North Pan occurred as silicified jasperoids, which are now referred to as the Campbell Jasperoid. Mr. Campbell staked 147 original unpatented mining claims, and transferred ownership of the claims to the LFC Trust in 1986. The LFC Trust was bought out in 2008, and is now owned by Gold Standard Royalty. Exploration on the property has been conducted by several companies since 1978, and is summarized below.

This history is taken from the Mine Development Associates report from January 2005.

Amselco leased the claims from Campbell in 1978. Amselco drilled 85 holes (22,119 feet). These holes were shallow reverse circulation and conventional rotary holes drilled between 1978 and 1985. The majority of the holes were completed on the North Pan area.

Hecla drilled eight reverse circulation holes in the central portion of the Pan property in 1986. Only limited data was found on these drill holes. None of the holes intersected significant mineralization and the lease was terminated.

Echo Bay leased the property in 1987, and completed 108 reverse circulation holes between 1987 and 1988. Drilling was responsible for the discovery of the South Pan gold mineralization, approximately 1 ½ miles south of North Pan. Echo Bay completed preliminary metallurgical evaluations, including bottle rolls, column leach, and size fraction analysis. Echo Bay also drilled five diamond core holes for metallurgical test work, however, insufficient data has been located and these are not included in the database.

From 1988 to 1991 the Pan property was explored under a joint venture between Alta Gold and Echo bay. Alta Bay drilled 213 reverse circulation holes in the North and South Pan areas. Additionally, geologic mapping, geochemical sampling, and an Induced Polarization (IP) geophysical survey were conducted (Myers, 1990).

The joint venture also initiated studies in support of mining development, including an archaeological survey, additional metallurgical test work, and preliminary reserve calculations and mine designs. LFC Trust reports indicate that Alta Bay planned to begin mining at Pan,

upon the conclusion of mining at the Easy Junior property. Easy Junior is approximately 8 miles southeast of the Pan Project. The Alta Bay joint venture was dissolved in mid-1991.

Alta Gold continued with the Pan Project after dissolution of the joint venture, until 1992. During that time period Alta Gold drilled 10 reverse circulation (RC) holes as twins to pre-existing holes and also drilled seven PQ size (3.345 inch) core holes in North and South Pan for metallurgical work. No reliable records of these holes have been located so they are not currently in the resource database. Alta Gold terminated the lease prior to completing any metallurgical testing on the core, and ownership of claims was transferred to LFC Trust in 1992.

Southwestern Gold Corporation (Southwestern) was briefly involved in the property during 1993. Southwestern held a small section of claims around the Nana zone and completed 7 reverse circulation holes (1,415 feet). Although drill hole collars have been identified in the field relating to this drilling, confirmation drilling during 2007 could not confirm the reported results. The Southwestern drill holes have not been used for the resource portion of this report.

The property was dormant from 1992 to 1999, when Latitude leased the Pan property from the trust. From 1999 to 2001 Latitude explored the property as part of a joint venture with Degerstrom. The joint venture completed geologic mapping, outcrop and soil sampling, and drilled 49 reverse circulation and 5 rotary holes (16,143 feet). Latitude also completed metallurgical testing on some of the PQ core drilled in 1992.

The Latitude drilling was primarily focused on the North and South Pan Resource, but did discover mineralization at Syncline and Black Stallion. The joint venture was terminated in mid-2001. During the second half of 2001, Latitude joint ventured the project to Metallica. From LFC Trust files it appears that Metallica focused on thermal imagery and lineament study of satellite date over the Pan area. No additional ground work was completed. The LFC Trust terminated the lease agreement in 2002, citing Latitude's inability to meet financial obligations required by the agreement.

Castleworth Ventures leased the property in January 2003. The company completed 199 reverse circulation holes (39,316 feet) and 6 core holes (1,414 feet) on the project. Additional geologic mapping and sampling, metallurgical testwork, and resource estimations were also completed by Castleworth on the property. On April 16, 2007, Pan-Nevada Gold Corporation (formerly known as Castleworth Ventures, Inc.) was acquired by Midway. With this acquisition, Midway and, MGC, gained a 100 percent interest in the January 7, 2003 mineral lease agreement between Pan Nevada Gold Corporation and LFC Trust. In 2008, the LFC Trust was purchased by Gold Standard Royalty (Nevada) Inc.

Since MGC acquired the Pan property the company has completed 161 reverse circulation drill holes (61,495 feet) on the Project. The drilling has been focused on expanding resources at North Pan (at depth and to the north at Boulders), South Pan (to the east at Wendy and to

the south at Barite), development of a resource at Nana, confirmation drilling with 12 twin holes, and exploration drilling at several targets. Additional geologic mapping, soil and outcrop sampling was completed in 2007 and 2008. A ground magnetic geophysical program was also completed in 2008. Table 6-1 presents the drill hole history for the Pan Project.

Table 6-1 Pan Project Company and Drill Hole History

Company	Number of Holes	Reverse Circulation Footage	Number of Core Holes	Core Footage	Hole Prefix	Years
Amselco	85	22,119	0	0	PR	1978-1985
Hecla	8	1,415	0	0	PX-H	1986
Echo Bay	108	21,050	5	825	EP	1987-1988
Alta Bay Venture	213	66,960	0	0	AP,NP,SP	1988-1991
Alta Gold	10	2,645	7	948		1992
Southwestern Gold	7	1,415	0	0	PX	
Latitude/Degerstrom JV	54	16,143	0	0	LPR	1999-2002
Castleworth Ventures	199	39,316	6	1,414	03,04,05,06	2003-2006
MGC	162	61,495	0	0	PN	2007-2008

6.2 Historical Resource and Reserve Estimates

This section is taken from the MDA, 2005 technical report on the Pan Project. These resources and reserves are historical only, and have not been verified. The use of resource and reserves were not completed to NI 43-101 standards, but are disclosed for historical accuracy and disclosure.

Echo Bay

Echo Bay completed a cross sectional polygonal "ore reserve" calculation in 1988. The estimate was done using grade cut-offs of 0.015 ozAu/st and 0.020 ozAu/st over minimum drill lengths of 10 feet. The area of influence allowed per hole, was ½ the distance to the adjacent cross section, up to 100 feet, in the north south direction, and ½ the distance to the nearest hole, up to 50 feet, in the east west direction. Tonnage factors used were 15 ft^3/st at North Pan and 13 ft^3/st at South Pan. This was completed as a cross sectional estimate, Table 6-2 presents the Echo Bay calculation.

Table 6-2 Echo Bay Polygonal "Ore Reserve" Calculation
(Jeanne, 1988, MDA, 2005)

	0.015 ozAu/st Cut-off			0.020 ozAu/st Cut-off		
Area	**Tons**	**Gold Grade (ozAu/st)**	**Contained Ounces**	**Tons**	**Gold Grade (ozAu/st)**	**Contained Ounces**
North Pan	2,877,822	0.027	76,258	1,869,200	0.032	59,146
South Pan	2,476,340	0.031	76,689	1,958,365	0.035	68,244
Total	5,354,162	0.029	152,947	3,827,565	0.033	127,390

Alta Bay

Alta Bay calculated a polygonal "geologic ore reserve" in 1988 from 100 foot spaced sections. The calculation was completed at a 0.020 ozAu/st cutoff and an area of influence of 100 by 50 feet per drill hole. Tonnage factors used were 15 ft^3/st at South Pan and 13 ft^3/st at North Pan. This was a cross sectional estimate, and is not in accordance with NI 43-101 methods, tables 6-3, 6-4, 6-5 & 6-6 presents the Alta Bay work.

Table 6-3 Alta Bay Polygonal "Geologic Ore Reserves"
(Myers, 1990, MDA, 2005)

Area	Tons	Gold Grade (ozAu/st)	Contained Ounces
North Pan	6,744,406	0.021	140,942
South Pan	4,191,765	0.025	106,130
Total	10,936,171	0.023	247,072

In 1989 Alta Bay reported the results of computer generated "ore reserves" for the Pan Project. The annual report to the LFC Trust indicates a strip ratio of 1.87 for North Pan and 1.63 for South Pan, but no other details were provided in the report. No original work could be located to further document this historic estimate and it is not in accordance with NI 43-101 standards.

Table 6-4 Alta Bay Computer Generated "Ore Reserves"
(Myers, 1990, MDA, 2005)

Area	Tons	Gold Grade (ozAu/st)	Contained Ounces
North Pan	5,125,240	0.022	112,509
South Pan	5,874,519	0.020	117,972
Total	10,999,759	0.021	230,481

In 1991, Alta Bay updated the polygonal "geologic ore reserves" for the project. This estimate was done using tonnage factors of 13 ft^3/st North Pan and all material at South Pan except argillaceous material. A tonnage factor of 14 ft^3/st was used on argillaceous material at South Pan. All other parameters were held the same as the previous calculation.

Table 6-5 Alta Bay Polygonal "Geologic Ore Reserves"
(Myers, 1991, MDA, 2005)

Area	Tons	Gold Grade (ozAu/st)	Contained Ounces
North Pan	6,744,406	0.0209	140,942
South Pan	4,687,126	0.0238	111,641
Total	11,431,532	0.0231	252,583

Also in 1991 Alta Bay reported "recoverable geologic ore reserves" for the Pan deposit. This represents the first effort at computer/model generated "reserves" and was done using a tonnage factor of 13 ft^3/st North Pan and South Pan, a gold recovery rate of 65 percent, and a gold price of $400/Auoz (Myers, 1991). No geology was used to constrain the model. No other details were reported in the annual report to the LFC Trust.

Table 6-6 Alta Bay Computer Generated "Recoverable Ore Reserves"
(Myers, 1991, MDA, 2005)

Area	Contained Ounces (**back calculated from recovery)	Recoverable Gold Ounces
North Pan	153,762	99,945
South Pan	115,343	74,973
Total	**259,105**	**174,918**

None of "resources" or "reserves" reported by Alta Bay appear to be in accordance with NI 43-101 standards, although documentation of methods is limited to annual reports to the LFC Trust.

Latitude

Prior to any surface work on the project, Latitude utilized Lynn Canal Geological Services of Juneau, Alaska to compile a Pan digital drill database, construct a three dimensional geologic model, and estimate mineral "resources" on the property. The resource was modeled by performing variography on composited drill data to establish reasonable estimation parameters and estimated gold grades. Faults and lithologic contacts were used as hard boundaries. Tonnage factors applied were 13 ft^3/st at North Pan 14 ft^3/st at South Pan. This resource is summarized in Table 6-7, and according to MDA appears to conform to definitions

and criteria set out in NI 43-101. This model was not reviewed for this report and is set forth for historical purposes only. Growth in the resource from previous Alta Gold estimates appears to be the result of a lower cutoff grade being applied.

Table 6-7 Latitude Resource Estimate
(White and Buxton, 1999)

Indicated Resources

	North Pan			South Pan			Total Indicated		
Cut-off (ozAu/st)	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces
0.010	10.41	0.017	172,800	8.46	0.017	144,300	18.86	0.017	317,100
0.015	4.88	0.022	107,900	4.26	0.022	94,900	9.14	0.022	202,800
0.020	2.37	0.028	66,100	2.25	0.027	61,300	4.62	0.028	127,400

Inferred Resources

	North Pan			South Pan			Total Indicated		
Cut-off (ozAu/st)	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces
0.010	3.46	0.013	44,500	3.89	0.013	50,600	7.34	0.013	95,100
0.015	0.78	0.017	13,900	0.94	0.018	17,300	1.72	0.018	31,200
0.020	0.14	0.024	3,400	0.31	0.022	6,900	0.45	0.023	10,300

Castleworth Ventures

After two years of exploration drilling, Castleworth commissioned Mine Development Associates (MDA) to complete a NI 43-101 compliant resource estimate on the Pan Project.

Parameters for the estimate are thoroughly discussed in the MDA, 2005 report, and the results are summarized in Table 6-8. Using a 0.010 ozAu/st cut-off, the measured and indicated total resource is 18.97 million tons grading 0.019 ozAu/st (361,400 gold ounces contained). The inferred total was 8.30 million tons grading 0.017 ozAu/st (140,600 gold ounces contained). This resource evaluation used an economic cut-off of 0.010 ozAu/st, and no Lersch-Grossman cone was applied. This resource estimate included drilling through the end of 2004, and is the last historical compliant resource completed on the project.

Table 6-8 Castleworth Ventures Resource Estimate
(MDA, 2005)

Measured Resources

	North Pan			South Pan			Total Measured		
Cut-off (ozAu/st)	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces
0.010	3.09	0.019	59,600				3.09	0.019	59,600
0.015	1.66	0.026	42,700				1.66	0.026	42,700
0.020	1.03	0.031	32,200				1.03	0.031	32,200
0.030	0.40	0.043	17,300				0.40	0.043	17,300
0.040	0.19	0.054	10,300				0.19	0.054	10,300
0.050	0.10	0.064	6,100				0.10	0.064	6,100

Indicated Resources

	North Pan			South Pan			Total Indicated		
Cut-off (ozAu/st)	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces
0.010	9.13	0.018	162,600	6.75	0.021	139,200	15.88	0.019	301,800
0.015	4.88	0.023	111,300	4.53	0.025	112,500	9.31	0.024	223,800
0.020	2.50	0.029	73,500	2.84	0.030	84,100	5.34	0.029	157,600
0.030	0.77	0.042	32,600	1.04	0.040	41,800	1.81	0.041	74,300
0.040	0.36	0.052	18,700	0.42	0.050	20,700	0.77	0.051	39,400
0.050	0.20	0.058	11,600	0.15	0.061	9,300	0.35	0.060	21,00

Inferred Resources

	North Pan			South Pan			Total Inferred		
Cut-off (ozAu/st)	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces	Tons (Mt)	Gold Grade (ozAu/st)	Gold Ounces
0.010	2.82	0.017	49,200	5.49	0.017	91,400	8.30	0.017	140,600
0.015	1.46	0.023	32,900	3.17	0.020	62,900	4.62	0.021	95,900
0.020	0.79	0.028	22,000	1.12	0.026	28,800	19.1	0.027	50,800
0.030	0.26	0.036	9,600	0.28	0.036	9,200	0.52	0.036	18,700
0.040	0.08	0.045	3,600	0.04	0.045	2,000	0.12	0.045	5,500
0.050	0.01	0.051	700	0.01	0.053	400	0.2	0.052	1,200

7.0 GEOLOGICAL SETTING

7.1 Regional Geology

The Pan property is located in the core of the Pancake Range of east-central Nevada. This is within the Basin and Range province, which contains a series of north-south trending mountain ranges separated by deep alluvial valleys. The Pancake Range is approximately 85 miles long and 8-10 miles wide, and on the west is bordered by the Newark Valley. The rocks exposed in the range are Devonian to Permian carbonate and clastic sedimentary rocks. These have been locally intruded by Cretaceous aged quartz monzonite intrusive. All of these formations are overlain by Tertiary volcanics (basalt flows and tuffs) in several locations. Figure 7-1 is a regional map of the Pancake Range, and Figure 7-2 is a stratigraphic section of known units within the range.

Figure 7-1 Regional Geology, Pancake Range
(Smith, 1976)


NEWARK VALLEY
VALLEY
Pan Area
North
5 miles
Explanation
Quaternary and Tertiary
Devonian – Pennsylvanian

GUSTAVSON ASSOCIATES

Figure 7-2 Stratigraphic Column, Pancake Range
(Smith, 1976, Harris, 2007)


PAN STRATIGRAPHY
QAL
TERTIARY
PERMIAN
PENNSYLVANIAN
MISSISSIPPIAN
DEVONIAN
Pan Gold
Alluvium
Tertiary Basalt
Tertiary Tuff
Kaibab Limestone
Rib Hill Siltstone
Ely Limestone
Diamond Peak Conglomerate
Chainman Sandstone
Chainman Shale
Joana Limestone
Pilot Shale
Devils Gate Limestone
Simonson Dolomite
2000 FEET

7.2 Local Geology

The Pancake Range extends north-south with the Pan Property lying in the northern portion of the range. Devonian through Permian aged carbonate and clastic sedimentary rocks form the core of the range. A Cretaceous aged quartz monzonite intrusive is found to the south of the

property, with a prominent sill noted in the regional mapping. These intrusives appear to be age related to the Mount Hamilton stock, which lies in the White Pine Range to the east. The Mount Hamilton area, which contains the Seligman and Monte Cristo stocks, and other similar aged monzonite to quartz monzonite intrusive, may have provided the heat source for the mineral deposits.

The local geology has been capped by post mineral Tertiary aged tuffs and basalt flows. These units appear to be Oligocene to Miocene in age.

7.3 Property Geology

A property geology map is shown in Section 10. The Pan deposit is a tabular, lithologic controlled disseminated gold mineral deposit that is locally overlain by Tertiary tuffs and flows. Individual units are described below.

7.3.1 Lithological Units

Lithologic descriptions are derived from field observations and Smith (1976).

Devonian Simonson Dolomite

The Simonson Dolomite is the lowest unit within the Pan Property. This unit has only been intersected in drill holes and is not exposed on the surface. Thickness is unknown as only the top portion of the dolomite has been drilled at South Pan, but ranges from 500 to 1,300 feet thick (Smith, 1976) in White Pine County. The dolomite is a light gray, massive bedded unit.

Late Devonian Devils Gate Limestone (Guilmette Formation)

The Devils Gate Limestone and Guilmette Formation names have been used interchangeably along the White Pine – Eureka County line. The county map refers to the thick bedded limestones as Guilmette, while historical references to Pan (MDA, 2005) use the Devils Gate name. For consistency the Devils Gate name has been retained with respect to the project.

The Devils Gate Limestones are the oldest rocks exposed in the northern Pancake range. The unit typically consists of thick to massive beds of medium to dark gray limestone. Thickness ranges from 1,000 to 2,500 feet thick, with stromatolitic fossil horizons (Smith, 1976). This unit is the primary host to gold mineralization at South Pan.

Late Devonian to Early Mississippian Pilot Shale

The Pilot Shale consists of an upper, very thin bedded fissile shale and a lower, thicker bedded siltstone. Both units are generally calcareous, with minor to moderate amounts of organic carbon, when unaltered. There are infrequent interbeds of silty limestone within the formation. Thickness of the formation ranges from 300-900 feet, with structural thickening along the Pan Fault. Pilot is the dominant host rock for North Pan, Black Stallion, and Nana.

Mississippian Joana Limestone

The Joana Limestone overlies the Pilot, and is characterized by coarse grained, medium gray limestone beds. The limestone is medium bedded, with frequent fossils, including echinoderm, bryozoans, foraminifera, algae, and crinoids. The lower Joana can contain a lower calcarenite. Thickness in the county ranges from 90 to 500 feet (Smith, 1976); although at Pan the unit is typically less than 150 feet thick. None of the current gold resource is hosted in the Joana Limestone.

Mississippian Chainman Shale

The Chainman Shale is composed of dark gray to black thin bedded fissile shale, with minor interbeds of siltstone. Thickness ranges from 1,000 to 2,000 feet (Smith, 1976); with the lower range typical at Pan.

None of the current gold resource is hosted in the Chainman Shale. However, the Joana Limestone and lower Chainman Shale are the hosts for gold mineralization at the Easy Junior deposit, located 8 miles southeast of the Pan property.

Mississippian Diamond Peak Formation

The Diamond Peak Formation consists of a lower medium bedded, coarse grained, quartz rich sandstone. This unit is overlain by a thick bedded to massive conglomerate. The conglomerate is silica cemented, with high iron content. Thickness ranges from 1,000 to 3,700 feet, with the Pan Property thickness around 2,400 feet. There is no known mineralization in this unit.

Pennsylvanian Ely Limestone

The Ely Limestone is a medium bedded coarse crystalline, medium gray limestone with interbeds of siltstone and chert. Thickness can range from 1,800 feet to 3,000 feet, but is typically 2,000 feet in the Pancake Range. There is no known mineralization in this unit.

Permian Rib Hill Siltstone

The Rib Hill Siltstone is a thin bedded quartz rich siltstone with sandstone interbeds and calcite cement. Thickness ranges from 800 to 1,400 feet thick (Smith, 1976). Thickness is unknown on the project as a full section is not exposed, but based on drilling is greater than 600 feet. The siltstone is high in iron oxide and carbonate. There is no known mineralization in this unit. However, it is the main host to mineralization at the Maverick gold-silver deposit located near the Ruby Marshes.

Permian Kaibab Limestone

Kaibab Limestone is found in isolated outcrops throughout White Pine County (Smith, 1976). Thickness ranges from 50 to 200 feet; true thickness at the property is unknown as only two isolated outcrops of lower Kaibab are present. The unit is a thick bedded limestone with high fossil content.

Cretaceous Intrusive

In the Mount Hamilton area to the east, both the Seligman and Monte Cristo stock have been age dated at 90.4 to 128.0 million years (Adair and Stringham, 1960). The small intrusive body south of the Pan property was age dated at 108 million years (Smith, 1976). Composition ranges from quartz monzonite to granodiorite. A sill, of quartz monzonite composition, is found intruded along an east-west fault in the south-central portion of the property. The mineralization in the White Pine District (Treasure Hill, Monte Cristo) is zoned away from the stocks. Copper, zinc, tungsten, and molybdenite have been discovered in the Monte Cristo stock along fractures and quartz veinlets (Smith, 1976). No known mineralization has been identified with the Pancake stock and related intrusive.

Tertiary Volcanic Units

Tertiary volcanics exposed in the northern Pancake Range include a lower quartz latite air fall tuff (50-200 feet thick) of the Pancake Summit Tuff (Oligocene) and an upper basalt flow (50-100 feet thick). There is infrequent quartz rich rhyodacites along the northern portion of the deposit. These units are post mineral and provide cover on the Boulders and Wendy areas of mineralization.

7.3.2 Structural Geology

The Pan property is dominated by the north-south trending Pan Fault, which appears to be a normal fault, with some right lateral offset component. Based on drill intercepts and interpretation, the fault dips between 80-85^0 east, with at least 3,000 feet of normal offset. True offset is unknown due to a lack of deep drilling on the east side of the fault to defined marker horizons exposed on the west side.

On the west side of the fault, Devonian – Mississippian aged rocks dip gently west (10-30^0), with moderate folding associated with the Pan and other cross cutting faults. On the east side of the fault, Devonian – Permian aged rocks dip steeply east (65-70^0) along the Pan Fault, flatten and roll back along a northwest trending syncline along the east margin of the property.

The Pan Fault can be tracked north until covered by Tertiary Volcanics, at the northern drilled limit of mineralization. To the south, the Pan Fault appears to horsetail into a series of smaller, barite filled structures. Offset is unknown, as the fault places Devils Gate against Devils Gate in this area. A parallel series of faults extend west of the Pan Fault, including the Red Hill Fault and Wash Fault.

Several northwest and northeast trending structures have been mapped on the property. These appear to offset mineralization and are terminated against the Pan Fault. Normal offset of 50-500 feet is noted, especially in the Joana Limestone. These faults do not appear to propagate across the Pan Fault, but appear to have younger reactivation associated with offset of mineralization. One east-west trending structure in the south-central portion of the property has been mapped. This structure has approximately 300 feet of offset, and is associated with an intrusive sill.

Low angle thrusting that has increased the true thickness of the Pilot Shale is present along the Pan Fault and west of the fault. Age of faulting is unknown at this time.

8.0 DEPOSIT TYPE

MGC interprets Pan to be a Carlin style, epithermal, disseminated gold deposit hosted in Devonian and Mississippian sedimentary units. These type systems fall under the general classification of a low sulfidation, epithermal deposit. Gold particles occur as micron size to sub micron size disseminations. Free-coarse gold is not common in these types of deposits, and has not been noted in Pan.

Gold mineralization is hosted in gently folded rocks of Devonian Devils Gate Limestone and Mississippian-Devonian Pilot Shale and Siltstone. Mineralization is controlled and/or terminated by the north-south trending Pan Fault, and later northwest and northeast trending structures. Gold is finely disseminated, sub microscopic, as typical of Carlin Sediment hosted systems of eastern Nevada. Alteration is argillic and silicification of both units, with decalcification of the limestones, especially at South Pan. Oxidation is prevalent within the mineralization, with no identified sulphides in exposures or drilling. Source and age of mineralization is unknown at this time.

Gold is often associated with anomalous concentrations of arsenic, antimony, and mercury. Other elements of note at Pan include barium, zinc, and tungsten.

Similar gold deposits in the surrounding area include: Bald Mountain, Easy Junior, Maverick Springs, and Emigrant Springs.

9.0 MINERALIZATION

9.1 Mineralization Introduction

The Pan gold mineralization is divided into the North Pan, South Pan, Black Stallion, and Nana areas. These occurrences are Carlin style, epithermal disseminated/sub microscopic, sediment hosted gold systems.

North Pan, which consists of the Pilot Ridge, Boulders, Red Hill and Syncline areas, is dominantly hosted in moderately folded Pilot Shale along the west side of the Pan Fault. Little mineralization has been identified in the Devils Gate at depth, because most drilling does not penetrate this contact. Mineralization has been identified along a north south trend for approximately 5,000 feet, and is 500-1,000 feet wide. Gold mineralization has been identified to depths of 650 feet, but remains open at depth and to the north under volcanic cover.

South Pan, which consists of the South Pan, Wendy, and Barite areas, is dominantly hosted in moderately folded Devils Gate Limestone, with additional material in Pilot Shale. Mineralization, which is along the east side of the Pan Fault, is open to east and south under volcanic cover. Mineralization has been identified along a north-south trend for approximately 5,000 feet and is 300-700 feet wide.

Black Stallion is dominantly hosted in folded and faulted Pilot Shale, with minor amounts of material in Devils Gate Limestone. This is a small zone (1,000 feet by 300 feet) that appears to be closed off by present drilling.

Nana is also hosted in folded and faulted Pilot Shale, with minor amounts of material in Devils Gate Limestone. This is a poorly defined zone (1,500 feet by 600 feet), with additional drilling required to close off mineralization.

9.2 Alteration

Passive alteration associated with Carlin systems is typical of the Pan deposit. Alteration consists of silicification, argilization, decalcification and oxidation.

Silicification is generally passive, with zones of moderate to high (Jasperoid) flooding along bedding and structures. Silica is dominantly in the Pilot Shale, with only minor small zones identified in Devils Gate Limestone. Some quartz veining has been identified at North Pan, especially in association with the Campbell Jasperoid.

Clay alteration is generally associated with hydrothermal alteration of minerals and carbonate destruction. Clay along faults and bedding is common in both the Pilot and Devils Gate.

Decalcification of both the Devils Gate Limestone and calcareous siltstones of the Pilot are common in the mineralization found at Pan. Decalcification results in a sanded, punky texture, especially in the high carbonate units.

Oxidation is prevalent throughout the deposit. This has removed the sulphides (pyrite) from the mineralization, resulting in the formation of iron oxides (hematite and limonite). Lisengang banding has formed in association with oxidation, and is prevalent in both the Pilot Shale and Rib Hill Siltstone. The mineralization is strongly oxidized, and reference to sulphide minerals in drill logs very rare, and sulphides not associated with the gold mineralization.

The bulk of the mineralized area contains elevated barite levels, typically above 0.2 percent. Hydrothermal barite veins are present in the southeast portion of the property in association with the old Cue Ball Barite Mine, briefly worked in the 1970s.

9.3 Geometry of Mineralization

The North Pan deposit is a flat lying, tabular body hosted primarily in Pilot Shale. Minor amounts of mineralization have been drilled in the Devils Gate, but the majority of the holes did not pierce this contact. Mineralization has not been closed off at depth, especially along the Pilot-Devils Gate contact, or to the north where it trends under Tertiary Volcanics. Gold mineralization occurs in decalcified, silicified and brecciated Pilot Shale, and is terminated against the Pan Fault to the east, and offset by smaller scale northwest trending structures. Figure 9-1 shows a typically cross section across North Pan. North Pan includes Pilot Ridge, Red Hill, and Syncline mineralization as described in previous reports (MDA, 2005).

Figure 9-1 East-West Section across North Pan, Looking North

Intercepts calculated at 0.006 ozAu/st cut-off, > 10 feet.


NORTH PAN SECTION
RED HILL
PILOT RIDGE
W
E
Qal
60'-0.015
95'-0.021
65'-0.014
70'-0.027
110'-0.018
45'-0.025
30'-0.017
Pilot Shale
Devils Gate Limestone
130'-0.011
145'-0.011
175'-0.014
200'-0.020
90'-0.010
50'-0.021
305'-0.023
325'-0.041
Pilot Shale
Diamond Peak Conglomerate
Ely Limestone
LEGEND
opt gold

At South Pan deposit a portion of the Pilot Formation is eroded away and the deposit is hosted primarily in Devils Gate Limestone. Mineralization is hosted along a gently folded, north plunging anticline. On the west limb, gold mineralization dips gently (<30 degrees) towards the Pan Fault, and is hosted in decalcified/sanded beds of the limestone. The mineralization is terminated against the Pan Fault, suggesting post-mineral movement. The east limb dips 30-70 degrees to the east, with pronounced fault drag against major structures. Gold occurs in decalcified limestone, and where present, silicified and argilized Pilot Shale. Mineralization is open to the east (Wendy Zone) and towards the south (Barite Zone) where it trends under Tertiary Volcanics. Figure 9-2 shows a typical cross section across South Pan.

Figure 9-2 East-West Section across South Pan, Looking North

Intercepts calculated at 0.006 cut-off, greater than 10 feet.


SOUTH PAN
WENDY ZONE
W
E
Pilot Shale
45'-0.029
Devils Gate Limestone
225'-0.032
80'-0.020
135'-0.031
180'-0.032
30'-0.028
Bedding
Anticline Crest
Section Bend
Qal
Pilot Shale
10'-0.033
50'-0.013
Devils Gate Limestone
LEGEND
400 FEET

Additional gold mineralization at both Nana and Black Stallion occurs in moderately decalcified shales and limestones along the Pilot-Devils Gate contact. Both zones are structurally complex, with flat lying tabular gold zones offset by numerous cross cutting structures. The Nana zone remains open in all directions, with untested soil anomalies to the north and south. Black Stallion appears to be closed off by drilling.

10.0 EXPLORATION

Previous sections presented a summary of historical efforts. Exploration on the Pan Project has been a comprehensive effort using multiple geologic elements. The elements include:

- Geochemical sampling
- Geophysics
- Geological mapping
- Drilling in the resource area
- Drilling on exploration targets

10.1 Previous Operators Exploration Work

Exploration work carried out by previous operators is summarized previously in section 6. The work includes geologic mapping, metallurgy, geochemical sampling, geophysical surveys and drilling.

10.2 MGC Exploration Work

MGC has been active in all phases of exploration work on the Pan property since acquiring the project in 2007. Surface geochemistry, geologic mapping, and geophysical surveys have identified drill targets proximal to the North and South Pan gold mineralization and in new exploration targets spread over the property. MGC drill-tested six of the targets defined below in section 10.2.6.

10.2.1 Surface Geochemistry

Soil sampling on 100 x 200 and 200 x 200 foot grids was carried out by Pan Nevada (2006) and MGC (2007 and 2008). This grid covered the majority of the property and consisted of 9,525 soil samples. Soils were sieved to the -10+80 mesh size fraction and assayed at ALS Chemex for gold by standard fire assay methods on a 30g subsample and an additional 50 elements by aqua regia digestion of a 0.5 gram subsample and inductively coupled plasma (ICP) finish.

10.2.2 Rock Samples

Between 2003 and 2008 MGC and Pan Nevada collected a total of 786 rock samples. These were collected from individual outcrops scattered throughout the property and from 10 foot continuous chip samples taken at Pilot Ridge. Rock chip samples were taken during reconnaissance geological traverses, prospect mapping and target delineation. Rock chip samples were crushed to 70 percent passing 2mm with a nominal 250 gram split pulverized to 85 percent passing 75µm, and assayed by standard fire assay methods by ALS Chemex.

Only a small portion of the samples were analyzed for an additional 50 elements by aqua regia digestion of a 0.5 gram subsample and ICP finish.

10.2.3 Geological Mapping

Geological mapping was first conducted by Latitude geologists in 2001. This mapping, at a 1:6,000 scale, defined the core of the property and was focused on North and South Pan. Recon style (1:12,000) and local geologic mapping (1:6,000 scale) was extended in 2007 by MGC geologists, to cover the entire Pan property (Figure 10-2).

Mapping helped clarify the geological setting, identified structural trends, and has identified prospective areas for follow-up exploration work.

10.2.4 Geophysical Surveys

MaGee Geophysical Services of Reno, Nevada conducted a ground gravity survey over the Pan property in 2008. J.L. Wright Geophysics of Spring Creek, Nevada, interpreted the results. The survey (Figure 10-1) defined several major structures on the property, and was used to target drilling in 2008.

Figure 10-1 Ground Gravity Over Topography, Pan Project

North Pan outlined in Red


0
1.5
3
kilometers
PAN FAULT

GUSTAVSON ASSOCIATES

Figure 10-2 Pan Property Site Geology
(Ashlerman, J. And Bernardi, M., 2001, Harris, D., 2007; Mosch D., 2010)


Pan Project General Site Geology
14,281,000 North
14,277,000 North
14,273,000 North
14,269,000 North
1,995,500 East
1,999,500 East
Qal
Tv
Pe
Md
Mj
MDp
Dd
4,000 Feet
North
Rock Codes
Qal Alluvium
Tv Tertiary Volcanics
Pe Ely Limestone
Md Diamond Peak Formation
Mj Joana Limestone
MDp Pilot Shale
Dd Devils Gate Limestone
Faults
D. Mosch, July 13,2010
Source: Echo Bay Map

10.2.5 Drilling

Drilling on the Pan area is detailed in section 11 below.

10.2.6 Exploration Target Areas

The result of the geophysics, geologic mapping and geochemical surveys helped to identify exploration targets throughout the property. To date six main targets have been defined, with drilling initiated on four of these areas. Details on these main targets are discussed below and shown in Figure 10-3.

Nana

The Nana target is located approximately 4,000 feet west of North Pan. Exploration drilling and soil sampling has defined an area approximately 2,100 feet by 2,300 feet with near surface gold mineralization. Thirty nine drill holes tested this target since 2007, and it remains open in all directions. Soil anomalies extend both to the south and north, associated with this target.

Boulders

The Boulders target is immediately adjacent to the known gold mineralization at North Pan, where gold mineralization extends northward under Tertiary volcanic cover. The target was drill tested in 2007 and 2008 by 8 holes, including PN07-01 to 04, PN07-66 to 67, PN07-99, and PN08-27. Results of these holes are shown in the significant intercept tables shown in the appendix. Intercepts range from 25 feet grading 0.010 ozAu/st (PN08-27) to 140 feet grading 0.020 ozAu/st (PN07-03), with PN07-66 and 67 lost prior to reaching targeted depth. Depth to mineralization ranges from 140 to 460 feet below surface and is open to the north, and is associated with the Pilot-Devils Gate contact.

Highway

The Highway exploration target is located approximately 300 feet due west of the North Pan gold mineralization. The target was defined by anomalous soil geochemistry, along a gently north dipping Pilot-Devils Gate contact. The zone is approximately 3,500 feet by 1,000 feet wide, with soil gold values ranging from 0.005 to 0.274 ppm gold. Old drill pads (thought to be pre-1990) are found on this target, but no corresponding drill hole information has been located. No modern drilling has taken place on this target to date.

Lily

The Lily prospect area is located approximately 4,000 feet southwest of the South Pan gold mineralization. Within the target area, the north-south trending Pilot-Devils Gate contact, and an east-west trending Cretaceous aged sill (Smith, 1976), are intersected by east-west and northeast trending structures. Anomalous soil and rock chip sampling further defined a zone, which is currently 2,800 feet long by 1,700 feet wide. Gold values in soil samples range from 0.005 to 0.184 ppm gold. Five holes were completed on the northern portion of this target (PN08-44 to 48) in 2008, along the outcropping of the quartz monzonite sill. Gold values were

generally in the <0.010 ppm gold range, with the best intercept being 10 feet of 0.087 ppm gold at 130 feet in PN08-44.

Green Jasperoid

The Green Jasperoid target is located approximately 7,200 feet southwest of the South Pan gold mineralization and 3,500 feet south of the Lily target. A target zone approximately 2,500 feet by 1,300 feet was defined by elevated gold, barite, and zinc values in soils and rock chips, in silicified jasperoid along the contact Pilot-Devils Gate contact. Soil values range from 0.005 to 0.083 ppm gold and 400 to 13,800 ppb zinc, along with select rock chips that run from 0.073 to 0.279 ppb gold and 0 to 21 percent zinc. No drilling has been completed on this target.

Barite

The Barite target is the southern extension of the South Pan gold mineralization. A target area approximately 600 feet to the southeast and is approximately 1,000 feet by 350 feet, along a southeast trending splay of the Pan Fault. The fault zone is characterized by brecciation, decalcification, and hydrothermal barite in the Devils Gate Limestone. Gold values range from 0.010 to 0.438 ppm gold in soils, and 0.171 to 1.166 ppm gold in rock chips. Two holes have been completed into this target, PN07-50 and EP-076 which contain 90 feet of 0.036 ozAu/st and 40 feet of 0.010 ozAu/st respectively, starting at the surface.

Figure 10-3 Map of Pan Exploration Targets


Nana
Boulders
Highway
Wendy
North
Barite
Lily
1 mile
Green Jasperoid
Target Areas
Extensions of Known Gold Mineralization
North and South Pan

11.0 DRILLING

11.1 Introduction

11.1.1 Pan Drilling

Drilling on the property since 1978 totals 864 drill holes, representing 235,745 feet of drilling. Of this total, 36 holes were not used in the resource estimation because no assay or geologic information could be located. A total of 846 holes (232,558 feet) were drilled using reverse circulation (RC) and rotary drilling methods and 18 holes totalling 3,187 feet were drilled using diamond core drilling methods.

Table 11-1 Summary of Drilling Campaigns in the Pan Project Area

Year(s)	Company	Drill Holes	Drill Footage	Core Holes	Core Footage	RC Holes	RC Footage
1978-1985	Amselco	85	22,119	0	0	85	22,119
1986	Hecla	8	1,415	0	0	8	1,415
1987	Echo Bay	113	21,875	5	825	108	21,050
1988-1991	Alta Bay Venture	213	66,960	0	0	213	66,960
1992	Alta Gold	17	3,593	7	948	10	2,645
1993	Southwest Gold	7	1,415	0	0	7	1,415
1999-2002	Latitude-Degerstrom JV	54	16,143	0	0	54	16,143
2003-2006	Castleworth Ventures Pan-NV	205	40,730	6	1,414	199	39,316
2007-2008	MGC Resources	162	61,495	0	0	162	61,495
	Totals	**864**	**235,745**	**18**	**3,187**	**846**	**232,558**

Figure 11-1 shows the distribution of drilling in the Pan Project area.

11.1.2 Pan Property Exploration Targets

MGC has conducted exploration drilling on a number of targets on the Pan property. The targets include the Boulders, Wendy, Barite, Basin, North Lily, Nana, Island, Nederland, and Rib Hill. Approximately 64 holes out of the total holes drilled were used to drill test these prospective areas. Details of exploration were discussed in the section above. All drilling was done using reverse circulation drills.

11.2 Drilling Procedures and Conditions

Drilling conditions at Pan are good, because of moderate terrain and existing road infrastructure. Since 2003 sites were constructed by digging a sump and, if necessary levelling a pad for the drill. Overland travel was used where possible, and roads constructed used only when necessary for safe travel. Holes were generally collared in bedrock, and completed above the water table. Historical drilling results indicate that the water table is at least 1,000 feet below surface. The mineralized zones were often fractured and extensive brecciation is noted in the core drilling, but not visually seen in the RC and rotary drilling.

Drilling at Pan was conducted dominantly (98.7 percent) using RC and rotary methods. RC drilling was generally carried out hammer bits (4 ½ to 5 ¾") to depth. Tricone bits were limited to a small number of holes where drilling conditions prevented penetration and sample recovery with a hammer bit. The holes were generally cased for the top 10-20 feet.

Core holes have largely been drilled with HQ (2½ inch) size core and started at surface with no precollars. No historical core remains for visual inspection. Approximately 1.3 percent of the drilling footage has been completed with core. Core recovery was generally good, but core loss increased when the rock was highly fractured and brecciated as often happened in mineralized zones. Core recovery is further discussed below.

11.3 Drillhole Collar Surveys

A digital database of collar locations for the Pan Project was developed by Mine Development Associates for the 2005 resource estimate (MDA, 2005). This data was physically compared to all known drill logs to confirm locations. No errors were noted.

Collar locations for holes drilled previous to 1999 were originally located in local grid coordinates, and were reportedly surveyed (MDA, 2005), although no documentation could be located to confirm this. The Latitude drill holes were located on the basis of established local grid points, and several locations were verified by MDA in the field (2005). The Castleworth core holes, many of the Castleworth RC holes, and all the Pan-Nevada and MGC RC holes were surveyed using a licensed surveyor. The UTM NAD 83 meter locations of the MGC holes were compared to topography, planned locations, and GPS coordinates for accuracy and errors. The unsurveyed Castleworth holes were located on the basis of hand-held GPS measurements, compass and tape, and/or topography.

Geologic logs were completed for each drill hole and are compiled in the Pan Project database. Since 2007, MGC geologists logged cuttings directly into Microsoft Excel® spreadsheets using a laptop station located at the logging facility. The logging terminology for formation, lithology, alteration, oxidation, and waste type were preapproved, and any changes to the form needed to be approved by the project manager. No core was completed by MGC and previous core had either been consumed or lost. All project drill logs are printed and stored in binders by hole name together with related drill information. All collar and drill log information was imported into a secure Microsoft Access® database. This database was stored on the main project computer and backed up to the corporate server. Access to the primary database was restricted to the Project Manager for security.

11.4 Downhole Surveys

Downhole surveys were completed on the project only during the 2008 drill campaign. There are no surveys located for drilling completed prior to that. Downhole surveys are available for only 24 drillholes completed on the Pan Project during 2008. While deviation was minor in holes less than 1,000 feet, there is an element of risk due to the lack of down hole surveys.

11.5 Extent of Drilling

The surface drill hole spacing ranges from 100 feet to over 400 feet, but is generally on nominal 100 foot centers. The majority of the deposit drilling (65 percent) was completed using vertical holes. Approximately 50 percent of the angle drilling was oriented westerly, 30 percent easterly, across the north-south fabric of the project, the remaining angle holes where completed at various angles and azimuths. Most of the drilling is focused on the Pan Fault corridor, a north-south trend that is approximately 13,200 feet long and 300-1,500 feet wide. This corridor includes North and South Pan. A total of 464 holes intersected greater than 20 feet grading greater than 0.010 ozAu/st, and those intercepts are included in the appendix.

Figure 11-1 Pan Drillhole Location Map by Company


Explanation
Amselco
Hecla Mining
Echo Bay Exploration
Alta Bay Ventures
Southwest Gold
Latitude Minerals
Castleworth Ventures
MGC Resources
North
2000 feet

11.6 MGC data Compilation and Grid Conversion

The Pan database was transformed from a local coordinate system used to UTM Zone 11, NAD83, with coordinates expressed in US Feet by MDA for the 2005 resource estimate.

11.7 Project Drilling

Significant drillhole intercepts (greater than 20 feet and greater than 0.010 ozAu/st) are listed in Appendix A. This table includes all drillholes associated with the Pan Deposit. True thickness approximates the stated drillhole thickness, since the deposit is relatively flat lying along stratigraphic contacts. However, true thickness is dependent on the angle and azimuth of the drill holes, relative to the strike and dip of the mineralization.

Table 11-2 Summary of Drill Contractors by Operator and Drill Type

Operator	RC/Rotary Drill Contractor	Core Drill Contractor
Amselco	Southwest Drilling and Exploration, St George, UT Long Drilling, Carlin, NV Young Exploration, Round Mountain, NV Eklund Drilling, Carlin, NV	
Hecla	Eklund Drilling, Carlin, NV	
Echo Bay	Elsing Drilling and Pump Co., Inc, Twin Falls, ID	Boyles Brothers Drilling, Sparks, NV
Alta Bay	Leroy Kay Drilling Yerington, NV Copper and Sons Drilling, NV	
Alta Gold	Christiansen Drilling, Inc, Ely, NV	Longyear Drilling, Salt Lake City, UT
Latitude/Degerstrom	Degerstrom, Spokane, WA	
Castleworth/Pan-Nevada	Stretch Exploration, Battle Mountain, NV Eklund Drilling Company, Elko, NV	Ruen Drilling, ID
MGC	Drift Exploration, Alberta, Canada Okeefe Drilling, Butte, MT Eklund Drilling Company, Elko, NV	

Documentation of the RC-rotary drilling completed prior to 2003 is limited. No details are available for Echo Bay's core drilling completed in 1987. Alta Gold completed PQ size core

holes in both North and South Pan in 1992. The North Pan holes were abandoned at less than 50 feet due to drilling conditions. No other details are known.

Drilling completed by Southwestern Gold is poorly documented, and drill hole locations are questionable, based on follow up drilling in 2007.

During the Latitude-Degerstrom JV drilling campaign all drilling was completed using equipment owned and operated by Degerstrom. All holes were drilled dry and the majority were completed using 5 ¼ inch center return bits. Eleven holes were completed using a rotary blasthole rig.

Castleworth/Pan-Nevada primarily used a Drill Systems MPD-1500 RC track rig, supported by ARDCO all terrain vehicles. Conventional 5 to 5 ¼ inch conventional hammer bits were used to drill RC holes, with the exception of one hole completed with a center return bit (MDA, 2005). Drilling was completed both wet and dry from 2003-2006. Castleworth completed six HQ core holes in North Pan in 2004, using a truck mounted Longyear 44 rig and split tubes. Core was logged and photographed on site.

MGC used both a Drill Systems MPD-1500 RC track rig and a WD 150 Explorer Buggy rig, supported by ARDCO all terrain vehicles. Conventional 4 ½ to 5 ¼ inch hammer bits were used to drill RC holes. Drilling was completed wet in both 2007 and 2008.

12.0 SAMPLING METHOD AND APPROACH

12.1 Introduction

The Pan drill hole database includes samples from reverse circulation, core, and minor rotary drilling performed by a number of operators over a 20 year history. Drill spacing is on nominal 100 foot centers at North Pan and Black Stallion, and nominal 165 foot centers at South Pan. Drill spacing tighter than 100 foot centers is present in some areas of mineralization at North Pan and Black Stallion. The bulk of the samples (99 percent) were collected on 5 foot intervals, with core on 5 foot or less intervals.

Very little documentation is available on sampling and drilling procedures employed prior to 2004.

A review of historic drilling and MGC drilling found no reference to groundwater. The deepest holes, completed by Castleworth Ventures, 1,000 to 1,060 feet, did not encounter groundwater on the project. Consistent with the lack of significant groundwater flows, neither MDA nor the author of this report found any evidence of significant downhole contamination in the RC and rotary holes.

12.2 Latitude Minerals, Castleworth Ventures, and Pan-Nevada Sampling

According to MDA (2005), Latitude described sampling procedures as standard dry RC sampling. Drill cuttings were collected in a cyclone, which emptied into a riffle splitter, and a split was collected at the discharge point in cloth bags. Sample collection was completed by the drill contractor. Samples were placed in staging areas on a daily basis, prior to being transported to the assay labs. No evidence is available that the samples were secured in the staging areas. No further documentation has been located.

The 2004 Castleworth sample program is described in the 2005 MDA report, and practices were maintained for 2005 and 2006. Details for the 2003 campaign were not well documented other then holes were sampled on 5 foot intervals and flocculent applied to the wet samples (MDA, 2005).

2004 samples included dry and wet RC drilling. For the dry portions, Castleworth sampled at 5 foot intervals from ¼ splits of the drill cuttings off a two tier Gilson splitter, except the top 5-10 feet of the hole, where sample cuttings were collected in a pan placed adjacent to the blow-by hose. A portion of fines was lost from the cyclone during dry drilling, although minimal this was not quantified.

When required, wet drilling from injected water was utilized by Latitude contractors. Injection rates were typically < 2 gpm to reduce hole damage and contamination. Samples were collected in a cyclone vane splitter which emptied a portion (generally ¼) of the sample directly into a cloth sample bag via the discharge tube. For a portion of the program any excess fluids and associated fines, overflowed the sample bags and was lost. During the

summer portion of the program the entire sample and drilling fluid from the discharge tube were collected in 8 gallon tubs. An ounce of flocculent was used to drop out fines, and the water decanted from the sample. The sample was then poured into olefin bags.

Duplicate samples were collected by the drillers for 24 holes completed in January-February 2004. The duplicates were collected by the drill contractor on 50 foot intervals. These were collected as second splits from the rotary discharge.

Prior to shipment to an assay laboratory, RC samples were stored in unsecured staging areas or on the drill site. These were transported to ALS-Chemex in Elko, Nevada, with on the ground time of 3-5 days.

In 2004 Castleworth completed 6 core holes at North Pan. The whole core was transported to Kappes, Cassiday and Associates in Reno, Nevada. Except for hole 04-C-5, the entire core was consumed as part of the testing procedures for columns and agitated leach described in the metallurgy section below. 04-C-5 was ½ sawn by a diamond saw, with ½ retained and the other half consumed for metallurgical test work. The remaining ½ core is no longer available.

All full core boxes were transported to a secured storage facility in Eureka, until sent to KCA for test work. Partial core boxes were stored in a locked truck during the night.

There is no documentation of how core drilling and sampling was completed, but core recovery was generally good at 85 percent (MDA, 2005). Core recovery versus grade is further documented in the sections below.

12.3 MGC Sampling

MGC performed RC drilling at Pan in 2007 and 2008. The drilling was performed wet, with water injection between 1-2 gallons per minute. No groundwater was encountered during the drilling, with the deepest hole completed to 985 feet.

Cutting samples were collected every 5 feet by a designated and trained sampler provided by the drilling contractor. Cuttings from each 5-foot sample interval were passed through a cyclone and into a rotary vane splitter with 16 openings. The number of splitter openings was adjusted to maintain a roughly constant sample size of 7 kg. There was no recording of the number of openings maintained, so assessment of RC gold grade versus recovery is not possible to assess. Drill samples were collected at five-foot intervals and the RC drill rods were between 10-20 feet long depending upon rig type. A representative split from the discharge material was placed into a plastic RC chip tray for geological logging. The chip tray was marked with the drill hole name and down-hole interval.

Samples were collected in large micro-pore bags marked with the sample number and suspended from the discharge tube of the splitter. Overflow was minimal because of low water injection rates and lack of groundwater. A nominal sample weight of 5-10 kg was collected.

RC samples were allowed to drain at the drill site, and brought back to a Eureka office facility at the end of each day by MGC personnel. Samples were stored in secure bins until picked up and transported to Elko and/or Winnemucca by the commercial laboratory for preparation and assaying.

13.0 SAMPLE PREPARATION, ANALYSES AND SECURITY

Samples from the nine drilling campaigns were analysed for gold by fire assay (AuFA) and/or gold cyanide extraction assay (AuCN). There is no documentation of sample preparation and assay techniques used by the various laboratories prior to 2004. Assay certificates are available for most drill samples, but neither MDA (2005) nor MGC could find a record of sample preparation or internal quality control protocols used. The information on each drill campaign completed prior to 2005 has been excerpted from the MDA technical report issued in 2005. Table 13-1 summarizes the type of assay data currently in the database. Approximately 21.7 percent of the gold assay data is represented by an AuCN assay only. This could potentially under report the total gold content for that drill interval, because the AuCN value only represents the cyanide soluble gold, and not the total gold in the sample.

Table 13-1 Drill Data by Analytical Method

Company	Number AuFA Determinations	Number AuCN Determinations	AuCN/AuFA Pairs	AuCN only	percent of Data Represented by AuCN data
Amselco	609	3,641	302	3,339	84.6
Hecla	124	0	0	0	0
Echo Bay	3,980	0	0	0	0
Alta Bay	6,288	13,318	6,284	7,034	52.8
Latitude	2,892	0	0	0	0
Castleworth/ Pan-Nevada	13,582	254	254	0	0
MGC	9,957	1,035	1,035	0	0
TOTAL	**37,612**	**18,248**	**7,875**	**10,373**	**21.7**

13.1 Amselco

Amselco used Monitor Geochemical Laboratory (Elko, Nevada), Hunter Mining Laboratory (Sparks, Nevada) and Amselco's own laboratory (Sparks, Nevada) to process samples. There are is 3,948 sample intervals from Amselco drilling in the Pan database. A fire assay with atomic absorption finish was used for 609 samples. For 3,641 samples a digestion / AA results were posted, but is of unknown origin. However, it appears that these are most likely cyanide digestion analysis, when compared to the AuFA results. There are 302 pairs, with both sets of overlapping data. No other information on sample prep, procedures, or QA/QC is available.

13.2 Hecla

Hecla used Rocky Mountain Geochemical of Sparks, Nevada to analyze RC samples. The analytical method reported on the assay certificates is an acid digestion, followed by an AA determination. No further information is available on these samples, which amounts to 124 sample intervals.

13.3 Echo Bay

Echo Bay utilized Rocky Mountain Geochemical Corporation, West Jordan, Utah for their Pan samples. A 30g fire assay with an atomic absorption finish was used to analyze the 3,980 samples. No further information is available on these samples.

13.4 Alta Bay and Alta Gold

Drill samples collected by the Alta Bay joint venture were prepared and analyzed at the Alta Gold controlled mine laboratories at Robinson, Illipah, and Easy Junior mining operations. The records and assay certificates from the Illipah and Robinson assay laboratories state that the analyses were done by cold cyanide digestion, followed by AA determination of gold content in the pregnant cyanide solution. If the initial result returned values above 0.012 ozAu/st, then the sample pulp was fire assayed and gold content determined by AA. However, there are 41 samples (out of 7,034) that are above this cut-off, without AuFA data. There is no information on the procedure at the Easy Junior laboratory.

For the Alta Bay drilling, there are 13,322 sample intervals with assay data. This includes 6,288 AuFA analyses and 13,318 AuCN analyses. Of the 6,288 AuFA results, 6,284 have corresponding AuCN data. This corresponds to a 0.012 ozAu/st cut-off, as noted in the lab protocol.

After dissolution of the Alta Bay Joint venture, Alta Gold contracted Analytical Services, Elko, Nevada to process and analyze samples from the 1991 program. These were analyzed by cyanide digestion followed by AA, as well as a fire assay by AA finish. However, none of this drill data is currently in the Pan database due to poor records because hole location information could not be identified.

13.5 Latitude and Degerstrom

All of the drill samples collected by Latitude and Degerstrom were processed and analyzed at the Degerstrom Laboratory in Spokane, Washington. Degerstrom passed the RC cuttings through a riffle splitter and collected a split of between 500 and 1,000 g, which was crushed to a nominal -150 mesh. A total of 2,892 sample intervals were analyzed by a 30g fire assay with AA finish.

13.6 Castleworth and Pan-Nevada

The RC samples collected by Castleworth and Pan-Nevada were processed by Chemex, Elko, Nevada. Each sample was crushed to 70 percent passing 2mm and passed through a

riffle splitter to obtain a 250 g split, which was pulverized to 85 percent passing 75 microns. The pulps were shipped to the Chemex laboratory in Vancouver, BC and analyzed by a one-assay ton fire assay, with an AA finish. Higher grade samples (>0.291 ozAu/st) received a gravimetric finish. There are 13,528 RC sample intervals with AuFA determinations. Castleworth did not perform any AuCN determinations on the RC material.

The core drilled in 2004 was sampled, prepared, and analyzed by KCA (Albert, 2004). The core was sampled on five foot intervals. The core was then crushed to -2 inch, and a 1,000g subsample collected. Each subsample was pulverized to -10mesh and split to a 200g sample. This was pulverized to 80 percent passing -150 mesh. A 30g sample was then fire assayed with an AA finish for gold and silver. Each pulp was also analyzed for cyanide soluble gold. A 10g split was added to 25 ml of 5g/l NaCN solution and agitated for 24 hours. The pregnant solution was evaluated using an AA determination of gold content.

13.7 MGC

The RC samples collected by MGC were processed by ALS-Chemex, Elko and Winnemucca, Nevada and SGS Laboratories, Elko, Nevada. All samples were picked up in the field at the end of each day shift and stored in a secure facility in Eureka, Nevada. Standards and blanks developed and / or purchased by MGC were inserted into the sample set prior to dispatch to the laboratory. After processing, the ALS samples were shipped to Vancouver and the SGS samples to Toronto. At ALS Chemex each drill sample was crushed to 70 percent passing -6mm and passed through a riffle splitter to obtain a 250 g split, which was pulverized to 85 percent passing 75 microns. Pulps were analyzed by a one-assay ton fire assay, with an AA finish. Higher grade samples (>0.291 ozAu/st) received a gravimetric finish. For samples returning greater than 300 ppb Au, a cyanide leach analysis was performed. On the sample pulp, a one hour cyanide digestion was completed on a 30g sample, followed by AA determination of gold content in the pregnant cyanide solution.

There are 9,957 sample intervals with AuFA determinations in this dataset, with 1,035 sample intervals containing paired AuCN information.

13.8 Discussion and Sample Studies

The Pan drill hole database contains gold assay analytical information on 47,985 sample intervals, with assay results by fire assay and cyanide digestion stored separately. As a subset of this total database, 37,612 samples contain AuFA assay data, and 18,248 contain AuCN assay data. Of this AuCN data, 7,875 are paired with AuFA assay results, giving some indication as to gold recovery, although at a very fine grind. An additional 10,373 samples have only AuCN data. This lack of total gold assay is primarily in the Amselco and Alta Bay datasets, although for the Alta Bay material this is limited to values below 0.012 ozAu/st on the AuCN determination. In the 2005 technical report (MDA, 2005) comparative analysis of AuFA and AuCN data from the Amselco an Alta Bay material, indicated that the AuCN only data, is on average, potentially 24 percent lower grade then a total gold content. This percentage will

vary from sample to sample, depending upon the total gold content, and the amount that is cyanide soluble.

13.8.1 Size Fraction Analyses

In 1987 Echo Bay submitted three sample composites from North Pan drill holes to Dawson Metallurgical Laboratories of Murray, Utah for metallic screen/size fraction analyses (Thompson, 1987 and MDA, 2005). Preparation and procedures are documented in the MDA technical report and summarized below in Table 13-2. Overall, the size fraction analyses demonstrates that the Pan gold mineralization is similar in nature to most Carlin style/disseminated gold deposits.

Table 13-2 Size Fraction Analyses, Echo Bay

Hole Id	Mesh Size	Weight % Retained	Gold Grade (ozAu/st)	Gold Distribution (%)
EP-39	+6	11.2	0.033	6.3
	-6 to +20	19.91	0.046	15.6
	-20 to +48	8.39	0.046	6.6
	-48 to +100	3.70	0.060	3.8
	-100	56.78	0.070	67.7
	Total	**100.00**	**0.059**	**100.0**
EP-7	+6	26.40	0.030	23.2
	-6 to +20	37.30	0.032	35.0
	-20 to +48	14.24	0.034	14.2
	-48 to +100	5.02	0.032	4.7
	-100	17.03	0.046	22.9
	Total	**100.00**	**0.034**	**100**
EP-46	+6	19.97	0.021	16.6
	-6 to +20	38.99	0.011	17.0
	-20 to +48	16.15	0.026	16.7
	-48 to +100	5.69	0.028	6.3
	-100	19.20	0.057	43.4
	Total	**100.00**	**0.025**	**100.0**

13.8.2 Diamond and Reverse Circulation Drilling Comparison – Twin Holes and Core Recovery compared to Gold Grade

In 2004 Castleworth completed six core holes at North Pan. These holes (04-C-1 through 04-C-6) were completed as twins of existing holes, with separation varying from 8 to 29 feet. Core hole 04-C-3 was lost above the mineralized zone and could not be used as a comparison hole. In the case of 04-C-1, C-4, and C-5 there were multiple holes with less than 50 feet of separation. This allowed multiple comparisons for confirmation of grade. The core

holes were completed as HQ (2 1/2 inch diameter). The diameter of the RC holes is unknown. The total depth of the core drill holes was between 115 and 325 feet. Neither the core nor the RC drill holes were surveyed down-hole, therefore their alignment was not confirmed, however, down hole survey experience during 2008 showed that deviations have not been significant in that depth range.

Results are shown in Table 13-3 and indicate that average gold grade is significantly higher in the core drill intercept compared to RC drill intercepts.

Table 13-3 Core vs. RC Comparisons, Core Holes Highlighted in Yellow

Twin Pair	Operator	Drill Hole Id	Distance of Sep from Core Hole (ft)	Thickness of Mineralization (ft)	Average Grade	From-To (ft)	Comments
1	Castleworth	04-C-1	0	195	0.0439	0-195	
	Echo Bay	EP-07	14.2	150	0.0337	0-150	Hole TD at 150
	Alta Bay	NP-127	24.2	195	0.0349	0-195	
	Alta Bay	NP-307	18.3	195	0.0378	0-195	
2	Castleworth	04-C-2	0	175	0.0164	0-175	
	Castleworth	03-03	8.1	175	0.0200	0-175	
3	Castleworth	04-C-4	0	200	0.0179	0-200	
	Echo Bay	EP-28	29.3	200	0.0104	0-200	
	Alta Bay	NP-148	18.8	165	0.0167	0-165	Hole TD at 165
4	Castleworth	04-C-5	0	150	0.0379	0-150	
	Echo Bay	EP-34	8.1	150	0.0251	0-150	Hole TD at 150
	Alta Bay	NP-225	17.2	150	0.0231	0-150	
5	Castleworth	04-C-6	0	115	0.0477	0-115	
	Latitude	LPR-510	16.1	115	0.0217	0-115	

As a further comparison, MGC compared the AuFA results of all HQ core samples relative to the nearest RC samples using a quantile-quantile (Q-Q) plotting technique. The Q-Q plot is a graphical technique for determining if two data sets come from populations with a common distribution. A Q-Q plot is a plot of the quantiles of the first data set against the quantiles of the second data set. A 45-degree reference line is also plotted. If the two sets come from a population with the same distribution, the points should fall approximately along this reference line. The greater the departure from this reference line, the greater the evidence for the conclusion that the two data sets have come from populations with different distributions.

The Q-Q plots for the core and RC pairs clearly show that RC drill assays produce lower average grades than the nearest core samples (see Figure 13-1), by an average of 30.5 percent.

Figure 13-1 QQ plot of RC and Core Sample Pairs from North Pan


QQ PLot
Core vs RC
North Pan
AuFA Data (opt)
377 sample pairs
Core Avg Grade 0.0333 opt
RC Avg Grade 0.0255 opt
RC Gold Grade (opt)
Core Gold Grade (opt)
0
0.02
0.04
0.06
0.08
0.1
0.12
0.14
0.16

These differences can be ascribed to either downgrading of RC assay results as a result of poor assay quality (Alta Gold Mine labs), or downgrading of RC samples by loss of fines. The difference between core and RC grades were noted by MDA (2005). However, this was a global comparison and did not limit the comparison to twin drilling.

Core recovery information was available for the six core holes completed by Castleworth in 2004. Core recovery was moderate, and averaged 86 percent, although a number of low recovery intervals are noted in the logs (ranging from 0-100 percent). Drill lengths were also lower than expected, averaging 2.5 feet, suggesting drill condition problems. Core hole recovery was below average in C-4 through C-6 (ranging from 78-84 percent), while C-1 through C-3 averaged 92-94 percent core recovery. Figure 13-2 shows the relationship between core recovery and gold grades from all samples in the 2004 Castleworth program. There is an apparent positive correlation between grade and recovery, with grades in excess of 0.10 ozAu/st not occurring in samples with less than 90 percent core recovery and grades above 0.050 ozAu/st generally not occurring in samples with less than 80 percent recovery. Using a 0.006 ozAu/st cutoff, the average grade of samples with less than 80 percent recovery was 0.025 ozAu/st (56 percent recovery, 45 samples), while the average grade of samples with 80 percent or better recovery was 0.033 ozAu/st (95 percent recovery, 154 samples). Coupled with the size fraction analysis, this indicates that loss of fines in the core drilling probably resulted in a down grading of gold grades.

For this evaluation, samples with greater than 100 percent recovery were capped at 100 percent (9 samples), recovery zones for the first 5-10 feet of the core hole were not included due to conditions related to starting core at the surface, and 6 suspect samples related to poor drilling conditions in 04-C-5 were not included in the study.

Figure 13-2 Plot of Core Recovery vs Gold Grade for Core Drilling at Pan


Pan Project
Core Recovery vs Gold Grade
Gold Grade AuFA (opt)
0.18
0.16
0.14
0.12
0.1
0.08
0.06
0.04
0.02
0
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Core Recovery (%)
04-C-1
04-C-2
04-C-3
04-C-4
04-C-5
04-C-6

Echo Bay reported five twin core holes at North Pan (Jeanne, 1987). MDA examined the sample data from the twin core holes (MDA, 2005) and corresponding RC holes and determined that the average gold grades were 0.026 ozAu/st and 0.027 ozAu/st respectively. Because no collar data could be located for the core holes and these holes are not included in the database, no further work was completed for this report.

13.8.3 RC Twins

A search of the drill hole database was completed to identify twin drill holes completed at less than 25 foot spacing on the Pan Project, and along the same drill azimuth and angle. These holes were not specifically drilled to generate twin data, but were visually and statistically inspected to assure good geologic and location comparisons. A total of 30 twins were identified, with separation ranging from 0-25 feet, and averaging approximately 15 feet. Sample comparison ranges from a low of 8 samples, representing 40 feet, to a high of 105 samples, representing 525 feet, with an average of 195 feet for sample comparison. A hole by hole comparison is included in Table 13-4.

Table 13-4 Twin Comparison (RC holes) for Pan Project, not including Core Holes
Green holes=Amselco, Blue=Alta Bay Orange=Echo Bay, Yellow=Castleworth, Purple=Latitude, Red=MGC

Twin No.	Drill Hole ID	Company	Distance Sep (ft)	No. Samples	AuFA (opt)
1	PR-10	Amselco	14.9	8	0.0205
	PR-10A	Amselco			0.0210
2	AP-113	Alta Bay	6.7	10	0.0314
	AP-113B	Alta Bay			0.0368
3	AP-122	Alta Bay	25.0	28	0.0414
	SP-253	Alta Bay			0.0271
4	NP-138	Alta Bay	8.1	13	0.0092
	NP-225	Alta Bay			0.0140
5	004-23	Castleworth	5.0	40	0.0225
	004-26	Castleworth			0.0345
6	PN08-4	MGC	14.0	68	0.0104
	PN08-4A	MGC			0.0120

Twin No.	Drill Hole ID	Company	Distance Sep (ft)	No. Samples	AuFA (opt)
7	EP-16	Echo Bay	14.3	23	0.0139
	NP-131	Alta Bay			0.0181
8	EP-07	Echo Bay	22.0	28	0.0351
	NP-127	Alta Bay			0.0295
9	EP-23	Echo Bay	1.0	30	0.0156
	NP-147	Alta Bay			0.0205
10	EP-03	Echo Bay	18.0	40	0.0039
	NP-130	Alta Bay			0.0034
11	EP-19	Echo Bay	10.6	29	0.0166
	NP-265	Alta Bay			0.0168
12	EP-38	Echo Bay	12.5	40	0.0149
	NP-137	Alta Bay			0.0156
13	EP-46	Echo Bay	19.0	30	0.0308
	NP-142	Alta Bay			0.0155
14	EP-49	Echo Bay	15.3	9	0.0142
	NP-184	Alta Bay			0.0148
15	EP-27	Echo Bay	10.4	37	0.0083
	NP-146	Alta Bay			0.0122
16	EP-34	Echo Bay	16.3	30	0.0251
	NP-225	Alta Bay			0.0231
17	EP-34	Echo Bay	23.0	13	0.0242
	NP-138	Alta Bay			0.0092
18	NP-264	Alta Bay	11.0	16	0.0112
	PR-75	Amselco			0.0143

Twin No.	Drill Hole ID	Company	Distance Sep (ft)	No. Samples	AuFA (opt)
19	NP-148	Alta Bay	12.2	33	0.0201
	PR-37	Amselco			0.0220
20	SP-193	Alta Bay	12.4	53	0.0328
	PN08-10	MGC			0.0271
21	NP-186	Alta Bay	20.9	30	0.0232
	PN07-65	MGC			0.0372
22	AP-124	Alta Bay	21.1	19	0.0282
	PN08-13	MGC			0.0599
23	AP-116C	Alta Bay	0.0	33	0.0233
	LPR-413	Latitude			0.0194
24	AP-124	Alta Bay	20.2	19	0.0282
	06-267	Pan Nevada			0.0266
25	NP-151	Alta Bay	10.9	49	0.0089
	04-60	Castleworth			0.0083
26	EP-087	Echo Bay	24.4	66	0.0110
	PN08-09	MGC			0.0267
27	EP-53	Echo Bay	20.8	20	0.0044
	PN08-07	MGC			0.0535
28	EP-100	Echo Bay	13.2	105	0.0131
	PN08-13	MGC			0.0156
31	LPR-510	Latitude	19.8	100	0.0149
	03-02	Castleworth			0.0342

A review of the individual hole results on both a downhole footage basis, average grade, and QQ Plots indicate that the Alta Bay drill hole AuFA assays appear to be biased low when compared to the other operators (Echo Bay, Amselco, MGC, Latitude, and Pan-Nevada). This could be a result of Alta Bay samples being processed through noncertified mine laboratories, and potential mixing of AuCN with AuFA data. An effort was made to correctly identify Alta mine lab procedures, but there is a margin of error due to poor documentation. This bias, on average is approximately 14.5 percent low for Alta Bay AuFA results.

A comparison of Echo Bay to MGC and Pan-Nevada to MGC AuFA results also shows an upgrading of assay results from the MGC material. All three sample sets were sent through certified labortories, so the bias maybe a result of drilling procedures. However, documentation of drilling procedures for the Echo Bay and Pan-Nevada work is limited and no clear reason for the bias could be determined.

Figure 13-3 QQ Plot of Alta Bay AuFA Assays and Other Operators AuFA Assays

Upper figure is for all samples, lower figure is a snapshot of this data from 0.0 to 0.045 opt.


Other-Alta Bay
QQ Plot of AuFA
All Samples
Alta Bay AuFA (opt)
0.240
0.220
0.200
0.180
0.160
0.140
0.120
0.100
0.080
0.060
0.040
0.020
-
0.020 0.040 0.060 0.080 0.100 0.120 0.140 0.160 0.180 0.200 0.220 0.240
Other AuFA (opt)
Average Grade (589 samples)
Other (Midway, EchoBay, Amselco, Latitude, PanNV)
Range - 0.000 to 0.253 opt
Average Grade - 0.0218 opt
Alta Bay
Range 0.001 to 0.222 opt
Average Grade 0.0190 opt


Other-Alta Bay
QQ Plot of AuFA
< 0.045 opt samples
Alta Bay
AuFA (opt)
Other
AuFA (opt)
0.045
0.040
0.035
0.030
0.025
0.020
0.015
0.010
0.005
0.005
0.010
0.015
0.020
0.025
0.030
0.035
0.040
0.045
Average Grade (589 samples)
Other (Midway, EchoBay, Amselco, Latitude, PanNV)
Range - 0.000 to 0.258 opt
Average Grade - 0.0218 opt
Alta Bay
Range 0.001 to 0.222 opt
Average Grade 0.0190 opt

13.8.4 Pilot Ridge Drilling

The most concentrated area of drilling is currently at Pilot Ridge (North Pan). MDA (2005) did a sample statistic of this area to compare drilling results of various operators. Pilot Ridge drill samples are noted below in Table 13-5. MGC did not complete any drilling in this area to be included in the sample statistics. The Alta Bay and Amselco data is low based on the inclusion of AuCN data in the statistics, but the problem with a low bias in historical assays is evident.

Table 13-5 Sample Statistics of Pilot Ridge Domains by Operator

Company	No Samples	Avg Length (ft)	Mean (ozAu/st)	Min (ozAu/st)	Max (ozAu/st)	Std Dev (ozAu/st)
Amselco	561	5	0.012	0.000	0.144	0.010
Echo Bay	700	5	0.016	0.000	0.109	0.013
Alta Bay	1,655	5	0.016	0.000	0.144	0.013
Latitude	486	5	0.016	0.000	0.144	0.014
Castleworth	1,998	5	0.018	0.000	0.230	0.019

14.0 DATA VERIFICATION

Both MDA (2005) and AMEC (2008) performed a verification of the exploration and drilling data through 2007. Both companies found the logs, surveys, and assays in the Pan mineral resource database accurately represent the source documentation. MGC Resources did a complete check of the Pan database in 2007; Gustavson also spot checked this data and believes the dataset accurately represents the source documentation.

MGC personnel verified exploration data collected after January 1, 2008, including checks of logs, surveys, and assays. For the 2008 data, 100 percent of data was analyzed and found to match the original information. This constitutes an error of less than 0.01 percent.

14.1 Check Assays

There are check assay data for Latitude-Degerstrom, Castleworth, and MGC. There is no check assay data for Southwest, Hecla, MGC, Amselco, Alta Bay, or Echo Bay samples.

The summary below is excerpted from the MDA report (2005) on the project. Details of the studies and scatter plots can be reviewed in this earlier report. Additional data from the MGC work is also included in detail.

There are 242 check assays (approximately 8 percent) from the Latitude drill campaign. Check assays were completed by Degerstrom on the same sample pulp used for the original assay. Results of the check assays are summarized in Table 14-1. Overall the check assays compare favourably to the original, with only a 6 percent difference. However, these are not considered independent check assays since both the original and check assay were completed at the Degerstrom Laboratory in Spokane, Washington.

The Castleworth 2004 drill program included assays of duplicate splits collected at the RC rig and second assays on intervals chosen for bottle roll tests. Approximately 6 percent of the Castleworth drill samples were check assayed. This includes 129 duplicate samples from the January-February 2004 and 119 from July 2004 drilling. The additional 119 duplicate samples were assayed at both KCA and Chemex for comparison. There were also 92 bottle roll samples that were originally assayed by Chemex, and reassayed by Chemex in preparation of bottle roll testing.

MDA (2005) selected sample pulps from the Latitude and Castleworth drilling campaigns for check assays. A total of 15 sample pulps were selected from the Latitude drilling to represent various gold grades and material types. The check assays, completed at American Assay, Sparks, Nevada, were systematically higher than the original results. However, MDA noted that there is insufficient sample numbers to allow statistically valid conclusions.

Table 14-1 Check Assay Results for Pan Project

Operator	Number of Samples	Original Assay (Au opt)	Check Assay (Au opt)	Comment
Latitude	242	0.0409 Degerstrom	0.0433 Degerstrom	Sample pulp re-assay
Castleworth	129	0.006 Chemex	0.007 American Assay	Rig Duplicates
Castleworth	119	0.011 Chemex	0.012 KCA	Rig Duplicates
Castleworth	92	0.023 Chemex	0.023 Chemex	Bottle Roll Assays
MDA (Latitude Drilling)	15	0.0474 Degerstrom	0.0536 American Assay	Sample pulp re-assay
MGC	316	0.0028 ALS-SGS	.0028 ALS-SGS	Rig Duplicates

In 2007 MGC conducted a rig duplicate program, collecting a duplicate sample during drilling for the majority of the holes completed during the year. Duplicate samples were collected every 100 feet, and split and analyzed using the same procedures as the original sample. Duplicates were analyzed at the same laboratory as the original sample. For samples with values less then detection (5 ppb), the gold value was set to 0.0. Sample weights were also compared, to ensure the duplicates were representative of the original sample. Weights of the original sample averaged 4.71 kg, compared to 4.66 kg on the duplicates. Results are displayed in Figure 14-1, which shows a close correlation between the original and duplicate sample results.

Figure 14-1 MGC Rig Duplicates


MGC Resources
Rig Duplicates
2007 Drill Campaign
Duplicate Sample
ppm Au
Orignal Sample
ppm Au
0
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6
1.8

316 samples, original assays averaged 0.0958 ppm Au, and ranged from 0 to 3.68 ppm Au. Duplicates averaged 0.0951 ppm Au, ranging from 0 to 1.76 ppm Au.

Table 14-2 Descriptive Statistics of MGC Duplicate Rig Samples

	ALS-Chemex Original (Au ppm)	ALS-Chemex Duplicate (Au ppm)	SGS Original (Au ppm)	SGS Duplicate (Au ppm)	All (Au ppm)	All (Au ppm)
Mean	0.1107	0.1062	0.0650	0.0722	0.0958	0.0951
Standard Dev	0.3323	0.2702	0.1638	0.1683	0.2889	0.2420
Min	0.000	0.0000	0.0000	0.0000	0.0000	0.0000
Max	3.6800	1.7600	1.2700	1.1500	3.6800	1.7600
Count	213	213	103	103	316	316

14.2 MGC QA/QC Programs

SRK reviewed the QA/QC data from the 2007 and 2008 drilling. Information from the SRK report is summarized below (SRK, 2009).

MGC maintained a regular program of commercial standard reference materials as well as blanks and rig duplicates (2007 only). The standards were purchased from Shea Clark Smith, Reno, Nevada as increments of 0.55, 1.0 and 2.0 ppm Au. Blanks were obtained from a gravel stockpile located approximately 1 mile north of Highway 50, on Route 879. As part of protocol, MGC Resources had the following QA/QC programs in place for the 2007-2008 drilling programs.

1. Rig Duplicates, every 100 feet
2. Coarse (1/4 inch minus) blank reference material, 1 per 50, minimum 1 per hole
3. Standards (-200 mesh) reference material, 1 per 50, minimum 1 per hole

Results of the rig duplicate program are discussed in section 14.1. For coarse blank material, a limestone stockpile was utilized for 2007 and 2008. In 2007, 115 samples were used, with an average result of 0.0029 ppm Au. Nine blanks returned values of >0.013 ppm Au and were further investigated. Seven holes had no significant gold values in the sample assays and were not rerun. The remaining two holes were reanalyzed for gold, along with a fresh blank sample. In 2008 a different portion of the limestone stockpile was utilized for blanks. This portion of the pile tended to return anomalous gold results (>0.030 ppm Au). Use of the blanks was discontinued until a better blank control could be located.

Industry standards were obtained and submitted blindly with drill samples. Three standards at a 2.0 ppm, 1.0 ppm, and 0.55 ppm threshold were utilized. Values within ±1 standard deviation were considered valid, and accepted into the database. Values greater than ±1 std were further investigated and either reanalyzed or accepted, depending upon results. The 2.0

ppm standard was found to be frequently outside of the +1 std and use was discontinued in mid-2007.

Based on the protocol employed by MGC and the standard/blank assay results the assay quality completed during 2007 and 2008 are within acceptable limits.

15.0 ADJACENT PROPERTIES

There are no known activities on adjacent properties that affect the current exploration program or ability to mine the identified resources on the Pan Project.

AuEx Inc., a Canadian registered exploration company, does have claims adjacent to the south claim boundary at Pan.

MGC also controls the Gold Rock property, which is approximately 8 miles to the southeast. This property has historical production and may have potential for production synergy with the Pan Project.

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING

A summary of metallurgical testing completed prior to 2005 is documented in the MDA report completed for Castleworth Ventures Inc. A summary of that information is provided below for completeness. Full details, including sample prep, processing, and analysis are discussed in MDA (2005). This includes bottle rolls and column leach data. Summary conclusions are

1. Bottle roll data for North Pan, South Pan, Black Stallion, and Nana show average gold dissolutions of 56.4, 72.2, and 84.1 percent respectively, at average gold head grades of 0.030 to 0.033 ozAu/st.
2. Column leach tests for North Pan and South Pan show average gold dissolutions of 67.8 percent (0.030 ozAu/st head grade) and 75.5 percent (0.040 ozAu/st head grade) respectively.
3. Cyanide consumption ranges from 0.1 to 2.3 lbs/st
4. Lime consumption ranges from 2-11 lbs/st, with an average of 5 lb/st
5. Run of Mine recoveries have not been tested at this point in the project.

16.1 Bottle Roll Tests (BRT)

Echo Bay submitted three composites to Dawson Metallurgical Laboratories and Hazen Research for bottle roll cyanide leach tests. The samples were composites from three RC holes drilled at North Pan, in Pilot shale. Descriptions and results are summarized in Thompson (1987) and MDA (2005). Gold leach extractions are low for the ¼" material, but the samples were generally composed of jasperoid, and are not considered representative of the deposit. Gold extraction generally improved with crushing, and with increased leach times, although the latter is not consistent. Head grades were higher than anticipated for the Pan Resource, indicating the need for additional testing at average deposit grades. Head grades were also inconsistent, considered the composites were from the same original material. The original drill reported intercept is noted below the test result, in red and italics. Average grade of the tested material was -31 to +93 percent different then the originally reported drill intercepts.

Table 16-1 Dawson Metallurgical Laboratories – BRT Results

Hole ID	Composite Interval (ft) Drill Intercept Grade (ozAu/st)	Grind Lab	Gold Grade (ozAu/st) Calc Head	Gold Extraction- 72 hours (percent)	Gold Extraction- 120 hours (percent)	NaCN Consumption (lb/ton)
EP-39	0-100 *0.058*	¼" Dawson	0.058	62.4		1.45
EP-39	0-100	¼" Hazen	0.028	50.6	78.7	
EP-39	0-100	81 percent - 400 mesh Hazen	0.033	76.1	78.7	
EP-7	20-100 *0.029*	¼" Dawson	0.038	45.2		1.35
EP-7	20-100	¼" Hazen	0.073	69.0	69.0	
EP-7	20-100	81 percent - 400 mesh Hazen	0.056	72.5	70.8	
EP-46	5-15 *0.028*	¼" Dawson	0.034	49.9		1.36
EP-46	5-15	¼" Hazen	0.031	44.5	50.9	
EP-46	5-15	81 percent - 400 mesh Hazen	0.033	84.1	84.1	

McClelland Laboratories, Inc conducted bottle roll leach tests on 14 samples submitted by Echo Bay in 1987. Description of tests procedures and results are summarized in McClelland (1987) and MDA (2005). Twelve of the samples were composited from North Pan RC holes; two were bulk samples from either previous core drilling or surface exposed mineralization. As with the Dawson work, all samples were described as silicified/Jasperoid. Documentation on the bulk samples was poor and the true source is unknown. Samples were crushed to 90 percent passing minus 6 mesh and subjected to 96 hour bottle roll cyanide leaching. Results are summarized in Figure 16-1. Gold recoveries range from 24 to 90 percent and generally levelled off after 24-48 hours. Average recovery at the end of the 96 hour BRT was 46.8 percent

Calculated head grades were compared to drill intercept reported grade. Although more consistent than the previous test work, calculated head grades differed by -15 to 22 percent from the original drill reported intercepts. Average grade for the test work of 0.027ozAu/st was also higher than the average grade of the project. This continues to be identified as a concern at the Pan Project, with the historical assay data repeatedly generating a lower assay grade, than subsequent testing or twin drilling.

Cyanide consumption, which ranged from 0.10 to 0.75 lb/ton, was low, and lime requirements were also considered low to moderate, due to the high carbonate, low sulphide nature of the material.

Figure 16-1 McClelland Laboratories, North Pan Bottle Roll Tests Results


100
95
90
85
80
75
70
65
60
55
50
45
40
35
30
25
20
15
10
5
0
Gold Extraction (%)
0
12
24
36
48
60
72
84
96
108
Hours
23
39
EP-02 (105-125)
EP-21 (55-145)
EP-24 (0-75)
EP-25 (100-200)
EP-27 (150-175)
EP-29 (100-115)
EP-31 (30-90)
EP-34 (5-145)
EP-38 (45-60)
EP-48 (0-25)
EP-49 (60-95)

In 1988 Echo Bay submitted an additional six RC composites from South Pan to McClelland for testing using the same parameters as the North Pan BRT. Results of the South Pan work are shown in Figure 16-2 In general gold recoveries were significantly higher than the North Pan testwork, with a range from 69.2 to 97.6 percent and generally levelled off after 48 hours. Average recoveries for the South Pan material was 89.6 percent

Calculated head grades were compared to drill intercept reported grade. Although more consistent than the previous test work, calculated head grades differed by -12 to +3 percent from the original drill reported intercepts. Average grade for the test work was 0.034 ozAu/st, which is again higher than the average grade of the project.

Cyanide consumption, which ranged from 0.10 to 0.48lb/ton, was low, and lime requirements were considered low to moderate, due to the high carbonate, low sulphide nature of the material.

Figure 16-2 McClelland Laboratories, South Pan Bottle Roll Tests Results


Gold Extraction (%)
0
5
10
15
20
25
30
35
40
45
50
55
60
65
70
75
80
85
90
95
100
0
12
24
36
48
60
72
84
96
Hours
EP-67 (110-250)
EP-82 (5-85)
EP-82 (95-265)
EP-82 (305-360)
EP-87 (165-310)
EP-100 (125-180)

During 2004, Castleworth commissioned 62 bottle roll tests on sample rejects from 15 RC holes. Details for this test work are in MDA (2005) report, but the work is a 24 hour bottle roll using 0.25 percent NaCN solution on 1,000g samples. The majority of the samples were from North Pan (60), while 2 samples were taken from the Black Stallion area. Gold recovery,

when compared to the original drill assay, averaged 79.2 percent. There were problems with approximately 20 percent of the samples, which returned extraction rates >100 percent. This is because the original gold assay was compared to the extracted value and a head grade was not calculated, as would be industry standard.

An additional 92 bottle roll tests were submitted by Castleworth to Chemex in late 2004. Because of problems noted in the earlier work, a head, tail, and calculated head assay were requested. The samples provided were from North Pan RC drilling, completed during July 2004. Results of each test are summarized in MDA (2005). The overall extraction rate averaged 61 percent, on an average calculated head grade of 0.0235 ozAu/st.

In 2006, Pan-Nevada submitted 101 RC coarse reject samples for bottle roll testing at ALS Chemex. The coarse rejects are assumed to be 70 percent passing minus 6 mesh, which is typical preparation by ALS, but no documentation could be located. For the testing 1,000 g charges were subjected to 24 hours of bottle roll, cyanide leaching in a 0.25 percent NaCN solution. The leach solution is used at room temperature and analyzed by atomic absorption. The 101 samples submitted were from Black Stallion (91) and Nana (10), and showed recoveries ranging from 17.4 to 100 percent. The majority (93) of the samples showed greater than 50 percent gold extraction, with an average of 84.1 percent. Average grade of the samples was 0.0296 ozAu/st, which is again higher grade then the average for the Pan deposit. Further test work should include average Pan deposit grades for metallurgical confirmation.

16.2 Column Leach Tests

In 1987 McClelland also conducted column leach tests on two North Pan bulk samples, as described in MDA (2005). These samples were crushed to 80 percent minus 3/8 inch and leached in 6 inch by 8 foot tall columns. Details of the testing are described in McClelland (1987) and MDA (2005) and only the results are summarize in this report.

Gold extraction averaged 79.2 percent for sample 39 and 80.8 percent for sample 23, which apparently match up with the bulk samples used by McClelland in the BRT. Gold recovery was much higher than predicted by the bottle rolls, although no reason was determined by the laboratory. Gold recovery levelled off after 20-25 days, cyanide consumption was much higher than predicted by bottle roll tests, ranging from 1.8 to 2.18 lbs/ton, lime requirements remain low, due to the high carbonate nature of the material. Recovery curves for the two bulk samples are shown in Figure 16-3

Figure 16-3 McClelland Laboratories, North Pan Column Leach Test Results


Gold Extraction (%)
100
95
90
85
80
75
70
65
60
55
50
45
40
35
30
25
20
15
10
5
0
0
5
10
15
20
25
30
35
40
45
50
55
Days
23
39

In 1989-1990 Alta Gold, on behalf of the Alta Bay joint venture completed column leach tests on 24 drill sample composites from North Pan, 16 drill sample composites from South Pan, 3 surface samples from North Pan, and 3 surface samples from South Pan. The test work was completed at Alta Gold's Robinson Mine assay lab. A complete description of sample testwork procedures and results are summarized in Myers (1990) and MDA (2005).

For the RC drill composites, 6 inch diameter columns were utilized, while 14 inch diameter columns were used for the larger bulk samples, column heights were not documented. Both the North and South Pan drill composites required an average of 11 lbs/ton of cement agglomeration to maintain acceptable percolation rates. Blended surface and core samples required no agglomeration at a ¾ inch crush size. Results of the column leach testing are shown in Figure 16-3. Based on these results, Alta Bay estimated average gold recovery factors for different material types on the project (Myers, 1990). It should be noted that although Alta Bay established gold recovery factors at North Pan less than 0.018 ozAu/st, the testwork did not include material below a 0.010 ozAu/st cut-off

Table 16-2 Projected Gold Recovery at Pan by Material Type (Myers, 1990)

Area	Material Type	Projected Gold Recovery (percent)
North Pan		
	Gold Grade < 0.018 ozAu/st, minus ¾"	40
	Silicified Shale, >0.018 ozAu/st	64
	Argillic Shale, > 0.018 ozAu/st	75
South Pan		
	Limestone	60
	Silicified Limestone	63
	Argillic Limestone	80
	Argillic+Silicified Limestone	75
	Argillic Shale	70
	Argillic+Silicified Shale	82
	Clay	88

As seen with previous test work, gold recoveries at North Pan appear to be lower, due to the presence of late stage silica flooding and possible silica encapsulation. The results of the column leach tests are summarized in Table 16-3 below. Bottle roll tests of 24 and 48 hour duration were run on 37 of the composites, and the 48 hour results are included in the table. While average grades are more in line with the average deposit grade, it should be noted that there was no systematic testing of material below a 0.010 ozAu/st cut-off.

A simple comparison of calculated head grade for the columns was made to the drill intercept reported. For the South Pan drill holes (noted in gray) the average drill intercept reported was 0.022 ozAu/st, compared to 0.029 ozAu/st reported as the average calculated head grade. This represents an increase over the reported grade of approximately 32 percent. For the North Pan drill holes (noted in gold) the average drill intercept reported was 0.021 ozAu/st, compared to 0.026 ozAu/st reported as the average calculated head grade. This represents an increase in the reported grade of approximately 24 percent. As noted in the previous test work, twin comparisons, and core to RC comparisons, there appears to be a consistent under reporting of true gold grade in the Alta Bay intercepts. These differences are likely associated with two problems:

1. Use of cyanide soluble gold, instead of fire assay gold results, in the drill intercepts
2. Use of the Alta Bay Mine laboratories, which appear to consistently under report total gold grade in fire assays.

Table 16-3 Alta Bay Column and Bottle Roll Leach Tests – Pan

Gray = South Pan, Gold = North Pan, White = S and N Pan mixed

Hole Id	Interval (ft)	Drill Intercept (ozAu/st)	Calc Head Assay (ozAu/st)	Gold Extraction (%) – Bottle Roll	Gold Extraction (%) – Columns	Material Type
SP-196	60-215	0.055	0.068	NA	71.2	S Limestone
SP-197	130-260	0.016	0.013	NA	79.1	S Limestone
AP-123 AP-124	45-190 95-185	0.025	0.028	85.7	77.3	A Limestone
SP-193	70-345	0.030	0.037	55.9	82.8	A Shale
SP-249 SP-252 SP-195	210-285 60-295 70-350	0.019	0.027	60.0	64.2	A+S Limestone
SP-245	100-150	0.035	0.036	71.4	84.4	A Limestone
SP-302	125-275	0.037	0.026	61.3	85.3	A Limestone
SP-301	50-305	0.017	0.029	33.3	51.1	Limestone
SP-289	20-120	0.017	0.018	20.0	39.2	S Limestone
SP-192	50-315	0.027	0.030	53.3	69.3	A Shale
SP-194	120-350	0.028	0.033	40.7	85.6	A Limestone
SP-275	125-300	0.020	0.018	65.2	64.1	A Shale
SP-260S	0-185	0.020	0.026	47.4	58.2	A Shale
SP-261S SP-204	115-240 155-355	0.014	0.020	60.0	81.9	A Shale
SP-189	120-325	0.015	0.036	32.4	88.3	Clay
SP-286 SP-299 AP-118	85-130 265-335 195-375	0.015	0.028	75.0	58.5	A+S Limestone
NP-145 NP-137 NP-264	0-220 0-265 245-395	0.026	0.034	27.3	43.7	S Shale
NP-307	0-205	0.036	0.045	64.4	60.0	A Shale

Hole Id	Interval (ft)	Drill Intercept (ozAu/st)	Calc Head Assay (ozAu/st)	Gold Extraction (%) – Bottle Roll	Gold Extraction (%) – Columns	Material Type
NP-210	105-200	0.033	0.036	56.3	74.1	A Shale
NP-151 NP-220 NP-266	110-165 100-315 20-185	0.019	0.023	30.4	22.5	S Shale
NP-213 NP-221	25-275 25-225	0.023	0.025	43.8	72.0	A+S Shale
NP-167 NP-228	330-370 60-90	0.035	0.042	75.0	75.0	A+S Shale
NP-308 NP-282 NP-283 NP-284	5-240 15-275 10-325 20-190	0.019	0.024	53.9	77.9	A+S Shale
NP-265	0-115	0.019	0.018	40.0	53.0	S Shale
NP-246 NP-242	30-160 40-140	0.018	0.026	87.5	72.9	A Shale
NP-169 NP-200	15-335 160-205	0.012	0.022	56.3	82.8	A+S Shale
NP-141 NP-142	10-205 15-85	0.020	0.018	44.4	39.3	S Shale
NP-131	0-160	0.017	0.016	33.3	35.2	S Limestone
NP-135 NP-168 NP-236	185-215 245-290 145-200	0.021	0.028	26.7	49.2	A+S Shale
NP-306 NP-222 NP-147 NP-230	0-55 85-285 0-225 0-405	0.020	0.022	54.3	54.6	S Shale
NP-203 NP-186 NP-211	100-190 100-205 30-135	0.023	0.026	44.0	64.1	A+S Shale
NP-152 NP-148 NP-159	180-235 0-110 0-155	0.017	0.020	53.9	67.5	A+S Shale
NP-226 NP-139	55-245 70-100	0.015	0.018	36.4	65.6	A+S Shale
NP-225	55-305	0.025	0.032	56.5	32.0	S Shale
NP-218 NP-134 NP-263	70-110 60-135 5-310	0.015	0.026	28.5	51.3	S Shale
NP-247 NP-150 NP-184	0-190 120-140 85-115	0.026	0.024	40.0	54.5	A Shale
EP-7	Unknown	NA	0.054	NA	73.1	A Shale
EP-34	Unknown	NA	0.028	NA	43.5	S Shale
EP-46	Unknown	NA	0.028	NA	43.4	A+S Shale
EP-46	Unknown	NA	0.028	NA	50.0	A+S Shale
248	Surface Sample	NA	0.022	15.8	57.9	A+S Shale

Hole Id	Interval (ft)	Drill Intercept (ozAu/st)	Calc Head Assay (ozAu/st)	Gold Extraction (%) – Bottle Roll	Gold Extraction (%) – Columns	Material Type
249	Surface Sample	NA	0.026	NA	72.6	S Shale
250	Surface Sample	NA	0.022	NA	78.5	S Shale
293	Surface Sample+EP-21	NA	0.018	NA	75.4	A+S Shale
294	Surface Sample+EP-21	NA	0.014	NA	53.4	A+S Shale
295	Surface Sample+EP-21	NA	0.034	NA	85.0	A Shale

In 2000, Latitude and Degerstrom completed additional column testing on PQ-size core that had been drilled by Alta Bay in 1992. Eight column leach tests from South Pan silicified limestone were completed at the Degerstrom Laboratory in Spokane, Washington. The material was crushed to ¾ inch minus, and details of the test work can be found in the earlier MDA report (MDA, 2005). 3½ inch columns were run for 20 days and the results are summarized in Table 16-4 below.

Gold leaching characteristics are good for the 8 columns completed, with recovery ranging from 58.1 to 93.2 percent. It is unknown if these samples are considered representative, because collar location and logs could not be located. Additionally, the average head grade is 0.044 oz Au/st, which is significantly higher than the reported grade for the South Pan portion of the deposit.

A comparison to drill intercepts was not possible, as no original assays for these core holes could be identified. It appears the core was not split and assayed until metallurgical testing began.

Table 16-4 Latitude/Degerstrom Column Leach Test for South Pan

Hole Id	Interval (ft)	Split Assay (ozAu/st)	Calculated Head Grade (ozAu/st)	Gold Extraction (%)
EP-87C	27-128	0.041	0.032	84.3
EP-87C	183-196	0.033	0.033	58.1
EP-87C	247-260	0.042	0.042	76.0
EP-82C	132-156	0.029	0.032	87.5
EP-253C	83-94	0.092	0.117	93.2
EP-253C	110-131	0.044	0.051	78.6
EP-253C	131-149	0.029	0.047	78.6
EP-253C	149-159	0.033	0.033	81.7

In 2004 Kappes Cassiday and Associates completed column leach testing on core obtained during Castleworth's 2004 drill program. The core was composited on the basis of gold grade, material type (silicification and argilization), and results of the agitated leach testing described

in 16.3. Based on this information, five composites were built from material contained in the six core holes. Specific details for the testwork are summarized by MDA (2005) and only a summary is contained in this report.

The core composites were crushed to create column feed samples at two sizes: 80 percent passing 44.5mm and 80 percent passing 12.5mm, and placed in 11 ½ inch and 6 inch diameter columns respectively. Results of the agitated leach and the two columns are graphically presented in Figure 16-4. Calculated head grades ranged from 0.024 to 0.071 ozAu/st, which is high compared to the overall average grade of the deposit. On the larger size material, column leach gold recoveries ranged from 46-85 percent, while the small size material gold recoveries ranged from 55-85 percent. There is some apparent benefit to crushing, although the agitated leach results indicate that there is a limit to the size required to enhance gold recovery.

Figure 16-4 KCA Column and Agitated Leach Summary


100
95
90
85
80
75
70
65
60
55
50
45
40
Au Recovery (%)
Column Test 2 1/4 inch
Column Test -3/4 inch
Agitated Leach -150 Mesh
Material Size

16.3 Agitated Leach Tests

Kappes, Cassiday, and Associates performed agitated leach tests on each 5 foot interval from six 2004 Castleworth core holes. A 10 g sample from each original assay pulp was agitated for 24 hours in a warm cyanide solution. The tests are detailed in the original MDA report

(2005). A total of 254 samples were tested, with an average head grade of 0.028 ozAu/st. Gold extraction averaged 60 percent, although there are no details about where the head grade was calculated or determined from fire assay of the pulps.

16.4 Metallurgical Recommendations

The Pan Project appears to be amenable to cyanide based heap leaching. Process options include Run of Mine leaching or crushing prior to leaching. The low grade nature of the project does not support milling of the material. Further metallurgical work should focus on determining recoveries from a ROM vs. Crushed leach, and evaluating recoveries of lower grade/deposit average material. Additionally, there is a consistent problem with metallurgical assay results typically being higher grade then the original assays. This suggests a possible bias in the reported gold grades that should be further evaluated.

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATE

Gustavson has conducted an independent review and audit of the resource model and estimation parameters used by MGC. Gustavson has found the work to be thorough and accurately reflects ounces contained at Pan. MGC generated the mineral resource estimate using the Surpac® (version 6.1.3), geology and mine planning software package by Gemcom. This estimation includes all drilling from 1978 to 2008. No additional drilling has been completed since 2008, and the resource estimate utilizes all available/known drill data that can be verified for accuracy.

17.1 Data Used for the Gold Grade Estimation

All verified drill data available through July 2009 was utilized for the MGC grade estimation.

All drill hole data was stored in a secure Microsoft Access® data base and was utilized by the Surpac® modeling software directly from the data base. Data stored in the data base included collar locations, down hole surveys, lithology and assay data. Assay results were reported as either gold in parts per million or ounces per ton. Parts per million assays were converted to troy ounces per short ton as the data base was being constructed. The conversion factor is:

1 oz/short ton = 34.2857ppm.

All assays below detection limits were set to 0.000 oz/ton and missing samples were not assigned any value, nor used in the estimation.

The drill hole spacing ranged from 100 feet to over 400 feet, but was generally on nominal 100 foot centers. The azimuth and inclination of drill holes vary greatly. The majority of the drilling was focused in an area with a north-east trend that is approximately 12,000 feet long and 2,000 feet wide. The map in Figure 17-1 illustrates the distribution of the drill holes in the resource area.

17.2 Grade Estimation

17.2.1 Gold Assay Data

The Pan database currently has 62,360 samples that were assayed for gold. Of these, 16,499 were assayed by the 1 kilogram metallic screen fire method (MSFA). The remainder were assayed by the standard 30 gram fire assay method. Of the 62,360 samples, 7,261 contained a gold value greater than 0.006 opt Au. Of these 6,053 (83 percent) were assayed by both the MSFA and the standard 30 gram fire assay, the remaining 1,208 samples were assayed by the standard fire assay method only. If a sample had been assayed by both methods, the metallic screen result was used for the resource estimate. If no metallic screen assay was available, the 30 g fire assay was utilized for the resource estimate.

For estimation purposes, this data base was reviewed for validity. Any sample without a valid laboratory certificate or a verifiable physical location was not used. After eliminating such

samples, the data base was reduced to 47,094 samples. Of these, 36,486 samples were fire assays and 10,608 were cyanide assays.

17.2.2 Estimation Domains

For estimation purposes, the Pan deposit was divided into 3 separate domains. The domains were based on the location and general geology differences within each domain. The domains include North Pan, South Pan, and Nana. Figure 17-1 illustrates the location of these domains on the footprint of the project. Black Stallion was combined with South Pan and Syncline with North Pan, due to a lack of significant drill data and similar geologic characteristics.

Figure 17-1 Location of Estimation Domains


Nana
North Pan
Syncline
Black Stallion
South Pan
Explanation
Amselco
Hecla Mining
Echo Bay Exploration
Alta Bay Ventures
Southwest Gold
Latitude Minerals
Castleworth Ventures
MGC Resources
North
2000 feet

Mineralization for each domain was outlined on sections spaced at 100 feet on an east west orientation. The domains were further refined on 20 foot spaced benches, using composited

gold data. These were designed to encompass all mineralization in the domain at a > 0.006 ozAu/st cut-off, and included some internal waste intervals. Wire frame digital solids were created for each of these domains. The domains were visually checked against drill hole intercepts and bench scale assay composites.

In addition to the mineralization domains, additional digital terrain models were created for the various lithologies, including: Ely Limestone, Diamond Peak Conglomerate, Chainman Shale and Sandstone, Joana Limestone, Pilot Shale, and Devils Gate Limestone. These formational shapes were used to restrict density factors in the model. The bedrock to surface topography was limited by a 5 foot flight contour, which was flown for Castleworth in 2003 by Tri State Photogrametry. All of these were used for the final Lerchs-Grossman pit optimization analysis preformed in the final phase of the estimation. No gold was modeled above the bedrock contact.

17.2.3 Compositing

Two sets of 20 foot down-hole composites were created from the gold assays and confined to each of the domain solids. The composites were then used for the grade capping analysis and variography for each domain solid. Table 17-1 illustrates the composite data for each domain.

Table 17-1 Statistics of Individual Mineralized Domains (oz/t)

Domain	Composites (20 foot Length)	Volume (Cubic Feet)	Max (OPT)	Min (OPT)	Mean (OPT)	Median (OPT)	Variance (OPT)
North Pan	1,971	319,068,894	0.219	0.006	0.018	0.014	0.00024
South Pan	419	266,269,269	0.087	0.006	0.019	0.015	0.00019
Nana	50	11,056,163	0.058	0.006	0.022	0.018	0.00018
Black Stallion	234	25,690,902	0.152	0.006	0.020	0.016	0.00026
Syncline	98	15,906,579	0.074	0.006	0.018	0.011	0.00020
All Composites	2,772	637,983,807	0.219	0.006	0.019	0.014	0.00023

17.2.4 Capping of Assays

Cumulative probability plots simular to that shown in Figure 17-2, were created for 10-foot, 20-foot and 50-foot composites. These were completed for each domain and for all of the composites within all zones together. This analysis showed no significant influence of higher grade samples to the final estimate of grade or tonnage of the deposit.

A simular result was otained by an analysis that AMEC completed for an internal Pan Resource estimate of the Pan deposit (AMEC, May 9, 2008). This analysis was based upon a metal-at-risk Monte Carlo Simulation. For this simulation, the two probability distributions are created, each representing the real distribution of the high grade and nominal grades of a deposit. The simulation creates drill hole results for thousands of samples based upon each of the distributions. It then uses the results to estimate a tonnage to be mined from both of the populations on a yearly basis. The results of this analysis concluded that less then 1.7 percent

of the metal in the deposit is at risk and concluded that capping of the Pan deposit was not warranted.

Figure 17-2 Cumulative Probability Plot of the Pan Deposit


Statistics
No. Pts. = 53
Min = -2.152
Mean = .016
Max = -1.727
Sigma = .00299
0.100
0.010
0.001
Average Gold Content (Troy Ounces per Ton)
0.1
1
10
50
90
99
99.9
Cumulative Probability (%) - Gaussian Distribution

Based upon the analysis completed internally by MGC and by AMEC no capping was appied to the Pan assay data or composites.

Section 13.8 discusses potential bias problems with cyanide solution assays appearing lower than the corresponding fire assays and assays from reverse circulation drilling lower than values from core samples. Gustavson believes that this could slightly underestimate the grade for the deposit and that additional analysis in conjunction with planned new drilling can define these effects.

17.2.5 Variography

Variography analysis was completed for all five estimation domains of the Pan gold deposit to establish the spatial variability of the mineralization within each domain. Variography establishes the appropriate contribution that any specific composite should have when estimating a value of a block volume within a model. This procedure is performed by comparing the orientation and distance used for the estimation with the variability of other samples with similar directions and distances from each other. An example of a spherical variogram constructed from the major axis of the South Pan domain using a "relative pair wise" method of organizing of the variance pairs is shown in Figure 17-3.

Variograms were created for both horizontal and vertical orientations within each domain increment of 15 degrees between orientations. Sill values and ellipsoid axis orientations were based upon these. The nugget values for each domain were taken from the down hole variograms where the short range variability is best observed. The resultant variograms are shown in Table 17-2.

Figure 17-3 A Spherical Variogram for the Major Axis of South the South Pan Domain


-75 -> 90 (30)
gamma(h)
distance
Pairwise Relative
Variance
Variogram Model
Variogram Structures

Of the five domains within the Pan gold deposit, only real variograms could be characterized for the North and South Pan domains. The other three domains consisting of Nana, Black Stallion and Syncline each did not have enough pairs to perform a meaningful evaluation.

Table 17-2 Pan Variogram Characteristics

Domain	Nugget	Sill	Maximum Range	Z-Axis Rotation	X-Axis Rotation	Y-Axis Rotation	Semi-Major Ratio	Minor Ratio
North Pan	0.168	0.0723	126.63	350	20	-60	1.079	1.5
South Pan	0.100	0.101	232	270	-75	0	1.69	2.11

17.2.6 Estimation Methodology

As part of this review, Gustavson audited the block model. No significant errors were found and standard procedures were used. There are areas for improvement that will be discussed at the end of section 17.2.8.

A Block model was created for the Pan deposit using blocks that are 20 feet wide, 20 feet long and 20 feet high. Each of the blocks was assigned attributes to contain, gold grade, resource classification, rock density and a domain classification. The blocks were then given appropriate densities and domain assignments to assist in estimation.

For the gold estimation, the Black Stallion domain was combined with the South Pan domain and the Syncline domain was combined with the North Pan domain. Both of the domains were determined to be geologically and statistically similar to the appropriate larger domain they were estimated with. The Nana domain was estimated separately due to its distance from the major zones of mineralization.

All of the domains were estimated and each block assigned either measured, indicated or inferred classes. The resource classification of each block was based upon a factor of the distance in any direction as established by the variogram ellipsoid for the domain being estimated. The measured class utilized a ½ ellipsoid variogram search distance. Indicated was set at a full variogram search distance and inferred was set at 1.5 times the variogram distance. The resource classification for the Nana domain was base upon the maximum search distances for North Pan. The search parameters for Nana were kept equal in all directions.

Ordinary Kriging was used to estimate grade for all domains with the exception of Nana. Since good variograms could not be created for Nana due to a lack of data, it was estimated using inverse square technique with all search directions being equal. Estimation parameters for each of the domains are given in Table 17-3.

All estimations were performed in three passes per domain. For the first two passes, the estimation of measured and indicated classes, composites were utilized containing only fire assay data. This was done since the fire assay samples have been determined to be more accurate than cyanide leach assays that are contained within the Pan data-base. For the third pass, an estimation composite containing all data was used to estimate the inferred class.

Table 17-3 Pan Estimation Parameters

Etimation Parameter		North Pan and Syncline			South Pan and Black Stallion			Nana		
		Measured	Indicated	Inferred	Measured	Indicated	Inferred	Measured	Indicated	Inferred
Number of Composites	Minimum	3	3	3	3	3	3	3	3	3
	Maximum	8	12	12	8	12	12	8	12	12
	Max per Hole	3	6	6	3	6	6	3	6	6
Angles of Rotation	Maximum Range	63.3	126.6	189.9	116	232	348	63.3	126.6	189.9
	Y axis Rotation	350	350	350	270	270	270	0	0	0
	X axis rotation	20	20	20	-75	-75	-75	0	0	0
	Z axis Rotation	-60	-60	-60	0	0	0	0	0	0
Anisotropy Ratio Factors *	Sem Major Axis	1.08	1.08	1.08	1.69	1.69	1.69	1.0	1.0	1.0
	Minor Axis	1.5	1.5	1.5	2.11	2.11	2.11	1.0	1.0	1.0
Estimation Method		Ordinary Krigging	Ordinary Krigging	Ordinary Krigging	Ordinary Krigging	Ordinary Krigging	Ordinary Krigging	Inverse Square	Inverse Square	Inverse Square

17.2.7 Estimate Validation

Validation of the model consisted initially of an examination of the blocks with actual drill hole assay data to determine if the estimated blocks fit the geologic parameters of the various domains of the deposit. After this an additional estimation was made using an inverse cubed estimation method. The inverse cubed estimate gave results that were within 3.1 percent of the Ordinary Kriged estimate.

Additional validation was completed visually by comparing the block model with drill hole data. Both assay and geological constraints were visually examined. North- south and east – West sections of the block model grade distribution for both the North Pan and South Pan zones are shown in Figures 17-4 through 17-7

GUSTAVSON ASSOCIATES
GEOLOGISTS - ENGINEERS - ECONOMISTS - APPRAISERS

Figure 17-4 East-West Section 14,279,735 North Showing North Pan


6900 Z
6800 Z
6700 Z
6600 Z
6500 Z
6400 Z
6300 Z
6200 Z
6100 Z
6000 Z
1998150 E
1998250 E
1998350 E
1998450 E
1998550 E
1998650 E
1998750 E
1998850 E
1998950 E
1999050 E
1999150 E
1999250 E
1999350 E
1999450 E
1999550 E
1999600 E
Block Model Gold Content
(troy Ounces per Ton)
0.004 to 0.006
0.006 to 0.008
0.008 to 0.010
0.010 to 0.020
0.020 to 0.030
Greater than 0.030

GUSTAVSON ASSOCIATES

Figure 17-5 East-West Section 14,271,840 North Showing South Pan


6990 Z
6900 Z
6800 Z
6700 Z
6600 Z
6500 Z
6400 Z
6300 Z
6200 Z
1998090 E
1998190 E
1998290 E
1998390 E
1998490 E
1998590 E
1998690 E
1998790 E
1998890 E
1998990 E
1999090 E
1999190 E
1999240 E
Block Model Gold Content
(Troy Ounces per Ton)
0.004 to 0.006
0.006 to 0.008
0.008 to 0.010
0.010 to 0.020
0.020 to 0.030
Greater than 0.030

GUSTAVSON ASSOCIATES

Figure 17-6 North-South Section 1,998,980 East Showing North Pan


7500 Z
7000 Z
6500 Z
6000 Z
14277500 N
14278000 N
14278500 N
14279000 N
14279500 N
14280000 N
14280500 N
14281000 N
14281500 N
14281900 N
Block Model Gold Content
(troy Ounces per Ton)
0.004 to 0.006
0.006 to 0.008
0.008 to 0.010
0.010 to 0.020
0.020 to 0.030
Greater than 0.030

GUSTAVSON ASSOCIATES
GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

Figure 17-7 North-South Section, 1,998,590 East Showing South Pan


7500 Z
7000 Z
6500 Z
6000 Z
Block Model Gold Content
(troy Ounces per Ton)
0.004 to 0.006
0.006 to 0.008
0.008 to 0.010
0.010 to 0.020
0.020 to 0.030
Greater than 0.030
14270000 N
14270500 N
14271000 N
14271500 N
14272000 N
14272500 N
14273000 N
14273500 N
14274000 N
14274500 N
14275000 N

17.2.8 Gustavson Audit of Model

Gustavson performed basic statistical checks on the data and the model. A study was also conducted comparing 10 and 20 foot composites to confirm the appropriateness of 20 foot composites. Statistical variance and average grade showed no significant difference and Gustavson agrees that 20 foot composites are the best selection.

Gustavson noted that the grade shell cutoff used to define the domains was approximately equal to the economic cutoff for the project. Eliminating the lower grade samples outside the grade shell can lead to overestimation of the lowest grade material within the shells. To test this, Gustavson performed two analyses, First the model was estimated using all composites and no grade shells, and second Gustavson performed a declustering analysis of the composites and compared statistics of the composites against the block model at cutoffs near the economic boundary.

The comparison of mineral resource estimates shows a large increase in the quantity of low grade ounces when using the grade shell; however this material near the edges of the deposit has very little impact within the designed pits

The statistical review of the models for the main areas of North Pan and South Pan is shown in Table 17-4. It is evident that as the mean grades increase with cutoff in the composites, the mean grades of the models are very insensitive.

Table 17-4 Comparison of Composite and Model Statistics

	South Pan					
Cutoff	20 ft Composites			Block Model		
opt	Mean	Median	Std Dev	Mean	Median	Std Dev
0.000	0.016	0.013	0.0127	0.018	0.015	0.0096
0.004	0.016	0.013	0.0126	0.018	0.015	0.0095
0.006	0.018	0.014	0.0126	0.018	0.015	0.0095
0.008	0.019	0.015	0.0128	0.018	0.016	0.0094
	North Pan					
Cutoff	20 ft Composites			Block Model		
opt	Mean	Median	Std Dev	Mean	Median	Std Dev
0.000	0.014	0.011	0.0136	0.016	0.013	0.0103
0.004	0.015	0.012	0.0136	0.016	0.013	0.0103
0.006	0.017	0.013	0.0139	0.016	0.013	0.0103
0.008	0.018	0.015	0.0145	0.017	0.014	0.0104

Review of Figure 17-8 shows that of the composites in the North and South Pan areas, nearly 15 percent fall below a cutoff of 0.006, while less than 5 percent of the modeled blocks fall below this grade.

Figure 17-8 Statistical Comparison of Model and Composites


DeClustered Comps Pan South
Cumulative Probability
Input File dcpans.out
No of Samples 1166
Number Trimmed 15
Minimum 0.001
Maximum 0.169
Mean Value 0.016
Median Value 0.013
Variance 0.00
Standard Dev 0.0127
Block Model Pan South
AuOpt_3
Cumulative Probability
Input File mdpansth.gsl
No of Samples 21903
Number Trimmed 0
Minimum 0.001
Maximum 0.103
Mean Value 0.318
Median Value 0.315
Variance 0.00
Standard Dev 0.0096
DeClustered Comps Pan North
au-opt
Cumulative Probability
Input File dcpann.out
No of Samples 2678
Number Trimmed 19
Minimum 0.001
Maximum 0.219
Mean Value 0.014
Median Value 0.011
Variance 0.00
Standard Dev 0.0136
Block Model Pan North
AuOpt_3
Cumulative Probability
Input File mdpannth.gsl
No of Samples 35721
Number Trimmed 0
Minimum 0.003
Maximum 0.133
Mean Value 0.016
Median Value 0.013
Variance 0.00
Standard Dev 0.0103

17.2.9 Density of Rock and Alluvium

Rock density data for Pan is very limited. This report relies upon the data generated by MDA (2005) for the density information applied to the model. No additional data has been generated since that report.

Alta Bay reported densities of the Pilot Shale (9 samples) ranging from 2.39 g/cm^3 to 2.78 g/cm^3, while the density of the Devils Gate Limestone (2 samples) range from 2.51 g/cm^3 to 2.59 g/cm^3. No information on test procedures is available.

Castleworth contracted KCA to perform standard water immersion specific gravity determinations on 12 waxed core samples from 2004 drilling. The Pilot Shale sample gravity determinations ranged from 2.01 to 3.29 g/cm^3, with an average of 2.41 g/cm^3.

MDA used a density of 2.38 g/cm^3 for Pilot Shale, or a tonnage factor of 13.5 ft^3/st. Additionally, MDA used a density of 2.6 g/cm^3 for Devils Gate Limestone, or a tonnage factor of 12.3 ft^3/st. No additional information has been developed with respect to density, so these factors will be applied to the 2009 model. All limestone based lithologies (Devils Gate, Ely, and Joana) were modeled using 12.3 ft^3/st, while the siltstone-sandstone based lithologies (Chainman, Diamond Peak, and Pilot) were modeled using 13.5 ft^3/st. Additionally, a small amount of post mineral volcanic tuff has been noted at North Pan. A tonnage factor of 15.0 ft^3/st was used for this material.

17.3 Mineral Resource Classification

MDA (2005) and MGC (2009) classified the 2005 mineral resource as measured, indicated, and inferred. The methodology used is appropriate for the Pan deposit.

17.4 Mineral Resource Tabulation

The MGC mineral resource estimate is summarized in Table 17-5. This resource estimation includes all drill data obtained as of July 31, 2009 and has been independently verified by Gustavson.

Table 17-5 Gustavson Audited, MGC Mineral Resource

Measured Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	3,498,080	0.019	65,775
0.006	3,456,760	0.019	65,527
0.008	3,216,720	0.020	63,847
0.010	2,870,480	0.021	60,731
0.020	1,200,008	0.031	37,344
0.030	449,672	0.043	19,336

Indicated Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	39,252,272	0.016	616,473
0.006	38,341,136	0.016	611,917
0.008	34,129,040	0.017	582,433
0.010	28,528,168	0.019	532,025
0.020	8,425,104	0.030	250,582
0.030	2,687,744	0.042	112,885

Inferred Resource

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	3,622,368	0.014	50,876
0.006	3,522,936	0.014	50,280
0.008	2,974,848	0.016	46,443
0.010	2,429,576	0.017	41,536
0.020	486,928	0.029	14,339
0.030	165,768	0.040	6,631

Measured plus Indicated

Cut-Off Grade (opt gold)	Short Tons (Millions)	Gold Grade (opt)	Contained Gold (troy ounces)
0.004	42,750,352	0.016	682,248
0.006	41,797,896	0.016	677,444
0.008	37,345,760	0.017	646,279
0.010	31,398,648	0.019	592,755
0.020	9,625,112	0.030	287,926
0.030	3,137,416	0.042	132,221

17.4.1 Comparison to 2005 Resource

The 2005 MDA model reported a total measured plus indicated resource of 18.96 Mt grading 0.019 opt, for 361,400 gold ounces contained. For the inferred category, MDA reported an additional 8.30 Mt grading 0.017 opt, for 140,600 gold ounces contained. This is at a 0.010 opt.

In comparison, the 2009 measured plus indicated resource for Pan is reported at 41.8 Mt grading 0.016 opt, for 677,400 gold ounces contained, at an 0.006 opt cutoff, and 31.4 Mt at 0.019 opt containing 592,700 ounces which represents a 64 percent increase. For the inferred category, the resource contains 3.5 Mt grading 0.014 ozAu/st, for 50,300 gold ounces contained within the deposit, at a 0.006 opt cutoff. An increased number of drill holes with accompanying assay certificates, along with the use of the AuFA as the preferred assay, has increased the confidence in estimated blocks and the over size of the gold mineralization since 2005.

Both the MDA and MGC mineral resource estimates are reported for their entire respective modeled volume. The December 2009 MGC Technical Report reported the Mineral Resource to be a portion of the resource that fell within a Lerchs Grossman pit shell rather than the measured and indicated volume modeled.

18.0 OTHER RELEVANT DATA AND INFORMATION

The authors are not aware of any additional information that requires inclusion in this technical report.

19.0 ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT AND PRODUCTION PROPERTIES

19.1 Preliminary Economic Assessment

In June, 2010 Gustavson completed a Preliminary Economic Assessment evaluation of the Pan Project, located in White Pine County, Nevada. For this evaluation, preliminary mine designs utilizing open pit mining were developed and evaluated.

19.2 Mining

The Pan mineral deposit contains gold mineralization that is at or near the surface with a spatial distribution that is ideal for the open pit mining method. The gold grade distribution within the deposit and preliminary mineral processing testing indicate that ore from the Pan deposit will need to be processed by the heap leaching method. Two methods of material transport were evaluated for this Preliminary Economic Assessment, open pit mining utilizing loader and truck haulage, and loader with in-pit crush and convey using mobile feeder-breakers and jaw crushers. These options assume that the operator owns and operates all equipment. A separate mining scenario utilizing contract mining was considered but was not as economically attractive.

19.2.1 Determination of Potentially Mineable Resource

The MGC generated, Gustavson verified, Pan block model and assay data base was used as a basis for the mine design and Mineable Reserve estimation. These were the same block model and database that were used by MGC to complete an NI 43-101 report for the Pan Property in 2009.

A statistical audit of the data base and block model was performed and indicated that the grade shell boundary used to model the mineralization may be hindering the estimation by not allowing enough smoothing of the estimation near boundaries. Future modeling should consider refinements to the block model, with added consideration of lithology and alteration. Gustavson concludes, the bock model and database sufficiently accurate, and reflect the quantum and grade of gold contained within the deposit for preliminary mine design purposes.

The Lerchs Grossman block modeling optimization technique was used to define the approximate geometry of the two major open pits that will be needed to mine the Pan deposit. Preliminary inter-ramp pit slope data for this optimization was provided by Golder Associates (Golder) in a report dated May, 2010 called "Pan Project White Pine County, NV." All other economic parameters were determined by Gustavson.

Golder, in April of 2010, visited the Pan property and acquired all available geologic and conceptual mine design data from MGC. With this information, Golder completed a scoping level estimate of inter ramp pit slope angle. This estimate is given in Table 19-1.

Economic parameters required for the Lerchs Grossman analysis were based upon current Industry standards and the results of limited metallurgical studies performed on Pan core samples. These values are given in Table 19-2. Cut off grades were calculated for each gold price and appropriate heap leaching cost.

The Lerchs Grossman analysis was carried out in two estimation phases. For both phases a 3 year trailing average of the gold price of US$950 per troy ounce and measured, indicated and inferred resource were used. For purposes of the Preliminary Economic Assessment, it is acceptable to utilize inferred resource in the evaluation. All other economic parameters except inter-ramp pit slope angles remained the same for both phases.

During the first phase, an initial pit shell was created using all of the gold mineralization of the Pan deposit. The resultant initial $900 per ounce pit shell was used to determine an approximate maximum depth for all pits. The maximum pit depth and an allowance for a 90 foot wide haul road was then used to determine new slope angles for the phase two estimations. New pit slope angles were determined to be 50 degrees for the stronger rock units which include all of the limestone and 45 degrees for the weaker shale and volcanic tuff units.

Table 19-1 The Golder Associates Scoping Level Pit Slope Angle Estimates

Geotechnical Unit	Standard Operating Procedures Including Effective Cushion Blasting	Superior Operating Procedures Including Effective Pre-Split Blasting
Massive, Strong Units Devils Gate Limestone Joanna Limestone Diamond Peak Formation Ely Limestone Tertiary Basalt/Andesite	50°	55°
Potentially Weak and Laminated Units that are Moderately Indurated and Not Clay Altered Pilot Shale Tertiary Volcanic Tuff Chainman Shale	45°	50°

All Economic parameters for the Lerchs Grossman analysis are given in Table 19-2

With the modified slope angles, multiple pit shells were generated for gold prices from $300 to $1,500 per troy ounce in $100 increments. After examination of the economics of the total deposit, an additional set of the shells were made with the same gold prices for the North and South Pan pits separately. A second set of pit shells were generated at gold prices between $700 per ounce and $1,000 per ounce in $25 increments. This was completed to narrow the optimal pit geometries. The summary of the maximum value pit limit summaries are presented for both the North and South pan in Tables 19-3 and 19-4. Only these two pits were large

enough to be evaluated. Three other small pits were created by the block model optimization technique but were determined to be too small to be incorporated into the final mine design.

From the suite of pit shells for both North and South Pan, ore and waste were estimated. This data was used to determine the pit size where most of the profit from mining was realized but before the incremental stripping started to rapidly increase. This was completed to remove the most risky ounces from the final pit designs. For North Pan the $825 per ounce pit shell and for South Pan the $800 per ounce pit shell were selected. This allowed North Pan to gain 99.2 percent of the margin while moving 90.9 percent of the waste rock. South Pan gained 97.3 percent of the profit while moving only 72.8 percent of the waste rock. Figure 19-1 and Figure 19-2 are graphs for the North and South Pan Lerchs Grossman pits showing profit and waste versus the gold price use in the analysis.

Table 19-2 Parameters Used for the Lerchs Grossman Analysis

Parameter	Value	Unit
Mining Cost (Ore and Waste)	1.25	$/ton rock
Processing Cost		
Reagents	$1.46	$/ton ore
Crushing	$0.75	$/ton ore
Extraction Plant	$1.00	$/ton ore
Total Processing	$3.21	$/ton ore
General and Administrative	$0.50	$/ton ore
Processing Recovery	75%	
Rock Densities		
Shale	163	lbs/cubic foot
Limestone	148	lbs/cubic foot
Volcanic Tuff	134	lbs/cubic foot
Modified Inter-ramp Angles		
Shale	45	degrees
Limestone	50	degrees
Volcanic Tuff	45	degrees

Figure 19-1 North Pan Percent Margin and Waste per Pit Shell


North Pan Margin and Tons Mined vs Gold Price
Margin Value Calculated at $900/ounce: $84.5 Million
99.2% of Margin $83.8 Million
$825 /oz Pit
90.9% of the Margin Waste Rock
Margin Calculated at $900/ounce Gold ($ Millions)
Tons Mined (Millions)
Pit Shell at World Gold Price ($ per Troy Ounce)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
Margin (M $)
Ore Tons
Total Tons Mined

GUSTAVSON ASSOCIATES

Figure 19-2 South Pan Percent Margin and Waste per Pit Shell


South Pan Margin and Tons Mined vs Gold Price
Margin Value at $900/ounce: $71.7 Million
97.3% of Margin $69.7 Million
$800/oz Pit
72.8% of the Margin Waste Rock
Margin Calculated at $900/Ounce Gold ($ Millions)
Tons Mined (Millions)
Pit Shell at World Gold Price ($ per Troy Ounce)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
Margin (M $)
Ore Tons
Total Tons Mined

Table 19-3 North Pan Maximum Value Pit Limit Summary

LG Pit Gold Price ($/Oz Gold)	Stripping Ratio	Ore (Short Tons)	Waste Rock (Short Tons)	Average Grade (Oz/ton gold)	Ounces Gold (Troy Ounces)	Margin ($ Millions)
$300	0.46	237,144	513,944	0.0290	14,904	$7.2
$400	0.62	1,659,056	2,659,920	0.0230	61,178	$26.0
$500	0.98	6,771,216	6,898,752	0.0210	144,874	$55.1
$600	1.12	9,806,592	8,751,344	0.0200	175,027	$62.5
$700	1.32	13,194,416	10,001,800	0.0198	198,473	$67.9
$725	1.33	13,475,872	10,157,760	0.0197	200,529	$68.1
$750	1.33	13,879,560	10,445,400	0.0195	204,090	$68.6
$775	1.35	14,432,184	10,665,112	0.0194	207,080	$68.8
$800	1.42	15,835,920	11,144,184	0.0192	214,514	$69.7
$825	1.51	17,612,648	11,657,152	0.0190	221,999	$70.0
$850	1.55	18,472,016	11,943,288	0.0189	226,322	$70.4
$875	1.61	20,158,840	12,519,736	0.0188	235,453	$71.6
$900	1.61	20,255,368	12,587,888	0.0188	236,223	$71.7
$925	1.71	22,585,824	13,232,424	0.0185	244,321	$71.1
$950	1.76	23,983,928	13,600,232	0.0183	249,485	$71.0
$975	1.86	26,321,840	14,134,664	0.0182	257,326	$70.7
$1,000	1.90	27,474,296	14,442,008	0.0181	260,709	$70.0
$1,100	2.02	31,148,232	15,441,056	0.0180	277,939	$72.1
$1,200	2.18	35,527,600	16,322,416	0.0170	277,481	$61.9
$1,300	2.28	38,699,360	17,009,768	0.0170	289,166	$62.4
$1,400	2.35	40,887,408	17,424,864	0.0170	296,223	$62.4
$1,500	2.42	42,938,504	17,718,624	0.0170	301,217	$61.8

Table 19-4 South Pan Maximum Value Pit Limit Summary

LG Pit Gold Price ($/Oz Gold)	Stripping Ratio	Ore (Short Tons)	Waste Rock (Short Tons)	Average Grade (Oz/ton gold)	Ounces Gold (Troy Ounces)	Margin ($ Millions)
$300	0.46	237,144	513,944	0.0290	14,904	$7.2
$400	0.62	1,659,056	2,659,920	0.0230	61,178	$26.0
$500	0.98	6,771,216	6,898,752	0.0210	144,874	$55.1
$600	1.12	9,806,592	8,751,344	0.0200	175,027	$62.5
$700	1.32	13,194,416	10,001,800	0.0198	198,473	$67.9
$725	1.33	13,475,872	10,157,760	0.0197	200,529	$68.1
$750	1.33	13,879,560	10,445,400	0.0195	204,090	$68.6
$775	1.35	14,432,184	10,665,112	0.0194	207,080	$68.8
$800	1.42	15,835,920	11,144,184	0.0192	214,514	$69.7
$825	1.51	17,612,648	11,657,152	0.0190	221,999	$70.0
$850	1.55	18,472,016	11,943,288	0.0189	226,322	$70.4
$875	1.61	20,158,840	12,519,736	0.0188	235,453	$71.6
$900	1.61	20,255,368	12,587,888	0.0188	236,223	$71.7
$925	1.71	22,585,824	13,232,424	0.0185	244,321	$71.1
$950	1.76	23,983,928	13,600,232	0.0183	249,485	$71.0
$975	1.86	26,321,840	14,134,664	0.0182	257,326	$70.7
$1,000	1.90	27,474,296	14,442,008	0.0181	260,709	$70.0
$1,100	2.02	31,148,232	15,441,056	0.0180	277,939	$72.1
$1,200	2.18	35,527,600	16,322,416	0.0170	277,481	$61.9
$1,300	2.28	38,699,360	17,009,768	0.0170	289,166	$62.4
$1,400	2.35	40,887,408	17,424,864	0.0170	296,223	$62.4
$1,500	2.42	42,938,504	17,718,624	0.0170	301,217	$61.8

19.2.2 Open Pit Design

The $825 per ounce North Pan and $800 per ounce South Pan Lerchs Grossman generated pit surfaces were used as guides along with the Pan block model to design open pits with haul roads and catch benches. The inclination of inter-ramp slope angles was taken from the Golder report dated May, 2010 called "Pan Project White Pine County, NV." Separate pit designs were created for both pits for the base line truck haulage option and the in-pit crushing with conveyor haulage variant. Design criteria for both mining options are given in Table 19-5.

Table 19-5 Pit Design Criteria

Pit Design Criteria	Loader Truck Haulage		In-pit Crushing w/ Conveyor Transport	
Inter Ramp Angles				
limestone	55	degrees	55	degrees
Shale and tuffs	50	degrees	50	degrees
Catch Bench Berm	22	feet	22	feet
Catch Bench Vertical Spacing	60	feet	60	feet
Minimum Turning Radius	90	feet	60	feet
Road Widths (2 way traffic)	90	feet	60	feet
Road Grade	10	%	12	%

The designed pits and mine plant layout are shown in Figure 19-3 below. The mineral reserve for these pit designs is shown in Table 19-6 for a cutoff grade of 0.004 opt.

Figure 19-3 Mine Plant Layout


North Pan Pit
North Pit Waste Rock
Shop and Offices
Crushing facilities
Heap Leach Pad
Gold Extraction Facilities
South Pit Waste Rock
South Pan Pit
14,280,000 N
14,276,000 N
14,272,000 N
14,268,000 North
1,996,000 E
2,000,000 E
0 1,000 2,000
Scale in Feet
North
Midway Gold Corporation
Pan Project
Preliminary Mine Design
Contour Interval: 20 feet
July 12, 2010
Drawn By: David Mosch

Table 19-6 Mineral Reserves

10,000 tpd Heap Leach - 1 shift @ 3000 tph (two loaders for one feeder breaker), $950 Gold Price, 0.004 cutoff, 2p, Cap 100%, OP 100%

Mineable Reserves

North Pit	Proven	Probable	Inferred within designed pit	Waste	Proven+Probable
	Ore				
Tons	1,614,608	13,028,744	558,648	20,389,200	14,643,352
Ounces	32,356	221,675	10,095		254,030
Grade	0.0200	0.0170	0.0181		0.0173
Strip Ratio					1.39

South Pit	Proven	Probable	Inferred within designed pit	Waste	Proven+Probable
	Ore				
Tons	275,808	10,157,848	270,000	16,944,168	10,433,656
Ounces	7,318	191,247	4,246		198,565
Grade	0.0265	0.0188	0.0157		0.0190
Strip Ratio					1.62

Total Reserve	Proven	Probable	Inferred within designed pit	Waste	Proven+Probable
	Ore				
Tons	1,890,416	23,186,592	828,648	37,333,368	25,077,008
Ounces	39,674	412,922	14,341		452,596
Grade	0.0210	0.0178	0.0173		0.0180
Strip Ratio					1.49

19.2.3 Mining

Two production scenarios are considered. The first consists of open pit mining utilizing blast hole drills, blasting with ammonia nitrate, loading broken rock into truck with rubber tire loaders, and transporting the rock to the waste dump and crushing plant using 100 ton haul trucks. The second scenario replaces the truck haulage component with in-pit crushing and conveying using mobile feeder-breakers and jaw crushers, and a combination portable, overland conveying system.

Ore production is planned at a nominal rate of 10,000 tons per day (tpd), equivalent to 3.6 million tons per annum. Mining is scheduled on a 7 day per week schedule, with two shifts in the truck haulage scenario, and with one shift in the in-pit crush and convey alternative. Other mining schedules may prove to be more effective but are not expected to significantly change the projects economics. Peak ore and waste production is scheduled at 27,000 tpd. The average life of mine stripping ratio is 1.46:1, waste to ore using a 0.004 oz/ton cutoff and proven and probable ore. The mine equipment has been designed to a nominal capacity of 1,500 tons per hour (tph) for the truck haulage case, and 3,000 tph for the in-pit crush and convey scenario.

19.2.4 Pre-Production

The preproduction requirements at Pan are minimal as minable ore grades outcrop in both the north and south pits. Gustavson has included an allowance for pioneering, clearing, and grubbing, and initial haul road construction and a minor amount of pre-production stripping. Mining both ore and waste begins in the south pit which has slightly higher grades, and the best leach kinetics. Mining progresses late in the 3rd year to the north pit.

Pioneering, Clearing and Grubbing	1	LS
Pre-production Stripping ton	100000	tons
Haul Road Construction	5000	Ft

19.2.5 Mining and Mobile Equipment

Caterpillar's fleet performance calculator (FPC) program was used to estimate loader truck productivity. Approximately 6 benches within each of the pits were used to establish productivity for ore and waste and determine fleet size. The analysis determined that one 992 size loader and a maximum of 5 777 size (100 ton) trucks could meet the production requirements. Gustavson determined that 2 994 class loaders could operate on a single shift feeding a feeder-breaker, or in harder ground, Jaw Crusher, to achieve the same production. Gustavson created an economic model that incorporated the FPC equipment productivity to establish equipment numbers, hours, and operating costs for each bench of each pit. This data was then used to determine operating and capital costs for the loader-truck, loader-inpit crush and convey, and contractor mining production scenarios.

A list of the mine equipment fleet for the in-pit crush and convey case is shown in Table 19-7 below.

Table 19-7 Equipment Requirements for In-pit Crush and Convey

Front-end Loaders 18 yd3	2	ea
Rear-dump Trucks 100 ton	1	ea
Rotary Drills 6 inch	2	ea
Bulldozers 450 hp	1	ea
Wheel Dozer	1	ea
Graders 14 ft	1	ea
Water Truck 10,000 gal	2	ea
Service/Tire Trucks	3	ea
ANFO Truck	1	ea
Light Plants 10 kw	3	ea
Pumps 13, 38 HP	3	ea
Pickup Trucks	6	ea
Mobile Feeder Breaker	1	ea
Mobile Jaw Crusher	1	ea
Jump Conveyors 42"x50/100ft	20	ea
Folding Conveyors 42"x400ft	4	ea
Overland Conveyor 42"	3000	ft
Power Center	3	ea
Power line and Temporary poles	5000	ft
Truck Shop w/tools	1	ea
Dry		ea
Cap Magazine and Anfo Storage Bin	1	ea
Fuel Station	1	LS

Table 19-8 Equipment Requirements for Truck Haulage

Front-end Loaders 15 yd3	2	ea
Rear-dump Trucks 100 ton	5	ea
Rotary Drills 6 inch	2	ea
Bulldozers 450 hp	1	ea
Wheel Dozer	1	ea
Graders 14 ft	1	ea
Water Truck 10,000 gal	2	ea
Service/Tire Trucks	3	ea
ANFO Truck	1	ea
Light Plants 10 kw	3	ea
Pumps 13, 38 HP	3	ea
Pickup Trucks	6	ea
Truck Shop w/tools	1	ea
Dry		ea
Cap Magazine and Anfo Storage Bin	1	ea
Fuel Station	1	LS

19.2.6 Production Schedule

The mine production schedule for the in-pit crush and convey case is shown in Table 19-9 below. The production schedule provides the basis for equipment operating hours, manpower requirements, and costs. The Truck haulage production schedule differs slightly as shown in Table 19-10.

Table 19-9 Production Schedule – In-pit Crush and Convey

		2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
South Pit													
	Tons Ore	-	1,554,524	3,616,258	3,446,159	1,816,734	-	-	-	-	-	-	10,433,655
	Ounces Gold	-	26,572	61,740	68,814	41,439	-	-	-	-	-	-	198,565
	Ore Grade	-	0.0171	0.0171	0.0200	0.0228	-	-	-	-	-	-	0.0190
	Tons Waste	-	3,399,746	5,756,676	6,144,451	1,643,295	-	-	-	-	-	-	16,944,168
	Recovery	0%	38%	70%	70%	73%	75%	75%	75%	75%	75%	75%	75%
	Ounces gold Recoverable	-	19,929	46,305	51,810	31,079	-	-	-	-	-	-	148,924
	Ounces Gold Produced	-	8,647	53,277	48,223	34,988	3,788	-	-	-	-	-	148,924
	SR	-	2.19	1.58	1.78	0.90	-	-	-	-	-	-	1.62
North Pit													
	Tons Ore	-	-	-	-	1,440,668	3,496,189	3,650,000	3,650,000	2,466,500	-	-	14,649,352
	Ounces Gold	-	-	-	-	26,224	65,605	61,780	58,991	41,421	-	-	254,030
	Ore Grade	-	-	-	-	0.0182	0.0191	0.0169	0.0162	0.0168	-	-	0.0173
	Tons Waste	-	-	-	-	4,240,324	6,088,804	5,131,473	3,276,760	1,038,393	-	-	19,755,752
	Recovery	0%	0%	0%	0%	42%	70%	67%	60%	67%	70%	70%	70%
	Ounces gold Recoverable	-	-	-	-	18,357	45,923	43,253	41,293	28,995	-	-	177,821
	Ounces Gold Produced	-	-	-	-	11,014	53,081	38,091	37,386	30,405	6,846	-	177,821
	SR	-	-	-	-	2.94	1.77	1.41	0.90	0.42	-	-	1.35
Total Production													
	Tons Ore	-	1,554,524	3,616,258	3,446,159	3,257,382	3,496,189	3,650,000	3,650,000	2,466,500	-	-	25,077,028
	Ounces Gold	-	26,572	61,740	68,814	67,663	65,605	61,780	58,991	41,421	-	-	452,595
	Ore Grade	-	0.0171	0.0171	0.0200	0.0208	0.0191	0.0169	0.0162	0.0168	-	-	0.0180
	Tons Waste	-	3,399,746	5,756,676	6,144,451	5,883,620	6,088,804	5,131,473	3,276,760	1,038,393	-	-	36,699,920
	Recovery	0%	38%	70%	70%	69%	70%	72%	70%	71%	72%	72%	72%
	Ounces gold Recoverable	-	19,929	46,305	51,810	49,436	45,923	43,253	41,293	28,995	-	-	326,745
	Ounces Gold Produced	-	8,647	53,277	48,223	46,002	56,869	38,091	37,386	30,405	6,846	-	326,745
	SR	-	2.19	1.58	1.79	1.81	1.77	1.41	0.90	0.42	-	-	1.46

Table 19-10 Production Schedule – Truck Haulage

		2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
South Pit														
	Tons Ore	-	-	1,402,762	3,530,242	3,268,146	1,942,322	-	-	-	-	-	-	10,143,472
	Ounces Gold	-	-	24,125	59,961	62,621	45,105	-	-	-	-	-	-	191,812
	Ore Grade	-	-	0.0172	0.0170	0.0192	0.0232	-	-	-	-	-	-	0.0189
	Tons Waste	-	-	3,565,238	6,301,731	6,536,735	1,941,096	-	-	-	-	-	-	18,344,800
	Recovery	0%	0%	34%	71%	71%	74%	75%	75%	75%	75%	75%	75%	75%
	Ounces gold Recoverable	-	-	18,093	44,970	46,966	33,829	-	-	-	-	-	-	143,859
	Ounces Gold Produced	-	-	8,101	51,634	44,528	37,148	2,447	-	-	-	-	-	143,859
	SR	-	-	2.54	1.79	2.00	1.00	-	-	-	-	-	-	1.81
North Pit														
	Tons Ore	-	-	-	-	-	1,121,981	3,401,012	3,650,000	3,650,000	2,347,639	-	-	14,170,632
	Ounces Gold	-	-	-	-	-	19,945	65,144	62,960	58,813	40,069	-	-	246,932
	Ore Grade	-	-	-	-	-	0.0178	0.0192	0.0172	0.0161	0.0171	-	-	0.0174
	Tons Waste	-	-	-	-	-	3,550,567	6,079,768	5,321,252	3,349,462	1,006,095	-	-	19,307,144
	Recovery	0%	0%	0%	0%	0%	42%	70%	68%	67%	68%	70%	70%	70%
	Ounces gold Recoverable	-	-	-	-	-	13,962	45,601	44,072	41,169	28,048	-	-	172,852
	Ounces Gold Produced	-	-	-	-	-	8,377	51,186	41,368	37,212	29,976	4,734	-	172,852
	SR	-	-	-	-	-	3.18	1.79	1.46	0.92	0.43	-	-	1.36
Total Production														
	Tons Ore	-	-	1,402,762	3,530,242	3,268,146	3,064,303	3,401,012	3,650,000	3,650,000	2,347,639	-	-	24,314,304
	Ounces Gold	-	-	24,125	59,961	62,621	65,051	65,144	62,960	58,813	40,069	-	-	438,744
	Ore Grade	-	-	0.0172	0.0170	0.0192	0.0212	0.0192	0.0172	0.0161	0.0171	-	-	0.0180
	Tons Waste	-	-	3,565,238	6,301,731	6,536,735	5,491,663	6,079,768	5,321,252	3,349,462	1,006,095	-	-	37,651,944
	Recovery	0%	0%	34%	71%	71%	71%	73%	72%	71%	71%	72%	72%	72%
	Ounces gold Recoverable	-	-	18,093	44,970	46,966	47,791	45,601	44,072	41,169	28,048	-	-	316,711
	Ounces Gold Produced	-	-	8,101	51,634	44,528	45,525	53,633	41,368	37,212	29,976	4,734	-	316,711
	SR	-	-	2.54	1.79	2.00	1.79	1.79	1.46	0.92	0.43	-	-	1.55

19.2.7 Mining Manpower

The mine manpower table for the in-pit crush and convey scenario is shown in Table 19-11 below. The manpower requirements for Truck Haulage are shown in 19-12.

Table 19-11 In-Pit Crush and Convey Manpower Requirements

Hourly Labor	Number
Drillers	2
Blasters	1
Excavator/Loader Operators	4
Crusher/Conveyor Crew	2
Equipment Operators	2
Utility Operators	2
Mechanics	8
Electricians	3
Laborers/Maintenance	4
Total Hourly	**28**
Salary Labor	**Number**
Mine Superintendent	1
Foreman	2
Maintenance Foreman	2
Engineer	1
Geologist	1
Surveyor/Technician	1
Total Salary	**8**

Table 19-12 Truck Haulage Manpower Requirements

Hourly Personnel	Number
Drillers	2
Blasters	1
Excavator/Loader Operators	3
Truck Drivers	15
Grader/Dozer Operators	5
Water truck Operators	4
Mechanics	19
Electricians (borrowed from process)	0
Laborers/Maintenance	2
Total Hourly Personnel	51
Salaried Personnel	
Mine Superintendent	1
Foreman	3
Maintenance Foreman	3
Engineer	1
Geologist	1
Surveyor/Technician	1
Total Salary Personnel	10

19.3 Process Description

Material from both the North and South Pan Pits will be processed using conventional heap leaching methods. Ore from both pits will be two stage crushed to a nominal 1.5 inches prior to leaching. This crush size is based on the currently available metallurgical data. With additional testing and optimization there is the potential for treatment at a coarser size.

Cement, lime, and water will be blended with the crushed material and the conveyor belt transfer points will agglomerate the material. Jump conveyors and an extendable boom stacker will place the material on the heap leach pad.

Typical for most Carlin type ores the reagent consumption is low. Consumptions predicted by the metallurgical testwork indicate the following, see Table 19-13. Tests were completed on both the North and South Pan materials to support these estimates.

Table 19-13 Estimated Reagent Consumption

Lime	1.8 pounds per ton
Cement	5 pounds per ton
Cyanide	0.27 pounds per ton

Distribution of barren solution on the leach pad will be with drip tube emitters. Pregnant and storm water solution storage ponds will be integral with the leach pad system. Pregnant solutions will be treated in a conventional adsorption desorption refining (ADR) plant containing the following unit processes.

- Carbon-in-Columns
- Acid wash
- Carbon elution
- Electrowinning
- Carbon regeneration
- Carbon handling and sizing
- Reagent mixing and storage
- Refinery

The ADR facility is within a building complete with control room, laboratory, HVAC, and offices. All spilled solutions within the processing facility will be contained within the leach pad and pond system. The General site plan showing the Leach pads, ponds, office and crushing plant is shown in Figure 19-3. Figure 19-5 shows the block flow diagram for the Pan Project process

Figure 19-5 Plan Block Flow Diagram


MINE
WASTE
ORE
TWO STAGE CRUSHING
CYANIDE ADDITION
LIME ADDITION
CEMENT ADDITION
WATER ADDITION
WATER
HEAP LEACH PAD
BARREN SOLUTION
PREGNANT SOLUTION
CARBON RECOVERY PLANT
REFINERY
DORE

19.4 Process Manpower

Gustavson has estimated the manpower requirements needed to operate the secondary crushing plant, heap leach operation, and ADR gold recovery plant. The hourly process labor is shown in Table 19-14 below.

GUSTAVSON ASSOCIATES

Table 19-14 Hourly Process Labor

Hourly Labor	Number
Stacker Operator	4
Crusher Operator	4
Plant Operator	4
Crusher Helper	4
Plant Helper	4
Refinery	1
Laborer	2
Pad Operator	2
Pad Helper	2
Assayer	2
Sample Prep	2
Mechanic	4
Mechanic Helper	4
Electrician	2
TOTAL	**41**

Process Salary labor is shown below.

Table 19-15 Salary Process Labor

Salary Labor	Number
Mill Superintendent	1
Shift Foreman	4
Clerk	1
Mill Maintenance Superintendent	1
Maintenance General Foreman	1
Metallurgist (Senior)	1
TOTAL	**9**

19.5 General and Administrative

The General and Administrative requirements for the Pan Project are expected to be relatively modest.

Table 19-16 General and Administrative Labor

Salary Labor	Number
General Manager	1
Accountant	1
Clerk	1
Secretary	1
SUBTOTAL	**4**
Compliance Department	
Compliance Manager	1
Environmental Engineer	1
Health and Safety	1
Training	1
Human Resources	1
SUBTOTAL	**5**
TOTAL	**9**

19.6 Taxes

State, Local, and Federal taxes have not been considered in this Preliminary Economic Assessment.

19.6.1 Royalties

A 4 percent Gross Production Royalty has been included for all of the gold produced. Up to 50 percent of this gross production royalty can be offset with advance production royalty payments made prior to production. The advance royalty paid to-date is $645,182.11, which is recoverable. Future payments are as shown in Table 19-17 below.

Table 19-17 Advance Royalty Payments

To-date	$645,182
2011 estimated	$192,430
2012 estimated	$221,679
2013 estimated	$255,375

19.6.2 Corporate Income Tax

Corporate tax has not been considered.

19.7 Operating Cost Estimates (OPEX)

19.7.1 Mining OPEX

The mine operating cost has been estimated for each case based on the scheduled production, equipment requirements, equipment operating hours, hourly operating costs (from InfoMine, Mine and Mill Equipment Costs, Estimators Guide) and estimated Manpower Requirements. Two 10 hour shifts 7 days per week were assumed for the loader truck cases, and one 10 hour shift was assumed for the loader in-pit crush and convey case. A 34 percent burden was applied to all labor rates. Equipment operating hours were estimated with 95 percent Availability, 80 percent Utilization with an allowance of 1 hour per shift for lunch, breaks and safety training. This equates to 6.8 operating hours out of a 10 hour shift.

The mine is designed with a 20 foot bench height. Seven inch diameter blast holes are used with a powder factor of 0.40 lbs/ton ANFO in waste, 0.50 lbs/ton in ore. The drill pattern is 16 ft x 16 ft with a 3 foot subdrill.

19.7.2 Secondary Crushing, Heap Leach, ADR plant OPEX

The Heap Leach, ADR plant operating costs were estimated for a 7 day per week, three 8 hour shifts per day operation, with gold refining on a 5 day per week, day shift only basis. The ADR plant is sized at 2,500 gallons per minute for the initial South Pit production, with an increase in the number of Carbon Columns and solution flow rate, to 5,000 gallons per minute

for the North Pit production. This increase is needed to ensure sufficient solution is applied to the slower leaching North Pan ore, to obtain predicted gold recovery. Cyanide, Lime and Cement make up the major reagent costs. The reagent consumption is low, which is typical for Carlin type gold systems. Gustavson has used 0.27 lbs of Cyanide per ton of ore, with 1.8 lbs of Lime for PH control, plus 5 lbs of cement for agglomeration.

The secondary crushing plant is open circuit, 1.5" minus product size. The crushing plant consists of a jaw crusher, small stockpile with reclaim conveyor, screen, short head cone, and several transfer conveyors for the loader truck case. The Jaw crusher is not needed for the in-pit crush and convey case.

19.7.3 General and Administration and Site Services OPEX

The general and administrative requirements are minimal at Pan. Gustavson has included allowances for items such as office supplies, computers, software, training, subscriptions, and ambulance/safety, normal expenses for a heap leach gold operation of this size.

19.7.4 OPEX Summary

The following table shows the estimated life of mine operating costs for the In-pit Crush and Convey scenario.

Table 19-18 Operating Cost Summary for In-pit Crush and Convey

Mine		Life of Mine cost	Average Annual cost	Cost/ton ore	Cost/ton mined	Cost / oz Au Produced
Mining						
	Production Equipment - Cost	$11,497,140	$1,585,812	$0.46	$0.19	$35.19
	Support Equipment - Cost	$5,754,718	$793,754	$0.23	$0.09	$17.61
	Materials Requirements	$12,035,469	$1,660,065	$0.48	$0.19	$36.83
	Hourly Personnel	$15,874,568	$2,189,596	$0.63	$0.26	$48.58
	Salaried Personnel	$5,560,491	$766,964	$0.22	$0.09	$17.02
Total Mining		$50,722,386	$6,996,191	$2.02	$0.82	$155.24
Leaching and Processing						
	Reagents	$23,677,184	$3,265,819	$0.94		$72.46
	Other operating costs	$14,644,973	$2,019,996	$0.58		$44.82
	Energy	$10,788,698	$1,488,096	$0.43		$33.02
	Hourly Personnel	$17,776,487	$2,451,929	$0.71		$54.40
	Salaried Personnel	$6,927,333	$955,494	$0.28		$21.20
Total Leaching		$73,814,675	$10,181,334	$2.94		$225.91
G&A						
	Salary Labor	$6,343,728	$874,997	$0.25		$19.41
	Services and Supplies	$3,701,342	$510,530	$0.15		$11.33
Total G&A		$10,045,071	$1,385,527	$0.40		$30.74
Operating contingency		$13,458,213	$1,856,305	$0.54	$0.08	$41.19
Total Operating cost		$148,040,344	$20,419,358	$5.90	$0.90	$453.08

Table 19-19 Operating Cost Summary for Truck Haulage

Mine	Life of Mine cost	Average Annual cost	Cost/ton ore	Cost/ton mined	Cost / oz Au Produced
Production Equipment - Cost	$25,539,791	$3,522,730	$1.05	$0.41	$80.64
Support Equipment - Cost	$9,887,337	$1,363,771	$0.41	$0.16	$31.22
Materials Requirements	$12,038,770	$1,660,520	$0.50	$0.19	$38.01
Hourly Personnel	$22,083,803	$3,046,042	$0.91	$0.36	$69.73
Salaried Personnel	$6,868,986	$947,446	$0.28	$0.11	$21.69
Total Mining	$76,418,687	$10,540,508	$3.14	$1.23	$241.29
Leaching and Processing					
Reagents	$22,957,055	$3,166,490	$0.94		$72.49
Other operating costs	$14,199,554	$1,958,559	$0.58		$44.83
Energy	$10,460,565	$1,442,837	$0.43		$33.03
Hourly Personnel	$17,622,152	$2,430,642	$0.72		$55.64
Salaried Personnel	$6,773,848	$934,324	$0.28		$21.39
Total Leaching	$72,013,174	$9,932,852	$2.96		$227.38
G&A					
Labor	$6,343,728	$874,997	$0.26		$20.03
Services and Supplies	$3,701,342	$510,530	$0.15		$11.69
Total G&A	$10,045,071	$1,385,527	$0.41		$31.72
Operating contingency	$15,847,693	$2,185,889	$0.65	$0.12	$50.04
Total Operating cost	$174,324,624	$24,044,776	$7.17	$1.36	$550.42

19.8 Capital Cost Estimates (CAPEX)

19.8.1 Mining

The mining Capital Costs are broken into Development, Mining Equipment, and Buildings as shown in Table 19-20 below. The mine capital shown is for the In-pit Crush and Convey production scenario. Equipment capital costs are from InfoMine, Tri-State Aggregate Machinery, Stamler (Joy), and Sandvic.

Table 19-20 Mine Capital – In-pit Crush and Convey

	# Units	Units	$ / Unit	Total
Development				
Pioneering, Clearing and Grubbing	1	LS	$500,000	$500,000
Pre-production Stripping ton	100000	tons	$2	$200,000
Haul Road Construction	5000	Ft	$100	$500,000
Total Development				$1,200,000
Mining Equipment				
Front-end Loaders 13 yd3	0	ea	$0	$0
Front-end Loaders 18 yd3	2	ea	$1,881,500	$3,763,000
Rear-dump Trucks 100 ton	1	ea	$1,329,000	$1,329,000
Rotary Drills 6 inch	2	ea	$720,000	$1,440,000
Bulldozers 450 hp	1	ea	$865,000	$865,000
Wheel Dozer	1	ea	$400,000	$400,000
Graders 14 ft	1	ea	$445,000	$445,000
Water Truck 10,000 gal	2	ea	$617,000	$1,234,000
Service/Tire Trucks	3	ea	$67,000	$201,000
ANFO Truck	1	ea	$67,000	$67,000
Light Plants 10 kw	3	ea	$21,900	$65,700
Pumps 13, 38 HP	3	ea	$10,000	$30,000
Pickup Trucks	6	ea	$30,000	$180,000
Total Mining Equipment				$10,019,700
In-Pit Crush and Convey				
Feeder Breaker	1	ea	$2,500,000	$2,500,000
Jaw Crusher	1	ea	$2,000,000	$2,000,000
Jump Conveyors	20	ea	$50,000	$1,000,000
Folding Conveyors	4	ea	$500,000	$2,000,000
Overland Conveyor	3000	ft	$450	$1,350,000
Power Center	3	ea	$94,600	$283,800
Power line and Temporary poles	5000	ft	$46	$229,735
Total In-Pit Crush and Convey				$9,363,535
Buildings				
Truck Shop w/tools	1	ea	$1,000,000	$1,000,000
Dry	1	ea	$100,000	$100,000
Cap Magazine and Anfo Storage Bin	1	ea	$50,000	$50,000
Fuel Station	1	LS	$100,000	$100,000
Total				$1,250,000
Total Mine				**$21,833,235**

Table 19-21 Mine Capital – Truck Haulage

	# Units	Units	$ / Unit	Total
Development				
Pioneering, Clearing and Grubbing	1	LS	$500,000	$500,000
Pre-production Stripping ton	100000	tons	$2	$200,000
Haul Road Construction	5000	Ft	$100	$500,000
Total Development				$1,200,000
Mining Equipment				
Front-end Loaders 13 yd3	2	ea	$1,807,100	$3,614,200
Front-end Loaders 18 yd3	0	ea	$1,881,500	$0
Rear-dump Trucks 100 ton	5	ea	$1,329,000	$6,645,000
Rotary Drills 6 inch	2	ea	$720,000	$1,440,000
Bulldozers 450 hp	1	ea	$865,000	$865,000
Wheel Dozer	1	ea	$400,000	$400,000
Graders 14 ft	1	ea	$445,000	$445,000
Water Truck 10,000 gal	2	ea	$617,000	$1,234,000
Service/Tire Trucks	3	ea	$67,000	$201,000
ANFO Truck	1	ea	$67,000	$67,000
Light Plants 10 kw	3	ea	$21,900	$65,700
Pumps 13, 38 HP	3	ea	$10,000	$30,000
Pickup Trucks	6	ea	$30,000	$180,000
Total Mining Equipment				$15,186,900
In-Pit Crush and Convey				
Feeder Breaker	0	ea	$2,000,000	$0
Jaw Crusher	0	ea	$2,000,000	$0
Jump Conveyors	0	ea	$50,000	$0
Folding Conveyors	0	ea	$500,000	$0
Overland Conveyor	0	ft	$450	$0
Power Center	0	ea	$94,600	$0
Power line and Temporary poles	0	ft	$46	$0
Total In-Pit Crush and Convey				$0
Buildings				
Heavy Eq Shop w/tools	1	LS	$1,000,000	$1,000,000
Dry	1	LS	$100,000	$100,000
Cap Magazine and Anfo Storage Bin	1	LS	$50,000	$50,000
Fuel Station	1	LS	$100,000	$100,000
Total				$1,250,000
Total Mine				**$17,636,900**

19.8.2 Heap Leach and ADR Plant

The Capital Cost for the Heap Leach operation and ADR plant were estimated from InfoMine, and budgetary quotes from Kappes Cassiday and Associates and Summit Valley Engineering. The ADR plant is a modular design that is fabricated by the supplier and shipped to the site as a modular unit. Table 19-22 below shows the Leach Plant, Secondary Crushing plant, and ADR recovery plant Capital for the In-Pit Crush and Convey scenario.

Table 19-22 Leach/Process Capital

	# Units	Units	$ / Unit	Total Cost
Gold Recovery Plant				
Carbon Columns - 12 ft x 12 ft	5	ea	$42,300	$211,500
Stripping Circuit – 2 tons	1	ea	$63,000	$63,000
Electro-Winning Cell - 25 cu ft	1	ea	$35,000	$35,000
Furnace - 1219 lb	1	ea	$52,000	$52,000
Acid Wash (stainless steel)	1	ea	$87,000	$87,000
Carbon Conditioner	1	ea	$27,000	$27,000
Carbon Regeneration Kiln	1	ea	$201,000	$201,000
Installation	1	ea	$304,000	$304,000
Piping	1	lot	$245,000	$245,000
Instrumentation	1	lot	$147,000	$147,000
Building - 4,500 sq ft	4500	sq ft	$0	$225,000
Auxiliaries	1	lot	$147,000	$147,000
Outside Piping	1	lot	$196,000	$196,000
Laboratory	1	lot	$294,000	$294,000
additional carbon circuit for North Pan	1	Lot	$850,000	$850,000
Subtotal ADR Plant				$3,084,500

	# Units	Units	$ / Unit	Total Cost
Leach Pad (Initial pad capacity 3,500,000 ton @ 20 foot lift) and Ponds				
Earthwork	3,800,000	sq ft	$0.50	$1,900,000
Liner	3,800,000	sq ft	$0.60	$2,280,000
Perforated Drainage Pipe	1	lot	$51,000	$51,000
QA/QC, Mob/Demob	1	0	$197,000	$197,000
Piping and Ditches	1	0	$160,000	$160,000
Power	1	0	$400,000	$400,000
Makeup Water	1	0	$400,000	$400,000
Solution Ponds	1	0	$568,000	$568,000
Subtotal Leach Pad and Ponds				$5,956,000
Capital for Leach Pad Expansion				
Leach Pad Expansion - Production Year 1	1	0	$1,143,000	$1,143,000
Leach Pad Expansion - Production Year 3	1	0	$3,429,000	$3,429,000
Leach Pad Expansion - Production Year 4	1	0	$2,286,000	$2,286,000
Total Leach Pad - Expansions				$6,858,000
Crushing plant, Stacking system				
Jaw Crusher	0	0	500000	0
Secondary Crusher, Screens, Conveyors, Silo	1	0	$1,000,000	$1,000,000
Overland Conveyors to Pad	1	0	$500,000	$500,000
Jump conveyors	10	0	$50,000	$500,000
Stacking conveyors	2	0	$150,000	$300,000
Yard Facilities	1	0	$831,000	$831,000
Contractor Fee	1	0	$1,143,000	$1,143,000
Total Crushing Plant, Conveyors, Pond, Yard				$4,274,000

	# Units	Units	$ / Unit	Total Cost
Mobile Equipment				
Front End Loader 1 5 cu yd	1	0	$235,000	$235,000
Dozer w/Ripper - borrowed from mine ---	0	0	$486,000	$0
Total Mobile Equipment				$235,000

19.8.3 G&A

The General and Administrative Capital costs were obtained from InfoMine, with allowances for some items that are still in early stages of study. The major item in G&A capital is a 14 mile long overhead power line, with substation and switch gear. Other significant items are water and office, warehouse, and operator training at start up. Table 19-23 below shows the General and Administrative capital cost, which does not change for any of the scenarios considered.

Table 19-23 General and Administrative Capital

	# Units	# Units	# Units	# Units
General and Administrative				
Differential GPS - Survey	1	ea	$20,000	$20,000
Guard House / Security	1	ea	$100,000	$100,000
Startup Training	1	ea	$250,000	$250,000
Emergency Vehicle/Supplies	1	ea	$100,000	$100,000
Office	1	ea	$250,000	$250,000
Warehouse	1	ea	$250,000	$250,000
Fire Protection	1	ea	$200,000	$200,000
Water Supply	1	ea	$1,000,000	$1,000,000
Power line to site	73920	ft	$45.95	$3,396,400
Substation etc	1	LS	$500,000	$500,000
Electrical Switch Gear	1	LS	$250,000	$250,000
Reclamation Bond	1	ea	$2,900,000	$2,900,000
Total G&A Capital				$9,216,400

19.8.4 CAPEX Summary

The capital cost for each of the production scenarios are summarised in Table 19-24 below. An allowance for First Fills, Working Capital, Sustaining Capital, and Contingency is also included.

Table 19-24 Comparison of Capital Costs

CAPITAL REQUIREMENTS IN MILLIONS			
	CONVEYOR CASE	TRUCK CASE	CONTRACTOR CASE
MINE	$22.00	$17.60	$2.80
PLANT	$8.40	$8.40	$8.40
LEACH PADS	$6.00	$6.00	$6.00
UTILITIES + FACILITIES	$9.00	$9.00	$9.00
SUBTOTAL	$45.40	$41.00	$26.20
WORKING CAPITAL			
(First fills + 2 months)	$4.90	$5.40	$7.40
CONTINGENCY @ 20 percent	$9.00	$8.20	$5.20
TOTAL CAPITAL	$59.30	$54.60	$38.80

19.9 Economic Analysis

The economic analysis of the Pan Deposit uses a 0.004 opt base case cutoff grade, and considers only proven and probable ore. The base case gold price is $950/oz. Gustavson has considered the production schedule with 3 different production scenarios: In-pit Crush and Convey, Loaders with Truck Haulage, and Contractor mining. The production schedule was set up to evaluate alternative cutoffs, and to include or exclude the inferred mineralization contained within the pit as ore. Table 19-25 shows the base case financial results for each production scenario. The In-pit Crush and Convey production scenario performs the best with a NPV @ 5 percent discount of $49 million with an IRR of 23 percent. The Truck Haulage option has a NPV @ 5 percent discount of $24 million, while the Contractor mining scenario is $2 million. Using a gold price near current levels ($1,200/oz) raises the NPV of the Conveyor Haulage and Truck Haulage scenarios to $109 and $82 million respectively. Table 19-20 and 19-21 show the In-pit crush and Convey, and Truck Haulage annual economic models at a gold price of $950/oz. Figures 19-6 and 19-7 show the Annual Cash Flow and the Cumulative Cash Flow generated by each of the production Scenarios.

Table 19-25 Economic Results of each Production Scenario

	CONVEYOR OPTION		TRUCK OPTION		CONTRACTOR OPTION	
Price of Au	$950	$1,200	$950	$1,200	$950	$1,200
IRR	23 %	41 %	16 %	37 %	6 %	31 %
NPV @ 5 %	$49 M	$109 M	$24 M	$82 M	$2M	$60M
CAPEX	$62 M		$59 M		$39M	

Figure 19-6 Annual Cash Flow


@ $950/oz Gold
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
Millions Dollars
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Year
Truck
Conveyor
Contractor

GUSTAVSON ASSOCIATES

Figure 19-7 Cumulative Cash Flow


@ $950/oz Gold
$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Millions Dollars
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Year
Truck
Conveyor
Contractor

Table 19-26 In-Pit Crush and Convey Cash Flow Model

Midway Gold

10,000 tpd Heap Leach - 1 shift @ 3000 tph (two loaders for one feeder breaker), $950 Gold Price, 0.004 cutoff, 2p, Cap 100%, OP 100%

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Total
Production											
Tons Ore	-	1,164,508	3,616,159	3,486,139	3,157,182	3,405,181	3,840,000	3,840,000	1,486,300	-	25,077,008
Tons Waste	-	1,399,746	3,755,676	6,144,451	5,885,620	6,066,804	5,111,475	5,276,760	1,098,391	-	36,899,920
Ounce Au	-	26,571	61,740	56,814	57,663	55,905	61,790	38,991	41,421	-	402,506
Ore Grade	-	0.0171	0.0171	0.0200	0.0208	0.0186	0.0180	0.0162	0.0168	-	
Strip Ratio	-	2.19	1.59	1.78	1.81	1.77	1.41	0.90	0.42	-	
Recoverable Gold	-	19,929	46,503	51,610	49,458	45,923	45,315	41,295	28,908	-	326,765
Gold Recovered (with leaching curve delay)	-	8,347	51,277	48,220	48,002	36,849	39,091	37,086	30,406	6,848	326,765
Revenue											
Gold @ $950/Ounce	$0	$8,114,790	$30,315,515	$48,811,682	$48,702,340	$34,026,007	$37,135,565	$35,536,839	$28,884,573	$6,503,088	$310,408,142
Minus Royalty	$0	$128,148	$2,024,315	$1,832,467	$1,748,094	$1,161,040	$1,485,404	$1,430,677	$1,156,375	$260,082	$12,416,516
Net Revenue	$0	$7,986,190	$48,388,801	$40,979,216	$46,954,347	$31,864,967	$33,651,190	$34,096,232	$27,728,997	$6,241,397	$297,991,816
Operating Costs											
Mine											
Production Equipment - Cost	$0	$750,480	$1,817,956	$1,944,216	$1,778,906	$1,710,598	$1,612,817	$1,582,507	$789,403	$0	$11,497,580
Support Equipment - Cost	$0	$377,172	$756,306	$716,595	$758,096	$756,595	$706,595	$756,586	$275,673	$0	$5,734,718
Materials Requirements	$0	$946,905	$1,818,309	$1,880,578	$1,756,715	$1,834,889	$1,714,031	$1,381,030	$724,379	$0	$12,015,498
Hourly Personnel	$0	$1,112,185	$2,099,344	$2,472,902	$2,286,624	$2,099,244	$2,099,244	$2,099,244	$1,575,871	$0	$15,874,558
Salaried Personnel	$0	$407,356	$808,467	$808,467	$810,681	$808,467	$808,467	$808,467	$209,920	$0	$5,550,491
Leaching and Processing											
Reagents	$0	$1,467,749	$3,414,596	$3,310,796	$3,075,332	$3,344,571	$3,446,215	$3,446,215	$3,328,818	$0	$23,577,184
Other operating costs	$0	$907,842	$2,111,806	$2,012,917	$1,900,311	$2,006,711	$2,131,600	$2,131,600	$1,440,456	$0	$14,644,975
Energy	$0	$648,792	$1,365,797	$1,482,616	$1,401,400	$1,478,534	$1,570,515	$1,570,515	$1,061,144	$0	$10,788,606
Hourly Personnel	$0	$1,194,962	$2,170,481	$2,170,481	$2,176,918	$2,170,481	$2,170,481	$2,170,481	$1,387,376	$1,028,030	$17,775,487
Salaried Personnel	$0	$454,085	$900,786	$900,786	$901,334	$900,786	$900,786	$900,786	$610,603	$461,449	$6,817,315
G&A											
G&A labor	$0	$440,436	$874,089	$874,089	$875,488	$874,089	$874,089	$874,089	$666,166	$0	$6,443,718
Services and Supplies	$0	$157,096	$310,000	$310,000	$311,197	$310,000	$310,000	$310,000	$181,849	$0	$1,701,141
Operating Cost - Contingency	$0	$928,626	$1,886,815	$1,918,665	$1,839,558	$1,860,454	$1,881,486	$1,830,541	$1,175,293	$346,046	$15,418,215
Total Operating Costs	$0	$10,114,888	$20,754,993	$21,116,310	$20,236,956	$20,464,709	$20,696,344	$20,053,746	$12,927,898	$1,606,308	$148,040,344
Net Revenue - before tax	$0	-$2,128,698	$27,833,812	$22,862,904	$21,710,531	$11,400,158	$14,954,846	$14,072,506	$14,801,098	$4,635,461	$149,951,472
Capital Cost											
Mine											
Development	$600,000	$700,000	$0	$0	$0	$0	$0	$0	$0	$0	$1,300,000
Mining Equipment	$1,445,000	$8,574,700	$0	$0	$0	$0	$0	$0	$0	$0	$10,019,700
In-Pit Crush and Convey	$8,310,315	$0	$0	$0	$0	$0	$0	$0	$0	$0	$8,310,315
Buildings	$100,000	$1,150,000	$0	$0	$0	$0	$0	$0	$0	$0	$1,250,000
Plant											
Gold Recovery Plant	$2,204,300	$0	$0	$880,000	$0	$0	$0	$0	$0	$0	$3,084,300
Crushing plant, Stacking system	$4,988,000	$988,000	$0	$0	$0	$0	$0	$0	$0	$0	$5,976,000
Mobile Equipment	$215,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$215,000
Leach pads											
Leach Pad initial pad capacity 1,500,000 ton @ 20 foot	$4,988,000	$998,000	$0	$0	$0	$0	$0	$0	$0	$0	$5,986,000
Leach Pad Expansion - Production Year 1	$0	$0	$1,145,000	$0	$0	$0	$0	$0	$0	$0	$1,145,000
Leach Pad Expansion - Production Year 3	$0	$0	$0	$0	$1,428,000	$0	$0	$0	$0	$0	$5,428,000
Leach Pad Expansion - Production Year 4	$0	$0	$0	$0	$0	$1,386,000	$0	$0	$0	$0	$2,386,000
General and Administrative	$1,920,000	$6,096,400	$0	$0	$0	$0	$0	$0	$0	$0	$8,016,400
Owners Costs											
Land	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Permitting	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Exploration	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Metallurgical Testing	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Feasibility Study	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total Equipment Capital	$26,774,003	$18,667,100	$1,145,000	$880,000	$1,428,000	$1,386,000	$0	$0	$0	$0	$50,998,115
Working Capital (2 months)	$0	$1,633,387	$0	$0	$0	$0	$0	$0	-$1,633,387	$0	$0
First Fills	$0	$1,448,180	$0	$0	$0	$0	$0	$0	-$1,448,180	$0	$0
Sustaining Capital	$0	$318,948	$1,015,470	$1,015,470	$1,008,380	$1,022,470	$1,015,470	$1,015,470	$750,805	$0	$7,442,384
Contingency	$5,354,807	$5,601,420	$228,300	$170,000	$588,800	$487,200	$0	$0	$0	$0	$10,587,817
Total Capital Cost	$32,128,843	$27,168,947	$2,397,070	$2,065,470	$3,142,080	$2,768,670	$1,015,470	$1,015,470	-$4,124,173	$0	$70,998,506
Before Tax Cash Flow	-$32,128,843	-$29,988,342	$25,436,752	$20,817,434	$16,375,233	$17,631,538	$13,939,375	$13,047,035	$18,925,471	$4,635,461	$78,952,126
Cummulative Cash Flow	-$32,128,843	-$62,017,185	-$36,580,433	-$15,762,999	$611,236	$18,446,795	$32,174,169	$45,421,204	$74,346,675	$78,982,126	
NPV @ 5% $48,773,867.71											
NPV @ 10% $18,318,207.09											
IRR 23%											

Table 19-27 Truck Haulage Cash Flow Model

Midway Gold

10,000 tpd Heap Leach - Truck Haulage, $950 Gold Price, 0.004 cutoff, 2s, Cap 100%, OP 100%

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
Production												
Tons Ore	-	1,402,752	3,500,342	3,738,346	3,064,103	3,401,012	3,650,000	3,680,000	2,547,859	-	-	28,314,304
Tons Waste	-	[illegible]	6,033,751	6,330,755	[illegible]	6,079,768	[illegible]	[illegible]	1,005,095	-	-	37,461,948
Ounces Au	-	34,128	59,961	62,621	64,051	64,148	61,980	58,812	40,069	-	-	488,744
Ore Grade	-	0.0171	0.0170	0.0180	0.0212	0.0190	0.0172	0.0161	0.0171	-	-	
Strip Ratio	-	2.56	1.79	2.00	1.79	1.79	1.46	0.81	0.41	-	-	
Recoverable Gold	-	18,098	44,970	46,966	47,701	45,601	44,072	41,109	28,048	-	-	316,711
Gold Recovered (with leaching curve delay)	-	8,101	16,168	44,418	43,625	30,633	45,168	37,213	29,975	4,758	-	316,711
Revenue												
Gold @ $950/Ounce	$0	$7,695,846	$49,032,496	$41,000,018	$41,108,861	$30,061,201	$39,399,591	$35,351,513	$28,477,006	$4,497,016	0	$300,875,898
Advance Royalty	$221,679	$251,573	$0	$0	$0	$0	$0	$0	$0	$0	0	$1,514,864
Production Royalty - Full amount	$0	$307,834	$1,962,100	$1,680,081	$1,729,964	$2,008,039	$1,571,976	$1,414,031	$1,139,080	$179,890	0	$11,035,080
Production Royalty - 10%	$0	$153,917	$981,050	$846,040	$864,977	$1,010,021	$785,988	$707,026	$569,540	$89,947	0	$6,017,510
Royalty paid	$221,679	$409,291	$801,331	$1,680,081	$1,729,984	$2,008,049	$1,571,876	$1,414,031	$1,139,080	$179,890	0	$11,035,080
Net Revenue	-$221,679	$7,286,564	$48,231,148	$40,609,934	$41,518,007	$48,911,181	$37,717,416	$33,937,264	$27,337,926	$4,317,442	0	$288,840,679
Operating Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Mine												
Production Equipment - Cost	$0	$1,028,003	$3,020,376	$4,023,806	$3,105,444	$3,260,029	$3,811,600	$3,928,181	$2,760,639	$0	0	$25,169,791
Support Equipment - Cost	$0	$991,341	$1,317,109	$1,317,108	$1,120,717	$1,317,109	$1,317,109	$1,317,109	$988,734	$0	0	$9,687,357
Materials Requirements	$0	$681,317	$1,897,046	$1,881,733	$1,650,315	$1,620,150	$1,788,115	$1,899,064	$602,871	$0	0	$11,018,770
Hourly Personnel	$0	$1,347,813	$2,798,436	$3,821,037	$2,805,477	$2,874,180	$3,098,888	$3,098,866	$2,418,070	$0	0	$22,080,800
Salaried Personnel	$0	$608,900	$1,009,161	$1,009,162	$1,012,118	$1,009,161	$1,009,162	$1,009,161	$799,920	$0	0	$6,858,986
Leaching and Processing												
Reagents	$0	$1,324,659	$3,115,181	$3,081,714	$2,895,250	$3,211,180	$3,446,215	$3,446,251	$2,316,790	$0	0	$22,957,085
Other operating costs	$0	$809,112	$2,061,061	$1,908,597	$1,798,313	$1,986,181	$2,121,600	$2,121,600	$1,371,138	$0	0	$14,180,184
Energy	$0	$601,600	$1,518,750	$1,406,030	$1,318,512	$1,461,191	$1,570,515	$1,570,513	$1,010,096	$0	0	$10,480,565
Hourly Personnel	$0	$1,184,961	$2,370,481	$2,370,481	$2,375,983	$2,370,481	$2,370,481	$2,370,481	$1,470,721	$717,016	0	$17,602,110
Salaried Personnel	$0	$464,035	$900,786	$900,786	$905,254	$900,786	$900,786	$900,786	$810,605	$301,865	0	$6,775,848
G&A												
Labor	$0	$440,535	$874,089	$874,088	$875,481	$874,089	$874,088	$874,088	$626,138	$0	0	$6,145,719
Services and Supplies	$0	$257,096	$610,000	$610,000	$611,397	$610,000	$610,000	$610,000	$182,840	$0	0	$3,701,342
Operating Cost - Contingency 10%	$0	$1,081,537	$2,190,139	$2,270,980	$2,066,071	$2,160,890	$2,278,876	$2,266,221	$1,489,948	$102,659	0	$15,807,685
Total Operating Costs	$0	$11,456,793	$24,102,534	$24,980,885	$22,915,779	$23,769,791	$25,067,640	$24,808,544	$16,199,418	$1,122,219	0	$174,324,628
Net Revenue - before tax	-$221,679	-$4,170,241	$24,148,612	$15,629,039	$18,602,111	$25,141,390	$12,649,776	$9,128,718	$10,948,408	$3,185,223	0	$114,515,854
Capital Cost												
Mine												
Development	$400,000	$700,000	$0	$0	$0	$0	$0	$0	$0	$0	0	$1,100,000
Mining Equipment	$1,465,000	$12,741,900	$0	$0	$0	$0	$0	$0	$0	$0	0	$13,186,900
In-Pit Crush and Convey	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Buildings	$100,000	$1,160,000	$0	$0	$0	$0	$0	$0	$0	$0	0	$1,130,000
Plant												
Gold Recovery Plant	$2,253,600	$0	$0	$0	$830,000	$0	$0	$0	$0	$0	0	$3,083,600
Crushing plant, Stacking system	$4,988,000	$988,000	$0	$0	$0	$0	$0	$0	$0	$0	0	$3,956,000
Mobile Equipment	$225,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$225,000
Leach pads												
Leach Pad (initial pad capacity 3,500,000 ton @ 20 foot	$4,988,000	$988,000	$0	$0	$0	$0	$0	$0	$0	$0	0	$3,956,000
Leach Pad Expansion - Production Year 1	$0	$0	$1,140,000	$0	$0	$0	$0	$0	$0	$0	0	$1,140,000
Leach Pad Expansion - Production Year 3	$0	$0	$0	$0	$3,429,000	$0	$0	$0	$0	$0	0	$3,429,000
Leach Pad Expansion - Production Year 4	$0	$0	$0	$0	$0	$2,286,000	$0	$0	$0	$0	0	$1,286,000
General and Administrative	$2,980,000	$6,086,400	$0	$0	$0	$0	$0	$0	$0	$0	0	$9,066,400
Owners Costs												
Land	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Permitting	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Exploration	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Metallurgical Testing	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Feasibility Study	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	0	$0
Total Equipment Capital	$17,410,500	$23,624,000	$1,140,000	$0	$4,179,000	$2,286,000	$0	$0	$0	$0	0	$48,742,800
Working Capital (2 months)	$0	$2,958,742	$0	$0	$0	$0	$0	$0	-$3,958,742	$0	0	$0
Prep Fills	$0	$1,448,580	$0	$0	$0	$0	$0	$0	-$1,448,580	$0	0	$0
Sustaining Capital	$0	$777,031	$1,542,180	$1,541,180	$1,548,415	$1,541,180	$1,540,190	$1,541,190	$1,157,989	$0	0	$11,192,897
Contingency 20%	$3,482,100	$4,724,860	$228,600	$0	$835,800	$457,200	$0	$0	$0	$0	0	$9,748,560
Total Capital Cost	$20,892,600	$34,531,916	$1,911,780	$1,541,180	$6,648,215	$4,285,380	$1,540,190	$1,541,190	-$4,249,023	$0	0	$69,685,857
Before Tax Cash Flow	-$21,114,279	-$38,704,157	$21,216,832	$14,088,849	$11,120,916	$20,856,020	$11,127,586	$7,586,528	$15,198,122	$3,185,223	0	$44,831,997
Cummulative Cash Flow	-$21,981,895	-$60,669,088	-$39,421,227	-$25,310,078	-$13,112,460	$7,744,079	$18,860,110	$26,048,562	$41,646,775	$44,831,997	$44,831,997	

NPV @ 5%	$34,346,259.52
NPV @ 10%	$20,671,441.44
IRR	13%

19.9.1 Sensitivity Analysis

Gustavson analysed 30 different cases for each of the production scenarios to determine the project sensitivity to various criteria. The impact of ore tons per day was considered, however the maximum production capability remained fixed at 27,000 tons per day of ore and waste combined. The sensitivity to gold price is shown in cases 2-8. The In-Pit Crush and Convey sensitivity to gold price is graphically shown in Figure 19-8. The sensitivity to Capital and Operating Costs are shown in Figures 19-9 and 19-10 respectively. The Base Case In-Pit Crush and Convey Scenario has a payback period of slightly less than 3 years at a gold price of $950.

Figure 19-8 Gold Price – Conveyor Haulage


Pan Project, Conveyor Haulage, Sensitivity to Gold Price
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
$700
$800
$900
$1,000
$1,100
$1,200
$1,300
Gold Price
NPV @ 5%

Figure 19-9 Capital Cost – Conveyor Haulage


Pan Project, Conveyor Haulage, Sensitivity to Capital Cost
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
80%
90%
100%
110%
120%
Capital Cost - %
NPV@5%

Figure 19-10 Operating Cost – Conveyor Haulage


Pan Project, Conveyor Haulage, Sensitivity to Operating Cost
$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
80%
90%
100%
110%
120%
Operating Cost - %
NPV@5%

The Truck Haulage sensitivity to gold price is graphically shown in Figure 19-11. The sensitivity to Capital and Operating Costs are shown in Figures 19-12. and 19-13 respectively. The Base Loader with Truck Haulage Scenario has a payback period of about 3.5 years at a gold price of $950.

Figure 19-11 Gold Price – Truck Haulage


Pan Project, Truck Haulage, Sensitivity to Gold Price
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
$700
$800
$900
$1,000
$1,100
$1,200
$1,300
Gold Price
NPV @ 5%

GUSTAVSON ASSOCIATES

Figure 19-12 Capital Cost – Truck Haulage


Pan Project, Truck Haulage, Sensitivity to Capital Cost
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
80%
90%
100%
110%
120%
Capital Cost - %
NPV@5%

Figure 19-13 Operating Cost – Truck Haulage



Pan Project, Truck Haulage, Sensitivity to Operating Cost
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
($20,000,000)
($40,000,000)
80%
90%
100%
110%
120%
Operating Cost - %
NPV@5%

20.0 INTERPRETATIONS AND CONCLUSIONS

Gustavson has established the Pan property is economically viable and robust as a gold heap leach operation.

Gustavson has established that a mineable gold reserve exists at the Pan property.

The overall grade of the deposit has been affected by the inclusion of cyanide soluble gold data, in replacement of total gold values. This puts the average grade of the deposit at risk of being quoted low. The latest MGC model attempts to reduce the impact of this risk by generating a fire assay gold model, and only utilizing the cyanide soluble gold data within the inferred category.

The overall grade of the deposit has been affected by poor quality assays completed on Alta Bay drill samples. Statistical comparisons show that while these encompass a large percentage of the data, it is probably under reporting overall deposit grade.

Core drilling and metallurgical testing demonstrates continued concerns with gold grades being under reported for the deposit by the reverse circulation samples. These samples, which make up 98.7 percent of the data base, appear to be biased low, with respect to the overall grade.

Gustavson considers the Pan Project to have excellent potential to expand the Mineral Resource and Mineable Reserve, to the north of North Pan, to the South and East of South Pan, and to depth in both resource areas.

20.1 Recommendations

Continued efforts on the project should include:

- Identify areas of the resource associated with a cyanide soluble assay only, with no total gold assays available. Re-drilling and assaying of these areas will help reduce the impact.
- Selectively re-drill and assay areas associated with Alta Bay Mine lab AuFA assays, which when compared with certified lab assays for twin holes are on average 14.7 percent lower grade.
- Selectively drill core holes in central areas of the mineralization to determine if the historic reverse circulation assays are under reporting grade. The limited data on hand suggests that the core assays are on average 30.5 percent higher grade then the nearest RC assays.
- A program of collecting density measurements through the deposit should be initiated, focusing on alteration and formations.

- Additional metallurgical testing, including column leach tests and bottle rolls, focusing on multiple grade ranges including the average deposit grade. Test work will also include Abrasion and Bond Index testing.
- A pre-feasibility study should be completed to further refine the economic potential for mining this project.
- Initial geotechnical slope recommendations have been completed for the proposed pits. Drilling and further evaluation to refine pit slope parameters should be completed.
- Evaluation of water rights and water needs for the project.
- Define environmental issues, mitigations, and permit timeline.
- Evaluate and archaeological historic resources on-site
- Expand the resource and reserve along known extensions at Boulders, Wendy, Barite, and Nana to determine the total resource potential. Target open mineralization at depth and along strike at North and South Pan.
- Update and include the block model to incorporate alteration and lithology.
- Review and optimize the resource estimation parameters.
- Optimize the mine plans and production schedules.

The table below outlines an exploration budget, which incorporates the above recommendations.

Table 20-1 Recommended Exploration Program Budget for the Pan Property

Program	Cost
RC Drilling 40,000 feet	$1,058,000
Diamond Core Drilling 6,000 feet	$ 515,000
Metallurgical Test Work	$ 150,000
Sample Assays 8,000 RC	$ 97,000
Sample Assays 1,240 Diamond drilling	$ 23,000
Geotechnical work	$106,000
Drill Supervision	$ 457,000
Permitting and bonding	$ 70,000
Road Building, drill sump construction, and reclamation	$ 45,000
Waste Characterization Studies	$ 75,000
Contingency	$ 75,000
Total	**$2,671,000**

21.0 REFERENCES

Adair, D.H. and Stringham B.F., 1960, Intrusive Igneous Rocks of East Central Nevada, in Guidebook to the Geology of East-Central Nevada, Intermountain Association of Petroleum Geologists and Eastern Nevada Geological Society, 11th Annual Field Conference, Salt Lake City, Utah, 1960

AMEC, 2008, T. Wakefield and E.J.C. Orbock, E. Pan Mineral Resource Estimate and Data Review, File No. 158964, Prepared by AMEC for Midway Gold Corp., May 9th, 2008.

Armstrong, 1970, Geochronology of Tertiary Igneous Rocks, Eastern Basin and Range Province, Western Utah, Eastern Nevada, and Vicinity, Geochem. Et Cosmochim Acta, v34, no2.

Ashleman, J. and Bernardi, M., 2001, Pan Prospect, White Pine County, Nevada, Geologic Map, Unpublished Geologic Mapping of the Pan Project Area, Degerstrom and Latitude Minerals.

Bradbury, J.A., 2000, Column Leach Testwork, Pan Core Samples, NA Degerstrom Inc, report to Latitude Minerals Corp.

Gathje, J.C., 1988, HRI Project 005-851, Cyanide Leach Tests of Three Pan Gold Ore Samples, Hazen Research Inc for Echo Bay Management Corp.

Golder Associates, Inc., 2010, Pan Project White Pine County, NV Draft Report on Scoping Level Pit Slope Evaluation for MGC Resources, Inc.

Harris, D., 2007, Pan Project Geology Map, Unpublished Geologic Map of the Pan Property, MGC Resources.

Harris, D., 2009, Pan Project White Pine County, Nevada NI 43-101 Technical Report, MGC Resources for Midway Gold Corp.

Hose, R.K and Blake, M.C., 1976, Part II, Mineral Resources, in Geology and Mineral Resources of White Pine County, Nevada, Nevada Bureau of Mines and Geology, Bulletin 85.

Jeanne, R.A., 1988, Pan Project, Operations Conducted in 1987, Echo Bay Exploration Inc., report to Lyle F. Campbell Trust.

Jeanne, R.A., 1988, Report on Exploration, Pan Project, White Pine County, Nevada, Echo Bay Exploration, Inc., Internal Report.

KCA, 2004, T. Albert, Pan Metallurgical Program, Kappes, Cassiday, & Associates, for Castleworth Ventures.

McClelland, G.E., 1987, Report on Column Percolation Leach Tests on Pan Jasperoids, ML Job No. 1049, McClelland Laboratories, Inc, memorandum to Echo Bay Management Corp.

McClelland, G.E., 1987, Interim Report on Preliminary Cyanidation Testwork on Pan Jasperoids, MLI Job No. 1049, McClelland Laboratories Inc. memorandum to Echo Bay Management Corp.

MDA, 2005, M. Gustin. Pan Gold Project, Updated Technical Report, White Pine County, Nevada USA, Prepared by Mine Development Associates Mine Engineering Services for Castleworth Ventures Inc. January 2005.

Muerhoff, C.V., 2003, Technical Report, Pan Gold Project, White Pine County, Nevada, USA, Mine Development Associates, Inc, Independent technical report prepared for Castleworth Ventures Inc.

Myers, I.A., 1990, Status of Pan Project, Alta Gold Co., internal memorandum.

Myers, I.A., 1990, Update of Metallurgical Study of the Pan Deposits, Alta Gold Co. internal memorandum.

Myers, I.A., 1990, Final Review of Metallurgical Study Conucted for the Pan Project, Alta Gold internal memorandum.

Myers, I.A., 1990, Metallurgical Study, Pan Project, Alta Gold Co internal memorandum.

Myers, I.A., 1990, Pan Mineral Lease, 1989 Activities Report, Alta Bay Joint Venture, Alta Bay Venture Report to LFC Trust.

Myers, I.A., 1991,Pan Project, 1990 Annual Report, Alta Bay Joint Venture, Alta Bay Venture Report to LFC Trust.

Sherrin, C.H., 1988, Report on Agitate Cyanidation Tests - Pan Cuttings Composites, MLI Job No. 1140, McClelland Laboratories for Echo Bay Exploration.

Shrake, T., 1984, Geology and Hydrothermal Alteration of the Pan Disseminated Gold Occcurence, White Pine County, Nevada, M.S. Thesis, University of Idaho.

Smith, R.M., 1976, Part II, Mineral Resources, in Geology and Mineral Resources of White Pine County, Nevada, Nevada Bureau of Mines and Geology, Bulletin 85.

SRK, 2009, Draft Report, Pan Gold Project, White Pine County, Nevada, prepared for Confidential Client by SRK Consulting.

Thompson, P., 1987, Results of Assay Screen and Cyanide Leach Testing 3 Each Composite Ore Samples, Project o. P-1349, Dawson Metallurgical Laboratories, Inc, memorandum to Echo Bay Mines.

White, R. and Buxton, C., 1999, Resource Estimation and Exploration Potential for the Pan Gold Deposit, White Pine County, Nevada, Lynn Canal Geological Services report to Latitude Minerals Corp.

Western Regional Climate Website, 2008, Desert Research Institue (www.wrcc.dri.edu)

Wright, J.L., 2008, Pan Property Gravity Survey Phase II, GIS Database, Report to Midway Gold Corp, 16p

22.0 DATE AND SIGNATURE PAGE

WILLIAM J. CROWL

Vice President, Mining

Gustavson Associates, LLC

274 Union Boulevard, Suite 450

Lakewood, Colorado 80228

Telephone: 720-407-4062 Facsimile: 720-407-4067

Email: wcrowl@gustavson.com

CERTIFICATE of AUTHOR

I, William J. Crowl do hereby certify that:

1. I am currently employed as Vice President, Mining by Gustavson Associates, LLC at:

   274 Union Boulevard
   Suite 450
   Lakewood, Colorado 80228

2. I am a graduate of the University of Southern California with a Bachelor of Arts in Earth Science (1968), and an MSc. In Economic Geology from the University of Arizona in 1979, and have practiced my profession continuously since 1973.
3. I am a registered Professional Geologist in the State of Oregon (G573) and am a member in good standing of the Australian Institute of Mining and Metallurgy and the Society of Economic Geologists.
4. I have worked as a geologist for a total of 35 years since my graduation from university; as a graduate student, as an employee of a major mining company, a major engineering company, and as a consulting geologist.
5. I have read the definition of "qualified person" set out in NI 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.
6. I am responsible for the preparation of the technical report titled "NI 43-101 Preliminary Economic Assessment on The Pan Gold Project, White Pine County, Nevada," dated July 20, 2010 (the "Technical Report").
7. I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.
8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.
10. I have read NI 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.
11. I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 20th day of July, 2010.

/s/William J. Crowl (Signature)
Signature of Qualified Person

"William J. Crowl"
Print name of Qualified Person

DONALD E. HULSE

Principal Mining Engineer
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado 80228
Telephone: 720-407-4062 Facsimile: 720-407-4067
Email: dhulse@gustavson.com

CERTIFICATE of AUTHOR

I, Donald E. Hulse do hereby certify that:

1. I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

   274 Union Boulevard
   Suite 450
   Lakewood, Colorado 80228

2. I am a graduate of the Colorado School of Mines with a Bachelor of Science in Mining Engineering (1982), and have practiced my profession continuously since 1983.
3. I am a registered Professional Engineer in the State of Colorado (35269).
4. I have worked as a mining engineer for a total of 25 years since my graduation from university; as an employee of a major mining company, a major engineering company, and as a consulting engineer.
5. I have read the definition of "qualified person" set out in NI 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.
6. I am responsible for the preparation of the technical report titled "NI 43-101 Preliminary Economic Assessment on The Pan Gold Project, White Pine County, Nevada," dated July 20, 2010 (the "Technical Report").
7. I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.
8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.
10. I have read NI 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.
11. I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 20th day of July, 2010

/s/Donald E. Hulse (Signature)
Signature of Qualified Person

"Donald E. Hulse"
Print name of Qualified Person

TERRE A. LANE

Principal Mining Engineer

Gustavson Associates, LLC

274 Union Boulevard, Suite 450

Lakewood, Colorado 80228

Telephone: 720-407-4062 Facsimile: 720-407-4067

Email: tlane@gustavson.com

CERTIFICATE of AUTHOR

I, Terre A. Lane do hereby certify that:

1. I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

   274 Union Boulevard
   Suite 450
   Lakewood, Colorado 80228

2. I am a graduate of the Michigan Technological University of Michigan with a Bachelor of Science degree in Mining Engineering (1982).
3. I am a member in good standing of the Australian Institute of Mining and Metallurgy.
4. I have worked as a Mine Engineer for a total of 22 years since my graduation from university; as an employee of several mining companies, an engineering company, a mine development and mine construction company, an exploration company, and as a consulting engineer.
5. I have read the definition of "qualified person" set out in NI 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.
6. I am responsible for the preparation of the technical report titled "NI 43-101 Preliminary Economic Assessment on The Pan Gold Project, White Pine County, Nevada," dated July 20, 2010 (the "Technical Report"). A personal visit of the subject properties was conducted on May 27, 2010.
7. I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.
8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.
10. I have read NI 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.
11. I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 20th day of July, 2010.

/s/Terre A. Lane (Signature)
Signature of Qualified Person

"Terre A. Lane"
Print name of Qualified Person

23.0 APPENDIX

APPENDIX A

Significant Drillhole Intercepts, greater than 20 feet, and greater than 0.010 ozAu/st

Hole ID	Thickness	Average Grade	From	To
004-03	20	0.013	295	315
004-04	50	0.010	345	395
004-05	135	0.059	70	205
004-06	510	0.021	20	530
004-07	140	0.013	60	200
004-09	175	0.010	355	530
004-16	55	0.034	10	65
004-18	80	0.010	215	295
004-21	35	0.011	110	145
004-22	300	0.032	0	300
004-23	280	0.022	0	280
004-24	80	0.011	0	80
004-25	210	0.017	205	415
004-26	200	0.035	0	200
004-35	125	0.013	20	145
004-36	65	0.033	395	460
004-37	20	0.013	0	20
004-38	20	0.014	40	60
004-38	130	0.015	305	435
004-40	70	0.017	185	255
03-01	195	0.011	0	195
03-01	220	0.016	215	435
03-02	555	0.033	0	555
03-03	115	0.028	5	120
03-03	20	0.011	155	175
03-04	110	0.011	190	300

Hole ID	Thickness	Average Grade	From	To
03-07	60	0.038	30	90
03-09	75	0.043	75	150
03-10	130	0.052	130	260
03-11	25	0.023	0	25
03-12	25	0.015	0	25
03-19	50	0.014	0	50
03-20	55	0.019	0	55
04-41	290	0.023	15	305
04-42	40	0.010	270	310
04-44	30	0.016	10	40
04-45	170	0.016	95	265
04-45	65	0.013	525	590
04-46	315	0.011	0	315
04-46	35	0.012	335	370
04-47	55	0.010	25	80
04-47	45	0.025	240	285
04-48	300	0.022	0	300
04-49	80	0.010	0	80
04-49	180	0.022	20	200
04-51	130	0.011	45	175
04-52	175	0.014	25	200
04-52	415	0.016	70	485
04-54	260	0.022	15	275
04-55	395	0.015	0	395
04-56	470	0.011	0	470
04-57	330	0.010	180	510
04-58	115	0.020	0	115
04-58	210	0.016	135	345
04-59	305	0.016	80	385
04-60	95	0.017	70	165

Hole ID	Thickness	Average Grade	From	To
04-60	20	0.014	370	390
04-62	205	0.014	0	205
04-64	70	0.050	0	70
04-C-1	195	0.044	0	195
04-C-2	60	0.018	0	60
04-C-2	40	0.033	95	135
04-C-2	20	0.016	155	175
04-C-3	48.5	0.013	45	93.5
04-C-4	300	0.017	0	300
04-C-5	325	0.041	0	325
04-C-6	115	0.048	0	115
05-01	120	0.046	0	120
05-02	55	0.022	0	55
05-03	90	0.039	0	90
05-05	45	0.038	0	45
05-06	25	0.022	0	25
05-101	20	0.012	10	30
05-101	25	0.014	80	105
05-103	45	0.027	60	105
05-11	20	0.010	95	115
05-11	20	0.010	135	155
05-115	40	0.023	110	150
05-12	30	0.017	85	115
05-13	20	0.021	40	60
05-15	25	0.011	0	25
05-17	30	0.013	10	40
05-18	80	0.036	0	80
05-20	40	0.021	5	45
05-22	125	0.017	10	135
05-26	25	0.046	0	25

Hole ID	Thickness	Average Grade	From	To
05-26	25	0.013	60	85
05-27	95	0.012	0	95
05-28A	80	0.022	0	80
05-28B	80	0.014	15	95
05-31	30	0.018	190	220
05-32	25	0.022	165	190
05-33	45	0.024	135	180
05-33	105	0.015	255	360
05-34	20	0.056	55	75
05-54	55	0.016	0	55
05-55	25	0.015	55	80
05-70	30	0.011	75	105
05-73	25	0.016	5	30
05-73	20	0.010	100	120
05-75	40	0.012	90	130
05-89	95	0.013	5	100
05-90	20	0.038	5	25
05-91	60	0.022	0	60
05-92	50	0.032	5	55
05-98	50	0.027	0	50
06-122	30	0.021	210	240
06-132	50	0.016	95	145
06-133	65	0.017	155	220
06-134	90	0.013	70	160
06-200	35	0.036	85	120
06-204	25	0.023	70	95
06-207	30	0.031	0	30
06-210	80	0.015	70	150
06-211	170	0.027	15	185
06-212	90	0.013	0	90

Hole ID	Thickness	Average Grade	From	To
06-213	180	0.016	35	215
06-214	100	0.022	35	135
06-215	90	0.011	0	90
06-216	95	0.025	5	100
06-221	200	0.024	45	245
06-222	25	0.022	25	50
06-225	25	0.014	145	170
06-229	40	0.023	150	190
06-230	45	0.026	90	135
06-236	20	0.011	0	20
06-237	55	0.026	0	55
06-237	20	0.016	20	40
06-239	75	0.016	40	115
06-239	65	0.035	130	195
06-240	55	0.036	0	55
06-242	50	0.034	85	135
06-242	25	0.018	160	185
06-255	25	0.013	45	70
06-255	25	0.021	155	180
06-259	145	0.018	215	360
06-259	30	0.017	75	105
06-259	20	0.010	145	165
06-266	60	0.016	0	60
06-267	120	0.027	60	180
06-268	40	0.022	240	280
06-269	70	0.013	75	145
06-270	310	0.011	5	315
06-276	60	0.013	10	70
06-276	20	0.015	130	150
06-277	25	0.012	55	80

Hole ID	Thickness	Average Grade	From	To
06-279	145	0.019	0	145
06-280	20	0.016	0	20
06-281	50	0.027	0	50
06-284	60	0.026	5	65
06-288	75	0.014	0	75
06-288	55	0.023	245	300
06-290	380	0.021	20	400
06-291	50	0.013	100	150
06-292	20	0.011	115	135
06-293	125	0.016	640	765
AP-109	35	0.015	185	220
AP-110	205	0.015	170	375
AP-112	30	0.014	270	300
AP-113	95	0.027	155	250
AP-113B	55	0.012	5	60
AP-113B	215	0.032	145	360
AP-114	30	0.015	0	30
AP-114	90	0.016	45	135
AP-114	185	0.042	235	420
AP-114	105	0.029	285	390
AP-116C	120	0.025	210	330
AP-116C	20	0.020	345	365
AP-116C	20	0.017	400	420
AP-117	25	0.015	20	45
AP-117	35	0.011	250	285
AP-117	180	0.032	300	480
AP-118	155	0.017	5	160
AP-118	25	0.024	195	220
AP-118	60	0.024	325	385
AP-119	110	0.027	345	455

Hole ID	Thickness	Average Grade	From	To
AP-122	225	0.036	55	280
AP-122	35	0.011	305	340
AP-123	200	0.018	40	240
AP-123	85	0.030	255	340
AP-124	95	0.028	90	185
AP-125	20	0.013	130	150
EP-02	40	0.031	85	125
EP-03	40	0.019	160	200
EP-04	85	0.013	0	85
EP-064	35	0.017	70	105
EP-064	85	0.016	120	205
EP-065	205	0.029	0	205
EP-066	45	0.012	0	45
EP-067	165	0.031	90	255
EP-068	85	0.028	0	85
EP-069	25	0.018	55	80
EP-069	80	0.024	115	195
EP-07	130	0.039	20	150
EP-070	90	0.010	55	145
EP-072	25	0.012	10	35
EP-073	25	0.011	5	30
EP-075	70	0.019	0	70
EP-075	25	0.015	80	105
EP-076	40	0.010	30	70
EP-082	360	0.031	0	360
EP-083	120	0.011	0	120
EP-085	35	0.019	0	35
EP-086	20	0.012	10	30
EP-086	25	0.012	50	75
EP-086	35	0.010	85	120

Hole ID	Thickness	Average Grade	From	To
EP-087	325	0.024	5	330
EP-088	95	0.011	0	95
EP-088	55	0.031	115	170
EP-088	50	0.017	195	245
EP-089	275	0.020	55	330
EP-090	100	0.018	5	105
EP-091	100	0.016	5	105
EP-092	105	0.016	5	110
EP-092	40	0.013	120	160
EP-092	60	0.015	140	200
EP-094	50	0.013	10	60
EP-094	70	0.011	125	195
EP-095	50	0.012	0	50
EP-096	40	0.010	85	125
EP-099	90	0.016	70	160
EP-10	45	0.010	10	55
EP-100	135	0.042	45	180
EP-100	35	0.018	345	380
EP-101	30	0.010	90	120
EP-101	35	0.011	185	220
EP-101	50	0.016	275	325
EP-102	30	0.011	0	30
EP-104	65	0.017	0	65
EP-13	40	0.011	5	45
EP-13	80	0.013	65	145
EP-16	115	0.014	0	115
EP-18	50	0.012	0	50
EP-18	60	0.013	65	125
EP-19	150	0.017	0	150
EP-20	200	0.012	0	200

Hole ID	Thickness	Average Grade	From	To
EP-21	185	0.020	15	200
EP-22	135	0.010	0	135
EP-23	150	0.016	0	150
EP-24	145	0.019	0	145
EP-24	120	0.025	80	200
EP-26	25	0.017	25	50
EP-27	45	0.020	140	185
EP-28	135	0.014	65	200
EP-29	115	0.018	85	200
EP-30	60	0.018	40	100
EP-31	70	0.027	30	100
EP-33	145	0.010	0	145
EP-34	150	0.025	0	150
EP-35	50	0.021	135	185
EP-36	50	0.011	10	60
EP-38	200	0.015	0	200
EP-39	200	0.034	0	200
EP-45	100	0.010	5	105
EP-45	25	0.019	125	150
EP-46	150	0.031	0	150
EP-47	50	0.010	5	55
EP-48	150	0.019	0	150
EP-49	40	0.022	60	100
EP-50	20	0.041	80	100
EP-53	20	0.021	35	55
LPR-401	80	0.042	95	175
LPR-403	25	0.014	55	80
LPR-404	50	0.014	0	50
LPR-404	130	0.010	395	525
LPR-406	25	0.027	0	25

Hole ID	Thickness	Average Grade	From	To
LPR-406	25	0.020	45	70
LPR-406	130	0.043	95	225
LPR-407	200	0.018	10	210
LPR-408	160	0.022	50	210
LPR-409	595	0.019	0	595
LPR-410	125	0.013	65	190
LPR-410	105	0.019	265	370
LPR-410	150	0.010	450	600
LPR-411	185	0.019	0	185
LPR-411	75	0.021	240	315
LPR-411	75	0.015	360	435
LPR-412	165	0.043	0	165
LPR-412	85	0.014	205	290
LPR-412	30	0.016	460	490
LPR-413	30	0.010	10	40
LPR-413	30	0.011	65	95
LPR-413	330	0.019	135	465
LPR-414	60	0.033	140	200
LPR-414	100	0.011	230	330
LPR-415	40	0.020	0	40
LPR-415	148	0.059	85	233
LPR-416	80	0.023	0	80
LPR-500	70	0.020	0	70
LPR-500	145	0.045	85	230
LPR-501	80	0.027	120	200
LPR-502	430	0.021	0	430
LPR-503	105	0.024	0	105
LPR-503	20	0.010	145	165
LPR-503	75	0.013	250	325
LPR-504	315	0.020	0	315

Hole ID	Thickness	Average Grade	From	To
LPR-504	20	0.011	480	500
LPR-505	305	0.017	75	380
LPR-508	25	0.011	60	85
LPR-510	295	0.019	0	295
LPR-510	175	0.010	325	500
LPR-512	225	0.012	25	250
LPR-513	130	0.050	95	225
LPR-514	175	0.021	100	275
LPR-600	125	0.035	0	125
LPR-601	315	0.022	10	325
LPR-604	40	0.013	40	80
LPR-609	190	0.028	5	195
LPR-610	265	0.017	35	300
LPR-613	130	0.032	0	130
LPR-616	25	0.016	155	180
LPR-617	135	0.010	0	135
LPR-619	80	0.017	20	100
LPR-621	140	0.019	0	140
NP-127	160	0.042	35	195
NP-129	20	0.021	75	95
NP-129	50	0.011	110	160
NP-130	20	0.010	225	245
NP-131	160	0.017	0	160
NP-134	110	0.018	35	145
NP-135	160	0.014	90	250
NP-137	265	0.018	0	265
NP-138	45	0.012	20	65
NP-139	20	0.011	15	35
NP-139	35	0.014	70	105
NP-141	195	0.020	10	205

Hole ID	Thickness	Average Grade	From	To
NP-142	185	0.016	10	195
NP-144	70	0.015	95	165
NP-145	225	0.024	0	225
NP-146	40	0.035	10	50
NP-146	60	0.013	165	225
NP-147	265	0.020	0	265
NP-148	165	0.017	0	165
NP-150	20	0.011	60	80
NP-150	20	0.019	120	140
NP-151	130	0.013	60	190
NP-152	70	0.013	175	245
NP-154	90	0.024	155	245
NP-155	20	0.023	225	245
NP-157	155	0.016	30	185
NP-158	265	0.011	85	350
NP-159	160	0.015	0	160
NP-159	40	0.011	190	230
NP-160	20	0.010	80	100
NP-164	30	0.010	200	230
NP-165	75	0.011	190	265
NP-166	25	0.016	440	465
NP-168	50	0.018	245	295
NP-169	80	0.028	10	90
NP-169	80	0.014	315	395
NP-174	45	0.025	195	240
NP-180	35	0.015	0	35
NP-182	95	0.010	15	110
NP-184	85	0.014	55	140
NP-186	30	0.010	20	50
NP-186	125	0.026	80	205

Hole ID	Thickness	Average Grade	From	To
NP-200	55	0.015	150	205
NP-203	20	0.024	100	120
NP-203	120	0.020	130	250
NP-210	60	0.037	95	155
NP-210	35	0.032	170	205
NP-211	175	0.016	0	175
NP-212	40	0.011	100	140
NP-213	265	0.023	20	285
NP-214	150	0.010	180	330
NP-215	55	0.013	195	250
NP-217	50	0.022	215	265
NP-218	85	0.014	50	135
NP-219	105	0.010	30	135
NP-220	235	0.025	95	330
NP-221	225	0.019	0	225
NP-224	30	0.013	215	245
NP-225	305	0.023	0	305
NP-226	275	0.015	10	285
NP-227	25	0.026	145	170
NP-228	30	0.060	60	90
NP-229	40	0.012	10	50
NP-230	400	0.019	0	400
NP-233	105	0.018	255	360
NP-235	40	0.011	120	160
NP-236	130	0.015	140	270
NP-237	180	0.014	10	190
NP-242	135	0.025	40	175
NP-243	25	0.015	25	50
NP-246	30	0.015	30	60
NP-246	20	0.018	100	120

Hole ID	Thickness	Average Grade	From	To
NP-246	30	0.015	135	165
NP-246	60	0.013	225	285
NP-247	195	0.026	0	195
NP-260N	65	0.010	145	210
NP-261N	135	0.012	0	135
NP-262N	35	0.010	35	70
NP-262N	250	0.010	95	345
NP-263	345	0.013	0	345
NP-264	160	0.010	0	160
NP-264	205	0.035	200	405
NP-265	260	0.013	0	260
NP-266	70	0.010	0	70
NP-266	105	0.011	95	200
NP-282	345	0.020	0	345
NP-283	265	0.018	0	265
NP-284	60	0.020	15	75
NP-284	105	0.010	100	205
NP-306	65	0.016	0	65
NP-307	205	0.036	0	205
NP-308	280	0.021	5	285
PR-04	40	0.011	50	90
PR-06	45	0.010	80	125
PR-07	30	0.024	55	85
PR-10	145	0.013	0	145
PR-10A	105	0.016	5	110
PR-11	80	0.010	0	80
PR-14	60	0.033	0	60
PR-16	55	0.012	45	100
PR-19	95	0.021	20	115
PR-19	30	0.017	150	180

Hole ID	Thickness	Average Grade	From	To
PR-20	85	0.023	145	230
PR-21	130	0.013	0	130
PR-21A	55	0.010	200	255
PR-21A	70	0.012	375	445
PR-22	70	0.011	0	70
PR-23	105	0.014	260	365
PR-23	20	0.010	385	405
PR-24	20	0.013	0	20
PR-28	25	0.013	60	85
PR-29	80	0.021	235	315
PR-30	55	0.031	10	65
PR-30	70	0.060	100	170
PR-31	25	0.029	190	215
PR-37	315	0.018	10	325
PR-50	25	0.043	375	400
PR-51	120	0.013	10	130
PR-53	365	0.020	0	365
PR-58	70	0.011	220	290
PR-60	35	0.033	0	35
PR-61	35	0.011	110	145
PR-63	20	0.013	35	55
PR-67	125	0.030	55	180
PR-68	155	0.012	0	155
PR-68	170	0.021	190	360
PR-70	120	0.021	180	300
PR-71	60	0.020	30	90
PR-75	85	0.014	0	85
PR-76	100	0.015	0	100
PR-77	35	0.017	0	35
PR-77	40	0.028	110	150

Hole ID	Thickness	Average Grade	From	To
PR-78	150	0.015	0	150
PR-79	200	0.012	0	200
PR-81	120	0.010	20	140
PR-82	35	0.013	65	100
PX-1H	60	0.013	240	300
PX-3H	35	0.027	0	35
PX-4H	65	0.022	0	65
SP-187	320	0.015	0	320
SP-189	25	0.029	120	145
SP-189	120	0.024	260	380
SP-190	135	0.017	35	170
SP-190	30	0.028	220	250
SP-190	45	0.060	320	365
SP-190	25	0.025	400	425
SP-192	345	0.025	0	345
SP-193	255	0.032	15	270
SP-193	85	0.014	305	390
SP-194	55	0.014	0	55
SP-194	225	0.031	120	345
SP-195	30	0.014	10	40
SP-195	40	0.032	70	110
SP-195	245	0.018	125	370
SP-196	160	0.055	55	215
SP-197	185	0.014	85	270
SP-204	225	0.014	155	380
SP-207	25	0.014	5	30
SP-208	30	0.017	125	155
SP-208	25	0.011	215	240
SP-245	80	0.024	75	155
SP-245	60	0.015	345	405

Hole ID	Thickness	Average Grade	From	To
SP-249	85	0.014	30	115
SP-249	135	0.031	150	285
SP-250	195	0.029	110	305
SP-251	65	0.018	70	135
SP-251	20	0.010	225	245
SP-252	105	0.011	25	130
SP-252	40	0.010	160	200
SP-252	40	0.015	255	295
SP-253	320	0.016	0	320
SP-254	20	0.010	275	295
SP-255	220	0.011	105	325
SP-256	85	0.010	0	85
SP-256	130	0.022	125	255
SP-257	90	0.018	0	90
SP-257	35	0.015	205	240
SP-259	210	0.012	155	365
SP-260S	250	0.017	0	250
SP-260S	35	0.017	285	320
SP-261S	35	0.011	0	35
SP-261S	225	0.013	115	340
SP-262S	25	0.012	30	55
SP-267	40	0.011	60	100
SP-267	30	0.021	135	165
SP-268	155	0.020	0	155
SP-268	190	0.019	295	485
SP-269	150	0.013	275	425
SP-275	85	0.023	100	185
SP-275	100	0.019	210	310
SP-276	25	0.012	5	30
SP-276	50	0.018	315	365

Hole ID	Thickness	Average Grade	From	To
SP-277	105	0.014	0	105
SP-278	25	0.011	165	190
SP-278	90	0.024	300	390
SP-280	30	0.023	5	35
SP-287	25	0.012	0	25
SP-289	125	0.015	0	125
SP-290	115	0.015	270	385
SP-291	25	0.011	340	365
SP-292	45	0.021	15	60
SP-293	115	0.020	0	115
SP-295	30	0.012	115	145
SP-295	55	0.029	195	250
SP-296	85	0.013	50	135
SP-297	40	0.013	5	45
SP-297	55	0.011	75	130
SP-297	80	0.016	305	385
SP-298	60	0.016	0	60
SP-299	100	0.011	0	100
SP-299	240	0.012	145	385
SP-300	115	0.010	0	115
SP-301	95	0.029	30	125
SP-301	80	0.020	225	305
SP-302	30	0.013	20	50
SP-302	180	0.032	95	275
SP-310	20	0.010	100	120
SP-311	25	0.020	360	385
PN07-03	140	0.020	210	350
PN07-04	75	0.060	140	215
PN07-04	85	0.016	365	450
PN07-05	55	0.031	140	195

Hole ID	Thickness	Average Grade	From	To
PN07-06	65	0.032	35	100
PN07-07	60	0.022	95	155
PN07-07	25	0.013	240	265
PN07-18	55	0.011	300	355
PN07-21	65	0.048	20	85
PN07-22	25	0.032	0	25
PN07-29	115	0.011	75	190
PN07-29	105	0.013	270	375
PN07-30	155	0.014	30	185
PN07-31	120	0.021	50	170
PN07-34	20	0.027	375	395
PN07-37	45	0.016	270	315
PN07-38	55	0.016	135	190
PN07-38	25	0.011	255	280
PN07-38	35	0.012	315	350
PN07-39	125	0.015	200	325
PN07-40	50	0.011	125	175
PN07-42	35	0.018	40	75
PN07-42	60	0.022	120	180
PN07-42	80	0.018	205	285
PN07-43	25	0.011	205	230
PN07-46	70	0.010	110	180
PN07-47	90	0.029	20	110
PN07-47	20	0.013	155	175
PN07-47	25	0.013	210	235
PN07-48	20	0.011	65	85
PN07-48	20	0.014	105	125
PN07-50	90	0.036	0	90
PN07-54	45	0.013	235	280
PN07-54	55	0.011	335	390

Hole ID	Thickness	Average Grade	From	To
PN07-56	25	0.013	190	215
PN07-58	100	0.014	5	105
PN07-65	315	0.024	0	315
PN07-77	35	0.012	90	125
PN07-78	195	0.041	0	195
PN07-81	40	0.027	120	160
PN07-85	145	0.011	70	215
PN07-90	30	0.020	185	215
PN07-99	105	0.014	330	435
PN07-103	75	0.019	0	75
PN07-103	20	0.015	180	200
PN07-107	55	0.028	105	160
PN07-108	50	0.021	70	120
PN08-02	40	0.052	40	80
PN08-04	295	0.012	5	300
PN08-04A	290	0.013	0	290
PN08-06	165	0.023	80	245
PN08-06	40	0.014	325	365
PN08-07	60	0.087	5	65
PN08-08	20	0.016	5	25
PN08-09	65	0.015	40	105
PN08-09	45	0.062	205	250
PN08-09	120	0.021	390	510
PN08-10	45	0.020	10	55
PN08-10	325	0.024	75	400
PN08-11	345	0.026	0	345
PN08-12	280	0.028	65	345
PN08-12	20	0.010	485	505
PN08-12	85	0.014	580	665
PN08-13	140	0.052	50	190

Hole ID	Thickness	Average Grade	From	To
PN08-13	20	0.022	320	340
PN08-19	75	0.020	25	100
PN08-20	160	0.023	30	190
PN08-21	105	0.012	45	150
PN08-21	20	0.011	245	265
PN08-24	35	0.014	360	395
PN08-27	25	0.010	460	485
PN08-27	35	0.013	515	550
PN08-28	30	0.010	665	695
PN08-32	50	0.015	0	50
PN08-33	20	0.017	165	185
PN08-36	40	0.011	30	70
PN08-36	35	0.028	105	140

APPENDIX B

Pan Property Claim List (Source: MGC)

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
PAN # 37	NMC37169	419	430
PAN # 38	NMC37170	419	431
PAN # 63	NMC37172	419	433
PAN # 65	NMC37173	419	434
PAN # 67	NMC37174	419	435
PAN # 69	NMC37175	419	436
PE # 50	NMC427129	113	210
PE # 52	NMC427131	113	212
PE # 54	NMC427133	113	214
PAN # 71	NMC57946	426	209
PAN # 72	NMC57947	426	210
PAN # 73	NMC57948	426	211
PAN # 74	NMC57949	426	212
PAN # 22	NMC61102	426	480
PAN # 23	NMC61103	426	481
PAN # 24	NMC61104	426	482
PAN # 25	NMC61105	426	483
PAN # 26	NMC61106	426	484
PAN # 27	NMC61107	426	485
PAN # 28	NMC61108	426	486
PAN # 34	NMC61114	426	492
PAN # 35	NMC61115	426	493
PAN # 36	NMC61116	426	494
PAN #119	NMC205565	470	471
LAT 9	NMC815131	313	246
LAT 10	NMC815132	313	247
LAT 11	NMC815133	313	248
LAT 12	NMC815134	313	249

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
LAT 13	NMC815135	313	250
LAT 14	NMC815136	313	251
LAT 15	NMC815137	313	252
LAT 16	NMC815138	313	253
LAT 17	NMC815139	313	254
LAT 18	NMC815140	313	255
LAT 19	NMC815141	313	256
LAT 20	NMC815142	313	257
LAT 21	NMC815143	313	258
LAT 22	NMC815144	313	259
LAT 23	NMC815145	313	260
LAT 24	NMC815146	313	261
LAT 25	NMC815147	313	262
LAT 26	NMC815148	313	263
LAT 27	NMC815149	313	264
LAT 28	NMC815150	313	265
LAT 29	NMC815151	313	266
LAT 30	NMC815152	313	267
LAT 31	NMC815153	313	268
LAT 32	NMC815154	313	269
LAT 33	NMC815155	313	270
LAT 34	NMC815156	313	271
LAT 35	NMC815157	313	272
LAT 36	NMC815158	313	273
LAT 37	NMC815159	313	274
LAT 38	NMC815160	313	275
LAT 40	NMC815161	313	276
LAT 42	NMC815162	313	277
LAT 44	NMC815163	313	278
LAT 46	NMC815164	313	279
LAT 48	NMC815165	313	281
LAT 49	NMC815166	313	282

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
LAT 50	NMC815167	313	283
LAT 51	NMC815168	313	284
LAT 52	NMC815169	313	285
LAT 53	NMC815170	313	286
LAT 54	NMC815171	313	287
LAT 55	NMC815172	313	288
LAT 56	NMC815173	313	289
LAT 57	NMC815174	313	290
LAT 58	NMC815175	313	291
LAT 59	NMC815176	313	292
LAT 60	NMC815177	313	293
LAT 47	NMC815178	313	280
LAT 61	NMC815179	313	294
LAT 62	NMC815180	313	295
LAT 63	NMC815181	313	296
LAT 64	NMC815182	313	297
LAT 65	NMC815183	313	298
NC 30	NMC958546	479	181
NC 31	NMC958547	479	182
NC 32	NMC958548	479	183
NC 33	NMC958549	479	184
NC 34	NMC958550	479	185
NC 35	NMC958551	479	186
NC 36	NMC958552	479	187
NC 37	NMC958553	479	188
NC 38	NMC958554	479	189
NC 39	NMC958555	479	190
NC 40	NMC958556	479	191
NC 41	NMC958557	479	192
NC 42	NMC958558	479	193
NC 43	NMC958559	479	194
NC 44	NMC958560	479	195

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	**BLM NMC**	**Book**	**Page**
NC 45	NMC958561	479	196
NC 46	NMC958562	479	197
NC 47	NMC958563	479	198
NC 48	NMC958564	479	199
NC 49	NMC958565	479	200
NC 50	NMC958566	479	201
NC 51	NMC958567	479	202
NC 52	NMC958568	479	203
NC 59	NMC958575	479	210
NC 60	NMC958576	479	211
NC 61	NMC958577	479	212
NC 62	NMC958578	479	213
NC 63	NMC958579	479	214
NC 64	NMC958580	479	215
NC 65	NMC958581	479	216
NC 66	NMC958582	479	217
NC 67	NMC958583	479	218
NC 68	NMC958584	479	219
NC 69	NMC958585	479	220
NC 70	NMC958586	479	221
NC 71	NMC958587	479	222
NC 72	NMC958588	479	223
NC 94	NMC958610	479	245
NC 95	NMC958611	479	246
NC 96	NMC958612	479	247
NC 97	NMC958613	479	248
NC 98	NMC958614	479	249
NC 99	NMC958615	479	250
NC 100	NMC958616	479	251
NC 101	NMC958617	479	252
NC 102	NMC958618	479	253
NC 103	NMC958619	479	254

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
NC 104	NMC958620	479	255
NC 105	NMC958621	479	256
NC 106	NMC958622	479	257
NC 107	NMC958623	479	258
NC 108	NMC958624	479	259
NC 109	NMC958625	479	260
NC 110	NMC958626	479	261
NC 111	NMC958627	479	262
NC 112	NMC958628	479	263
NC 113	NMC958629	479	264
NC 114	NMC958630	479	265
NC 115	NMC958631	479	266
NC 116	NMC958632	479	267
NC 117	NMC958633	479	268
NC 118	NMC958634	479	269
NC 119	NMC958635	479	270
NC 120	NMC958636	479	271
NC 121	NMC958637	479	272
NC 124	NMC958638	479	273
NC 125	NMC958639	479	274
NC 126	NMC958640	479	275
NC 127	NMC958641	479	276
NC 128	NMC958642	479	277
NC 129	NMC958643	479	278
NC 130	NMC958644	479	279
NC 133	NMC958645	479	280
NC 134	NMC958646	479	281
NC 135	NMC958647	479	282
NC 136	NMC958648	479	283
NC 137	NMC958649	479	284
NC 138	NMC958650	479	285
NC 139	NMC958651	479	286

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	**BLM NMC**	**Book**	**Page**
NC 142	NMC958652	479	287
NC 143	NMC958653	479	288
NC 144	NMC958654	479	289
NC 145	NMC958655	479	290
NC 146	NMC958656	479	291
NC 149	NMC958657	479	292
NC 150	NMC958658	479	293
NC 151	NMC958659	479	294
NC 152	NMC958660	479	295
NC 153	NMC958661	479	296
NC 154	NMC958662	479	297
NC 157	NMC958663	479	298
NC 158	NMC958664	479	299
NC 159	NMC958665	479	300
NC 160	NMC958666	479	301
NC 161	NMC958667	479	302
NC 162	NMC958668	479	303
NC 165	NMC958669	479	304
NC 166	NMC958670	479	305
NC 167	NMC958671	479	306
NC 168	NMC958672	479	307
NC 169	NMC958673	479	308
NC 170	NMC958674	479	309
CT 30	NMC980710	499	461
CT 31	NMC980711	499	462
CT 32	NMC980712	499	463
CT 33	NMC980713	499	464
CT 34	NMC980714	499	465
CT 35	NMC980715	499	466
CT 38	NMC980716	499	467
CT 39	NMC980717	499	468
CT 40	NMC980718	499	469

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	**BLM NMC**	**Book**	**Page**
CT 41	NMC980719	499	470
CT 42	NMC980720	499	471
CT 43	NMC980721	499	472
CT 46	NMC980722	499	473
CT 47	NMC980723	499	474
CT 48	NMC980724	499	475
CT 49	NMC980725	499	476
CT 50	NMC980726	499	477
CT 51	NMC980727	499	478
PETER 1	NMC980728	499	479
PETER 2	NMC980729	499	480
PETER 3	NMC980730	499	481
PETER 4	NMC980731	499	482
PETER 5	NMC980732	499	483
PETER 6	NMC980733	499	484
PETER 7	NMC980734	499	485
PETER 8	NMC980735	499	486
PETER 9	NMC980736	499	487
PETER 10	NMC980737	499	488
PETER 11	NMC980738	499	489
PETER 12	NMC980739	499	490
PETER 13	NMC980740	499	491
PETER 14	NMC980741	499	492
PETER 15	NMC980742	499	493
PETER 16	NMC980743	499	494
PETER 17	NMC980744	499	495
PETER 18	NMC980745	499	496
PETER 19	NMC980746	499	497
PETER 20	NMC980747	499	498
PETER 21	NMC980748	499	499
PETER 22	NMC980749	499	500
PETER 23	NMC980750	499	501

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
PETER 24	NMC980751	499	502
PETER 25	NMC980752	499	503
PETER 26	NMC980753	499	504
PETER 27	NMC980754	499	505
PETER 28	NMC980755	499	506
PETER 29	NMC980756	499	507
PETER 30	NMC980757	499	508
PETER 31	NMC980758	499	509
PETER 32	NMC980759	499	510
PETER 33	NMC980760	499	511
PETER 34	NMC980761	499	512
PETER 35	NMC980762	499	513
PETER 36	NMC980763	499	514
PETER 37	NMC980764	499	515
PETER 38	NMC980765	499	516
PETER 39	NMC980766	499	517
PETER 40	NMC980767	499	518
PETER 41	NMC980768	499	519
PETER 42	NMC980769	499	520
PETER 43	NMC980770	499	521
PETER 44	NMC980771	499	522
PETER 45	NMC980772	499	523
PETER 46	NMC980773	499	524
PETER 47	NMC980774	499	525
PETER 48	NMC980775	499	526
PETER 49	NMC980776	499	527
PETER 50	NMC980777	499	528
PETER 51	NMC980778	499	529
BSW 38	NMC980779	499	530
BSW 39	NMC980780	499	531
BSW 40	NMC980781	499	532
BSW 41	NMC980782	499	533

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
BSW 42	NMC980783	499	534
BSW 43	NMC980784	499	535
BSW 44	NMC980785	499	536
BSW 45	NMC980786	499	537
BSW 1	NMC980787	500	6
BSW 2	NMC980788	500	7
BSW 3	NMC980789	500	8
BSW 4	NMC980790	500	9
BSW 5	NMC980791	500	10
BSW 6	NMC980792	500	11
BSW 7	NMC980793	500	12
BSW 8	NMC980794	500	13
BSW 9	NMC980795	500	14
BSW 10	NMC980796	500	15
BSW 11	NMC980797	500	16
BSW 12	NMC980798	500	17
BSW 13	NMC980799	500	18
BSW 14	NMC980800	500	19
BSW 15	NMC980801	500	20
BSW 16	NMC980802	500	21
BSW 17	NMC980803	500	22
BSW 18	NMC980804	500	23
BSW 19	NMC980805	500	24
BSW 20	NMC980806	500	25
BSW 21	NMC980807	500	26
BSW 22	NMC980808	500	27
BSW 23	NMC980809	500	28
BSW 24	NMC980810	500	29
BSW 25	NMC980811	500	30
BSW 26	NMC980812	500	31
BSW 27	NMC980813	500	32
BSW 28	NMC980814	500	33

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	**BLM NMC**	**Book**	**Page**
BSW 29	NMC980815	500	34
BSW 30	NMC980816	500	35
BSW 31	NMC980817	500	36
BSW 32	NMC980818	500	37
BSW 33	NMC980819	500	38
BSW 34	NMC980820	500	39
BSW 35	NMC980821	500	40
BSW 36	NMC980822	500	41
BSW 37	NMC980823	500	42
BSW 46	NMC980824	500	43
BSW 47	NMC980825	500	44
PA 19	NMC980826	500	1
PA 21	NMC980827	500	2
PA 44	NMC980828	500	3
PA 46	NMC980829	500	4
PA 48	NMC980830	500	5
PE 56	NMC980831	449	538
NP 1	NMC980832	500	45
NP 2	NMC980833	500	46
NP 3	NMC980834	500	47
NP 4	NMC980835	500	48
NP 5	NMC980836	500	49
NP 6	NMC980837	500	50
NP 7	NMC980838	500	51
NP 8	NMC980839	500	52
NP 9	NMC980840	500	53
NP 10	NMC980841	500	54
NP 11	NMC980842	500	55
NP 12	NMC980843	500	56
NP 13	NMC980844	500	57
NP 14	NMC980845	500	58
NP 15	NMC980846	500	59

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
NP 16	NMC980847	500	60
NP 17	NMC980848	500	61
NP 18	NMC980849	500	62
NP 19	NMC980850	500	63
NP 20	NMC980851	500	64
NP 21	NMC980852	500	65
NP 22	NMC980853	500	66
NP 23	NMC980854	500	67
NP 24	NMC980855	500	68
NP 25	NMC980856	500	69
NP 26	NMC980857	500	70
NP 27	NMC980858	500	71
NP 28	NMC980859	500	72
NP 29	NMC980860	500	73
NP 30	NMC980861	500	74
NP 31	NMC980862	500	75
NP 32	NMC980863	500	76
NP 33	NMC980864	500	77
NP 34	NMC980865	500	78
NP 35	NMC980866	500	79
NP 36	NMC980867	500	80
NP 37	NMC980868	500	81
NP 38	NMC980869	500	82
NP 39	NMC980870	500	83
NP 40	NMC980871	500	84
NP 41	NMC980872	500	85
ET 1	NMC980873	500	86
ET 2	NMC980874	500	87
ET 3	NMC980875	500	88
ET 4	NMC980876	500	89
ET 5	NMC980877	500	90
ET 6	NMC980878	500	91

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
ET 7	NMC980879	500	92
ET 8	NMC980880	500	93
ET 9	NMC980881	500	94
ET 10	NMC980882	500	95
ET 11	NMC980883	500	96
ET 12	NMC980884	500	97
ET 13	NMC980885	500	98
ET 14	NMC980886	500	99
ET 15	NMC980887	500	100
ET 16	NMC980888	500	101
ET 17	NMC980889	500	102
ET 18	NMC980890	500	103
ET 19	NMC980891	500	104
ET 20	NMC980892	500	105
ET 21	NMC980893	500	106
ET 22	NMC980894	500	107
ET 23	NMC980895	500	108
ET 24	NMC980896	500	109
ET 25	NMC980897	500	110
ET 26	NMC980898	500	111
ET 27	NMC980899	500	112
ET 28	NMC980900	500	113
ET 29	NMC980901	500	114
ET 30	NMC980902	500	115
ET 31	NMC980903	500	116
ET 32	NMC980904	500	117
ET 33	NMC980905	500	118
ET 34	NMC980906	500	119
ET 35	NMC980907	500	120
ET 36	NMC980908	500	121
ET 37	NMC980909	500	122
ET 38	NMC980910	500	123

Owner: Gold Standard Royalty (Nevada) Inc.			
BLM NAME	BLM NMC	Book	Page
ET 39	NMC980911	500	124
ET 40	NMC980912	500	125
ET 41	NMC980913	500	126
GWEN 17	NMC984635	502	234
GWEN 18	NMC984636	502	235
PAN 111	NMC984637	502	228
PAN 112	NMC984638	502	229
PAN 114	NMC984639	502	230
PAN 120	NMC984640	502	231
PAN 121	NMC984641	502	232
PAN 122	NMC984642	502	233

Owner: Gold Standard Royalty (Nevada) Inc. - Overriding 1 percent Royalty			
BLM NAME	BLM NMC	Book	Page
PA 8A	NMC630283	186	299
PA 10	NMC630284	186	300
PA 12	NMC630285	186	301
PA 13	NMC630286	186	302
PA 14	NMC630287	186	303
PA 15	NMC630288	186	304
PA 16	NMC630289	186	305
PA 17	NMC630290	186	306
PA 18	NMC630291	186	307
PA 49A	NMC630323	186	308

Owner: MGC Resources Inc.			
BLM NAME	BLM NMC	Book	Page
NC 1	NMC958517	479	152
NC 2	NMC958518	479	153

Owner: MGC Resources Inc.			
BLM NAME	BLM NMC	Book	Page
NC 3	NMC958519	479	154
NC 4	NMC958520	479	155
NC 5	NMC958521	479	156
NC 6	NMC958522	479	157
NC 7	NMC958523	479	158
NC 8	NMC958524	479	159
NC 9	NMC958525	479	160
NC 10	NMC958526	479	161
NC 11	NMC958527	479	162
NC 12	NMC958528	479	163
NC 13	NMC958529	479	164
NC 14	NMC958530	479	165
NC 15	NMC958531	479	166
NC 16	NMC958532	479	167
NC 17	NMC958533	479	168
NC 18	NMC958534	479	169
NC 19	NMC958535	479	170
NC 20	NMC958536	479	171
NC 21	NMC958537	479	172
NC 22	NMC958538	479	173
NC 23	NMC958539	479	174
NC 24	NMC958540	479	175
NC 25	NMC958541	479	176
NC 26	NMC958542	479	177
NC 27	NMC958543	479	178
NC 28	NMC958544	479	179
NC 29	NMC958545	479	180
NC 53	NMC958569	479	204
NC 54	NMC958570	479	205
NC 55	NMC958571	479	206
NC 56	NMC958572	479	207
NC 57	NMC958573	479	208

Owner: MGC Resources Inc.			
BLM NAME	BLM NMC	Book	Page
NC 58	NMC958574	479	209
NC 73	NMC958589	479	224
NC 74	NMC958590	479	225
NC 75	NMC958591	479	226
NC 76	NMC958592	479	227
NC 77	NMC958593	479	228
NC 78	NMC958594	479	229
NC 79	NMC958595	479	230
NC 80	NMC958596	479	231
NC 81	NMC958597	479	232
NC 82	NMC958598	479	233
NC 83	NMC958599	479	234
NC 84	NMC958600	479	235
NC 85	NMC958601	479	236
NC 86	NMC958602	479	237
NC 87	NMC958603	479	238
NC 88	NMC958604	479	239
NC 89	NMC958605	479	240
NC 90	NMC958606	479	241
NC 91	NMC958607	479	242
NC 92	NMC958608	479	243
NC 93	NMC958609	479	244
GWEN 1	NMC965337	489	126
GWEN 2	NMC965338	489	127
GWEN 3	NMC965339	489	128
GWEN 4	NMC965340	489	129
GWEN 5	NMC965341	489	130
GWEN 6	NMC965342	489	131
GWEN 7	NMC965343	489	132
GWEN 8	NMC965344	489	133
GWEN 9	NMC965345	489	134
GWEN 10	NMC965346	489	135

Owner: MGC Resources Inc.			
BLM NAME	BLM NMC	Book	Page
GWEN 11	NMC965347	489	136
GWEN 12	NMC965348	489	137
GWEN 13	NMC965349	489	138
GWEN 14	NMC965350	489	139
GWEN 15	NMC965351	489	140
GWEN 16	NMC965352	489	141
GWEN 49	NMC977345	497	483
GWEN 50	NMC977346	497	484
GWEN 51	NMC977347	497	485
GWEN 52	NMC977348	497	486
GWEN 53	NMC977349	497	487
GWEN 54	NMC977350	497	488
GWEN 55	NMC977351	497	489
GWEN 58	NMC977352	497	490
GWEN 59	NMC977353	497	491
GWEN 60	NMC977354	497	492
GWEN 61	NMC977355	497	493
GWEN 62	NMC977356	497	494
GWEN 63	NMC977357	497	495
GWEN 64	NMC977358	497	496
GWEN 65	NMC977359	497	497
GWEN 19	NMC984556	502	236
GWEN 20	NMC984557	502	237
GWEN 21	NMC984558	502	238
GWEN 22	NMC984559	502	239
GWEN 23	NMC984560	502	240
GWEN 24	NMC984561	502	241
GWEN 25	NMC984562	502	242
GWEN 26	NMC984563	502	243
GWEN 27	NMC984564	502	244
GWEN 28	NMC984565	502	245
GWEN 29	NMC984566	502	246

Owner: MGC Resources Inc.			
BLM NAME	**BLM NMC**	**Book**	**Page**
GWEN 30	NMC984567	502	247
GWEN 31	NMC984568	502	248
GWEN 32	NMC984569	502	249
GWEN 33	NMC984570	502	250
GWEN 34	NMC984571	502	251
GWEN 35	NMC984572	502	252
GWEN 36	NMC984573	502	253
GWEN 37	NMC984574	502	254
GWEN 38	NMC984575	502	255
GWEN 39	NMC984576	502	256
GWEN 40	NMC984577	502	257
GWEN 41	NMC984578	502	258
GWEN 42	NMC984579	502	259
GWEN 43	NMC984580	502	260
GWEN 44	NMC984581	502	261
GWEN 45	NMC984582	502	262
GWEN 46	NMC984583	502	263
GWEN 47	NMC984584	502	264
GWEN 48	NMC984585	502	265

GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

B.C. Securities Commission
Alberta Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

Re: Midway Gold Corp. (the "Company")

Pursuant to Section 8.3 of National Instrument 43-101, this letter is being filed as the consent of Donald E. Hulse, P.E. to the use and public filing of the technical report entitled "NI 43-101 Preliminary Economic Assessment of the PAN GOLD PROJECT, White Pine County, Nevada" dated July 20, 2010 (the "Technical Report"), by the Company. I confirm that I have read the Company's News Release dated July 20, 2010, relating to the Technical Report, that it fairly and accurately represents the information in the technical report, and I consent to the use and public filing of the extracts of the technical report contained therein.

Dated this 22nd day of July, 2010

DONALD E. HULSE, P.E.

Signed

5757 Central Ave Suite D Boulder, CO 80301 USA +1 (303) 443-2209 FAX +1 (303) 443-3156
Mining Office: 274 Union Blvd., Suite 450, Lakewood, CO 80228 USA +1 (720) 407-4062 FAX +1 (720) 407-4067
http://www.gustavson.com gustavson@gustavson.com

GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

B.C. Securities Commission
Alberta Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

Re: Midway Gold Corp. (the "Company")

Pursuant to Section 8.3 of National Instrument 43-101, this letter is being filed as the consent of William J. Crowl, R.G. to the use and public filing of the technical report entitled "NI 43-101 Preliminary Economic Assessment of the PAN GOLD PROJECT, White Pine County, Nevada" dated July 20, 2010 (the "Technical Report"), by the Company. I confirm that I have read the Company's News Release dated July 20, 2010, relating to the Technical Report, that it fairly and accurately represents the information in the technical report, and I consent to the use and public filing of the extracts of the technical report contained therein.

Dated this 22nd day of July, 2010

WILLIAM J. CROWL, R.G.

William J. Crowl

Signed

5757 Central Ave Suite D Boulder, CO 80301 USA +1 (303) 443-2209 FAX +1 (303) 443-3156
Mining Office: 274 Union Boulevard Suite 450 Lakewood, CO 80228 USA +1 (720) 407-4062 FAX +1 (720) 407-4067
http://www.gustavson.com gustavson@gustavson.com

GUSTAVSON ASSOCIATES
GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

B.C. Securities Commission
Alberta Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

Re: Midway Gold Corp. (the "Company")

Pursuant to Section 8.3 of National Instrument 43-101, this letter is being filed as the consent of Terre A. Lane to the use and public filing of the technical report entitled "NI 43-101 Preliminary Economic Assessment of the PAN GOLD PROJECT, White Pine County, Nevada" dated July 20, 2010 (the "Technical Report"), by the Company. I confirm that I have read the Company's News Release dated July 20, 2010, relating to the Technical Report, that it fairly and accurately represents the information in the technical report, and I consent to the use and public filing of the extracts of the technical report contained therein.

Dated this 22nd day of July, 2010

TERRE A. LANE

Signed

5757 Central Ave Suite D Boulder, CO 80301 USA +1 (303) 443-2209 FAX +1 (303) 443-3156
Mining Office: 274 Union Blvd., Suite 460, Lakewood, CO 80228 USA +1 (720) 407-4062 FAX +1 (720) 407-4067
http://www.gustavson.com gustavson@gustavson.com